UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.    )

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TESLA, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 11, 2019

Dear Tesla Stockholders:

We are pleased to inform you that our 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”) will be held on Tuesday, June 11, 2019, at 2:30 p.m. Pacific Time, at the Computer History Museum located at 1401 N. Shoreline Blvd., Mountain View, CA 94043. For your convenience, we will also webcast the 2019 Annual Meeting live via the Internet at www.tesla.com/2019shareholdermeeting. The agenda of the 2019 Annual Meeting will be the following items of business, which are more fully described in this proxy statement:

Agenda Item	Board Vote Recommendation

1.    A Tesla proposal to elect two Class III directors to serve for a term of three years, subject to the approval of Proposal Five, or until their respective successors are duly elected and qualified (“Proposal One”).

“FOR”

2. A Tesla proposal to approve the Tesla, Inc. 2019 Equity Incentive Plan (“Proposal Two”).	“FOR”

3. A Tesla proposal to approve the Tesla, Inc. 2019 Employee Stock Purchase Plan (“Proposal Three”).	“FOR”

4. A Tesla proposal to approve and adopt amendments to our certificate of incorporation and bylaws to eliminate applicable supermajority voting requirements (“Proposal Four”).	“FOR”

5. A Tesla proposal to approve an amendment to our certificate of incorporation to reduce director terms from three years to two years (“Proposal Five”).	“FOR”

6. A Tesla proposal to ratify the appointment of PricewaterhouseCoopers LLP as Tesla’s independent registered public accounting firm for the fiscal year ending December 31, 2019 (“Proposal Six”).	“FOR”

7. A stockholder proposal regarding a public policy committee, if properly presented (“Proposal Seven”).	“AGAINST”

8. A stockholder proposal regarding simple majority voting provisions in our governing documents, if properly presented (“Proposal Eight”).	“AGAINST”

All stockholders as of close of business on April 15, 2019 are cordially invited to attend the 2019 Annual Meeting in person. Please read this proxy statement carefully to ensure that you have proper evidence of stock ownership as of April 15, 2019, as we will not be able to accommodate guests without such evidence at the 2019 Annual Meeting.

We are providing our proxy materials to our stockholders over the Internet. This reduces our environmental impact and our costs while ensuring our stockholders have timely access to this important information. Accordingly, stockholders of record at the close of business on April 15, 2019, will receive a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) with details on accessing these materials. Beneficial owners of Tesla common stock at the close of business on April 15, 2019 will receive separate notices on behalf of their brokers, banks or other intermediaries through which they hold shares.

Your vote is very important. Whether or not you plan to attend the 2019 Annual Meeting, we encourage you to read the proxy statement and vote as soon as possible. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers About the 2019 Annual Meeting and Procedural Matters” and the instructions on the Notice of Internet Availability or the notice you receive from your broker, bank or other intermediary.

If you have any questions concerning any Proposal to be voted on at the 2019 Annual Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of Tesla common stock, please contact Tesla’s proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue

New York, NY 10022

Stockholders Call Toll Free: (877) 717-3929

International Callers: +1 (412) 232-3651

Thank you for your ongoing support of Tesla.

Elon Musk	Robyn Denholm

PROXY STATEMENT

FOR 2019 ANNUAL MEETING OF STOCKHOLDERS

Table of Contents

Page
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 11, 2019	1
Questions and Answers About the 2019 Annual Meeting and Procedural Matters	1
Proposal One — Tesla Proposal for Election of Directors	9
General	9
Nominees for Class III Directors	10
Information Regarding the Board and Director Nominees	11
Proposal Two — Tesla Proposal for Approval of Tesla, Inc. 2019 Equity Incentive Plan	15
Background	15
Key Considerations	15
Summary of the 2019 Plan	18
New Plan Benefits	22
Summary of Material U.S. Federal Income Tax Considerations	22
Other Information	23
Proposal Three — Tesla Proposal for Approval of Tesla, Inc. 2019 Employee Stock Purchase Plan	24
Background	24
Summary of the 2019 ESPP	24
New Plan Benefits	26
Summary of Material U.S. Federal Income Tax Considerations	26
Other Information	27
Proposal Four — Tesla Proposal for Approval and Adoption of Amendments to Certificate of Incorporation and Bylaws to Eliminate Applicable Supermajority Voting Requirements	28
General	28
Summary of the Proposed Amendments	29
Proposal Five — Tesla Proposal for Approval of Amendment to Certificate of Incorporation to Reduce Director Terms	30
General	30
Summary of the Proposed Amendment	30
Proposal Six — Tesla Proposal for Ratification of Appointment of Independent Registered Public Accounting Firm	32
General	32
Principal Accounting Fees and Services	32
Pre-Approval of Audit and Non-Audit Services	32
Proposal Seven — Stockholder Proposal Regarding Public Policy Committee	34
Stockholder Proposal and Supporting Statement	34
Opposing Statement of the Board	34
Proposal Eight — Stockholder Proposal Regarding Simple Majority Voting Provisions in Governing Documents	36
Stockholder Proposal and Supporting Statement	36
Opposing Statement of the Board	37
Corporate Governance	38
Investor Outreach	38
Code of Business Conduct and Ethics and Corporate Governance Guidelines	38
Director Independence	39

TESLA, INC.

3500 Deer Creek Road

Palo Alto, California 94304

PROXY STATEMENT

FOR 2019 ANNUAL MEETING OF STOCKHOLDERS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 11, 2019

The proxy statement and annual report are available at www.envisionreports.com/TSLA.

In accordance with U.S. Securities and Exchange Commission (the “SEC”) rules, we are providing access to our proxy materials over the Internet to our stockholders rather than in paper form, which reduces the environmental impact of our annual meeting and our costs.

Accordingly, if you are a stockholder of record, a one-page Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) has been mailed to you on or about    , 2019. Stockholders of record may access the proxy materials on the website listed above or request a printed set of the proxy materials be sent to them by following the instructions in the Notice of Internet Availability. The Notice of Internet Availability also explains how you may request that we send future proxy materials to you by e-mail or in printed form by mail. If you choose the e-mail option, you will receive an e-mail next year with links to those materials and to the proxy voting site. We encourage you to choose this e-mail option, which will allow us to provide you with the information you need in a timelier manner, will save us the cost of printing and mailing documents to you and will conserve natural resources. Your election to receive proxy materials by e-mail or in printed form by mail will remain in effect until you terminate it.

If you are a beneficial owner, you did not receive a Notice of Internet Availability directly from us, but your broker, bank or other intermediary forwarded you a notice with instructions on accessing our proxy materials and directing that organization how to vote your shares, as well as other options that may be available to you for receiving our proxy materials.

Please refer to the question entitled “What is the difference between holding shares as a stockholder of record or as a beneficial owner?” below for important details regarding different forms of stock ownership.

QUESTIONS AND ANSWERS ABOUT THE 2019 ANNUAL MEETING AND PROCEDURAL

MATTERS

Q:	Why am I receiving these proxy materials?
A:

The Board of Directors (the “Board”) of Tesla, Inc. (the “Company,” “Tesla,” “we,” “us” or “our”) has made available on the Internet or is providing to you in printed form these proxy materials. We do this in order to solicit voting proxies for use at Tesla’s 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”), to be held Tuesday, June 11, 2019, at 2:30 p.m., Pacific Time, and at any adjournment or postponement thereof. If you are a stockholder of record and you submit your proxy to us, you direct certain of our officers to vote your shares of Tesla common stock in accordance with the voting instructions in your proxy. If you are a beneficial owner and you follow the voting instructions provided in the notice you receive from your broker, bank or other intermediary, you direct such organization to vote your shares in accordance with your instructions. These proxy materials are being made available or distributed to you on or about    , 2019. As a stockholder, you are invited to attend the 2019 Annual Meeting and we request that you vote on the proposals described in this proxy statement.

Q:	Can I attend the 2019 Annual Meeting?
A:

You may attend the 2019 Annual Meeting if, on April 15, 2019 (the “Record Date”), you were a stockholder of record or a beneficial owner. You will be asked to show photo identification and the following:

•

If you are a stockholder of record, the Notice of Internet Availability addressed to you, or admission ticket that you received with a paper proxy card or that you obtained from our stockholder voting site at www.envisionreports.com/TSLA; or

•

If you are a beneficial owner, the notice you received from your broker, bank or other intermediary, or a printed statement from such organization or online access to your brokerage or other account, showing your stock ownership on the Record Date.

We will not be able to accommodate guests without proper evidence of stock ownership as of the Record Date at the 2019 Annual Meeting, including guests of our stockholders.

The meeting will begin promptly at 2:30 p.m., Pacific Time and you should leave ample time for the check-in procedures.

Q:	Where is the 2019 Annual Meeting?
A:

The 2019 Annual Meeting will be held at the Computer History Museum located at 1401 N. Shoreline Blvd., Mountain View, CA 94043. Stockholders may request directions to the 2019 Annual Meeting by calling (650) 681-5000 or by visiting http://ir.tesla.com/contactus.cfm.

Q:	Will I be able to view the 2019 Annual Meeting via the Internet?
A:	Yes. We will webcast the 2019 Annual Meeting live via the Internet at www.tesla.com/2019shareholdermeeting.
Q:	Who is entitled to vote at the 2019 Annual Meeting?
A:

You may vote your shares of Tesla common stock if you owned your shares at the close of business on the Record Date. You may cast one vote for each share of common stock held by you as of the Record Date on all matters presented. See the questions entitled “How can I vote my shares in person at the 2019 Annual Meeting?” and “How can I vote my shares without attending the 2019 Annual Meeting?” below for additional details.

As of the Record Date, holders of common stock were eligible to cast an aggregate of 173,709,191 votes at the 2019 Annual Meeting.

Q:	What is the difference between holding shares as a stockholder of record or as a beneficial owner?
A:

You are the “stockholder of record” of any shares that are registered directly in your name with Tesla’s transfer agent, Computershare Trust Company, N.A. We have sent the Notice of Internet Availability directly to you if you are a stockholder of record. As a stockholder of record, you may grant your voting proxy directly to Tesla or to a third party, or vote in person at the 2019 Annual Meeting.

You are the “beneficial owner” of any shares (which are considered to be held in “street name”) that are held on your behalf by a brokerage account or by a bank or another intermediary that is the stockholder of record for those shares. If you are a beneficial owner, you did not receive a Notice of Internet Availability directly from Tesla, but your broker, bank or other intermediary forwarded you a notice together with voting instructions for directing that organization how to vote your shares. You may also attend the 2019 Annual Meeting, but because a beneficial owner is not a stockholder of record, you may not vote in person at the 2019 Annual Meeting unless you obtain a “legal proxy” from the organization that holds your shares, giving you the right to vote the shares at the 2019 Annual Meeting.

Q:	How can I vote my shares in person at the 2019 Annual Meeting?
A:

You may vote shares for which you are the stockholder of record in person at the 2019 Annual Meeting. You may vote shares for which you are the beneficial owner in person at the 2019 Annual Meeting only if you obtain a “legal proxy” from the broker, bank or other intermediary that holds your shares, giving you the right to vote the shares. Even if you plan to attend the 2019 Annual Meeting, we recommend that you also direct the voting of your shares as described below in the question entitled “How can I vote my shares without attending the 2019 Annual Meeting?” so that your vote will be counted even if you later decide not to attend the 2019 Annual Meeting .

Q:	How can I vote my shares without attending the 2019 Annual Meeting?
A:	Whether you hold shares as a stockholder of record or a beneficial owner, you may direct how your shares are voted without attending the 2019 Annual Meeting, by the following means:

By Internet—Stockholders of record with Internet access may submit proxies by following the voting instructions on the Notice of Internet Availability until 1:00 a.m., Central time on June 11, 2019. If you are a beneficial owner of shares held in street name, please check the voting instructions in the notice provided by your broker, bank or other intermediary for Internet voting availability.

By telephone—Stockholders of record who live in the United States (or its territories) or Canada may request a paper proxy card from Tesla by following the procedures in the Notice of Internet Availability, and submit proxies by following the applicable “Phone” instructions on the proxy card. If you are a beneficial owner of shares held in street name, please check the voting instructions in the notice provided by your broker, bank or other intermediary for telephone voting availability.

By mail—Stockholders of record may request a paper proxy card from Tesla by following the procedures in the Notice of Internet Availability. If you elect to vote by mail, please complete, sign and date the proxy card where indicated and return it in the prepaid envelope included with the proxy card. Proxy cards submitted by mail must be received by the time of the meeting in order for your shares to be voted. If you are a beneficial owner of shares held in street name, you may vote by mail by completing, signing and dating the voting instructions in the notice provided by your broker, bank or other intermediary and mailing it in the accompanying pre-addressed envelope.

Q:	How many shares must be present or represented to conduct business at the 2019 Annual Meeting?
A:

The stockholders of record of a majority of the shares entitled to vote at the 2019 Annual Meeting must either (1) be present in person at the 2019 Annual Meeting or (2) have properly submitted a proxy in order to constitute a quorum at the 2019 Annual Meeting.

Under the General Corporation Law of the State of Delaware, abstentions and broker “non-votes” are counted as present, and therefore are included for the purposes of determining whether a quorum is present at the 2019 Annual Meeting. A broker “non-vote” occurs when an organization that is the stockholder of record that holds shares for a beneficial owner and that is otherwise counted as present or represented by proxy does not vote on a particular proposal because that organization does not have discretionary voting power under applicable regulations to vote on that item and has not received specific voting instructions from the beneficial owner.

Q:	What proposals will be voted on at the 2019 Annual Meeting?
A:	The proposals scheduled to be voted on at the 2019 Annual Meeting are:
•

A Tesla proposal to elect two Class III directors listed in this proxy statement to serve for a term of three years, subject to the approval of Proposal Five, or until their respective successors are duly elected and qualified (Proposal One);

•	A Tesla proposal to approve the Tesla, Inc. 2019 Equity Incentive Plan (Proposal Two);
•	A Tesla proposal to approve the Tesla, Inc. 2019 Employee Stock Purchase Plan (Proposal Three);

•	A Tesla proposal to approve and adopt amendments to our certificate of incorporation and bylaws to eliminate applicable supermajority voting requirements (Proposal Four);
•	A Tesla proposal to approve an amendment to our certificate of incorporation to reduce director terms from three years to two years (Proposal Five);
•	A Tesla proposal to ratify the appointment of PricewaterhouseCoopers LLP as Tesla’s independent registered public accounting firm for the fiscal year ending December 31, 2019 (Proposal Six);
•	A stockholder proposal regarding a public policy committee, if properly presented (Proposal Seven); and
•	A stockholder proposal regarding simple majority voting provisions in our governing documents, if properly presented (Proposal Eight).
Q:	What is the voting requirement to approve each of the proposals?
A:

Proposal	Vote Required	Broker Discretionary Voting Allowed
Proposal One—Tesla proposal to elect two Class III directors	Majority of the shares entitled to vote and present in person or represented by proxy	No
Proposal Two—Tesla proposal to approve Tesla, Inc. 2019 Equity Incentive Plan	Majority of the shares entitled to vote and present in person or represented by proxy	No
Proposal Three—Tesla proposal to approve Tesla, Inc. 2019 Employee Stock Purchase Plan	Majority of the shares entitled to vote and present in person or represented by proxy	No
Proposal Four—Tesla proposal to approve and adopt amendments to certificate of incorporation and bylaws to eliminate applicable supermajority voting requirements	66 2/3% or greater of the total outstanding shares entitled to vote	No
Proposal Five—Tesla proposal to approve an amendment to certificate of incorporation to reduce director terms from three years to two years	66 2/3% or greater of the total outstanding shares entitled to vote	No
Proposal Six—Tesla proposal to ratify the appointment of independent registered public accounting firm	Majority of the shares entitled to vote and present in person or represented by proxy	Yes
Proposal Seven—Stockholder proposal regarding public policy committee	Majority of the shares entitled to vote and present in person or represented by proxy	No
Proposal Eight—Stockholder proposal regarding simple majority voting provisions in governing documents	Majority of the shares entitled to vote and present in person or represented by proxy	No

Q:	How are votes counted?
A:

All shares entitled to vote and that are voted in person at the 2019 Annual Meeting will be counted, and all shares represented by properly executed and unrevoked proxies received prior to the 2019 Annual Meeting will be voted at the 2019 Annual Meeting as indicated in such proxies. You may vote “FOR,” “AGAINST” or “ABSTAIN” on each of the nominees for election as director (Proposal One), and on each of Proposals Two, Three, Four, Five, Six, Seven, and Eight.

With respect to the election of directors, Tesla’s bylaws provide that in an uncontested election, the affirmative vote of a majority of the shares entitled to vote and present in person or represented by proxy at the meeting of stockholders is required to elect a director. Abstentions with respect to any director nominee (Proposal One) or any of Proposals Two, Three, Six, Seven, and Eight will have the same effect as a vote against such nominee or proposal. Consequently, each director nominee will be elected, and each of Proposals Two, Three, Six, Seven, and Eight will be approved or ratified, as applicable, only if the number of shares voted “FOR” such nominee or Proposal exceeds the total number of shares voted “AGAINST” or to “ABSTAIN” with respect to such nominee or Proposal.

With respect to each of Proposals Four and Five, the affirmative vote of at least 66 2/3% of the total outstanding shares entitled to vote, regardless of whether such shares are present in person or represented by proxy at the 2019 Annual Meeting, is required to approve such Proposal. Your failure to vote or your abstention with respect to either of Proposals Four and Five will have the same effect as a vote against such Proposal.

Q:	What is the effect of not casting a vote or if I submit a proxy but do not specify how my shares are to be voted?
A:

If you are the stockholder of record and you do not vote by proxy card, by telephone, via the Internet or in person at the 2019 Annual Meeting, your shares will not be voted at the 2019 Annual Meeting, which will have the same effect as a vote against each of Proposals Four and Five. If you submit a proxy, but you do not provide voting instructions, your shares will be voted in accordance with the recommendation of the Board, if any.

If you are a beneficial owner and you do not provide the organization that is the stockholder of record for your shares with voting instructions, the organization will determine if it has the discretionary authority to vote on the particular matter. Under applicable regulations, brokers and other intermediaries have the discretion to vote on routine matters such as Proposal Six but do not have discretion to vote on non-routine matters such as Proposals One, Two, Three, Four, Five, Seven, or Eight. Therefore, if you do not provide voting instructions to that organization, it may vote your shares only on Proposal Six and any other routine matters properly presented for a vote at the 2019 Annual Meeting.

Q:	What is the effect of a broker “non-vote”?
A:

An organization that holds shares of Tesla’s common stock for a beneficial owner will have the discretion to vote on routine proposals if it has not received voting instructions from the beneficial owner at least ten days prior to the 2019 Annual Meeting. A broker “non-vote” occurs when a broker, bank or other intermediary that is otherwise counted as present or represented by proxy does not receive voting instructions from the beneficial owner and does not have the discretion to vote the shares. A broker “non-vote” will be counted for purposes of calculating whether a quorum is present at the 2019 Annual Meeting, but will not be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to a particular proposal as to which that broker “non-vote” occurs. Thus, a broker “non-vote” will not impact our ability to obtain a quorum for the 2019 Annual Meeting and will not otherwise affect the approval by a majority of the votes present in person or represented by proxy and entitled to vote of any of the Proposals other than Proposals Four and Five. Because the affirmative vote of at least 66 2/3% of the total outstanding shares entitled to vote is required to approve each of Proposals Four and Five, a broker “non-vote” will have the same effect as a vote against each such Proposal.

Q:	How does the Board recommend that I vote?
A:	The Board recommends that you vote your shares:
•	“FOR” the two nominees for election as directors (Proposal One);
•	“FOR” the approval of the Tesla, Inc. 2019 Equity Incentive Plan (Proposal Two);
•	“FOR” the approval of the Tesla, Inc. 2019 Employee Stock Purchase Plan (Proposal Three);
•	“FOR” the approval and adoption of amendments to our certificate of incorporation and bylaws to eliminate applicable supermajority voting requirements (Proposal Four);
•	“FOR” the approval of an amendment to our certificate of incorporation to reduce director terms from three years to two years (Proposal Five);
•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as Tesla’s independent registered public accounting firm for the fiscal year ending December 31, 2019 (Proposal Six);
•	“AGAINST” the approval of the stockholder proposal regarding a public policy committee (Proposal Seven); and
•	“AGAINST” the approval of the stockholder proposal regarding simple majority voting provisions in our governing documents (Proposal Eight).
Q:	What happens if additional matters are presented at the 2019 Annual Meeting?
A:

If any other matters are properly presented for consideration at the 2019 Annual Meeting, including, among other things, consideration of a motion to adjourn the 2019 Annual Meeting to another time or place, the persons named as proxy holders, Elon Musk, Zachary Kirkhorn and Jonathan Chang, or any of them, will have discretion to vote the proxies held by them on those matters in accordance with their best judgment. Tesla does not currently anticipate that any other matters will be raised at the 2019 Annual Meeting.

Q:	Can I change my vote?
A:

If you are the stockholder of record, you may change your vote (1) by submitting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the voting methods described above in the question entitled “How can I vote my shares without attending the 2019 Annual Meeting?,” (2) by providing a written notice of revocation to Tesla’s Corporate Secretary at Tesla, Inc., 3500 Deer Creek Road, Palo Alto, CA 94304 prior to your shares being voted, or (3) by attending the 2019 Annual Meeting and voting in person, which will supersede any proxy previously submitted by you. However, merely attending the meeting will not cause your previously granted proxy to be revoked unless you specifically request it.

If you are a beneficial owner of shares held in street name, you may generally change your vote by (1) submitting new voting instructions to your broker, bank or other intermediary or (2) if you have obtained a “legal proxy” from the organization that holds your shares giving you the right to vote your shares, by attending the 2019 Annual Meeting and voting in person. However, please consult that organization for any specific rules it may have regarding your ability to change your voting instructions.

Q:	What should I do if I receive more than one Notice of Internet Availability, notice from my broker, bank or other intermediary, or set of proxy materials?
A:

You may receive more than one Notice of Internet Availability, notice from your broker, bank or other intermediary or set of proxy materials, including multiple copies of proxy cards or voting instruction cards. For example, if you are a beneficial owner with shares in more than one brokerage account, you may receive a separate notice or voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Notice of Internet Availability or proxy card. Please complete, sign, date and return each Tesla proxy card or voting instruction card that you receive, and/or follow the voting instructions on each Notice of Internet Availability or other notice you receive, to ensure that all your shares are voted.

Q:	Is my vote confidential?
A:

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Tesla or to third parties, except: (1) as necessary for applicable legal requirements, (2) to allow for the tabulation and certification of the votes and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to Tesla management.

Q:	Who will serve as inspector of election?
A:	The inspector of election will be Computershare Trust Company, N.A.
Q:	Where can I find the voting results of the 2019 Annual Meeting?
A:

We will publish final voting results in our Current Report on Form 8-K, which will be filed with the SEC and made available on its website at www.sec.gov within four (4) business days of the 2019 Annual Meeting.

Q:	Who will bear the cost of soliciting votes for the 2019 Annual Meeting?
A:

Tesla will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners for their reasonable expenses in forwarding solicitation material to those beneficial owners. Our directors, officers and employees may also solicit proxies in person or by other means. These directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses incurred in doing so. Tesla has retained Innisfree M&A Incorporated to assist in its solicitation of proxies and has agreed to pay them a fee of up to $15,000, plus reasonable expenses, for these services.

Q:	What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
A:	You may submit proposals, including recommendations of director candidates, for consideration at future stockholder meetings.

For inclusion in Tesla’s proxy materials—Stockholders may present proper proposals for inclusion in Tesla’s proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to Tesla’s Corporate Secretary in a timely manner. In order to be included in the proxy statement for the 2020 annual meeting of stockholders, stockholder proposals must be received by Tesla’s Corporate Secretary no later than    , and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

To be brought at annual meeting—In addition, you can find in Tesla’s bylaws an advance notice procedure for stockholders who wish to present certain matters, including nominations for the election of directors, at an annual meeting of stockholders.

In general, Tesla’s bylaws provide that the Board will determine the business to be conducted at an annual meeting, including nominations for the election of directors, as specified in the Board’s notice of meeting or as properly brought at the meeting by the Board. However, a stockholder may also present at an annual meeting any business, including nominations for the election of directors, specified in a written notice properly delivered to Tesla’s Corporate Secretary within the Notice Period (as defined below), if the stockholder held shares at the time of the notice and the record date for the meeting. The notice must contain specified information about the proposed business or nominees and about the proponent stockholder. If a stockholder who has delivered such a notice does not appear to present his or her proposal at the meeting, Tesla will not be required to present the proposal for a vote.

The “Notice Period” is the period not less than 45 days nor more than 75 days prior to the one year anniversary of the date on which Tesla mailed its proxy materials to stockholders for the previous year’s annual meeting of stockholders. As a result, the Notice Period for the 2020 annual meeting of stockholders will start on    , 2020 and end on    , 2020.

This is only a summary of the advance notice procedure. Complete details regarding all requirements that must be met are found in our bylaws. You can obtain a copy of the relevant bylaw provisions by writing to Tesla’s Corporate Secretary at our principal executive offices at 3500 Deer Creek Road, Palo Alto, CA 94304 or by accessing Tesla’s filings on the SEC’s website at www.sec.gov. All notices of proposals by stockholders, whether or not requested for inclusion in Tesla’s proxy materials, should be sent to Tesla’s Corporate Secretary at our principal executive offices.

Q:	How may I obtain a separate copy of the Notice of Internet Availability or the proxy materials?
A:

If you are a stockholder of record and share an address with another stockholder of record, each stockholder may not receive a separate copy of the Notice of Internet Availability or proxy materials. Stockholders may request to receive separate or additional copies of the Notice of Internet Availability or proxy materials by calling our Investor Relations department at (650) 681-5000 or by writing to Tesla, Inc., 3500 Deer Creek Road, Palo Alto, CA 94304, Attention: Investor Relations. Upon such written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability and, if applicable, our proxy materials, to any stockholder at a shared address to which we delivered a single copy of any of these materials. Stockholders who share an address and receive multiple copies of the Notice of Internet Availability or proxy materials can also request to receive a single copy by following the instructions above.

Q:	Who can help answer my questions?
A:

Please contact our Investor Relations department by calling (650) 681-5000 or by writing to Tesla, Inc., 3500 Deer Creek Road, Palo Alto, CA 94304, Attention: Investor Relations or ir@tesla.com. If you have questions about any Proposal to be voted on at the 2019 Annual Meeting or the information contained in this proxy statement, or desire additional copies of this proxy statement, or if you are a stockholder of record, additional proxy cards, please contact:

Innisfree M&A Incorporated

501 Madison Avenue

New York, New York 10022

Stockholders Call Toll Free: (877) 717-3929

International Callers: +1 (412) 232-3651

PROPOSAL ONE

TESLA PROPOSAL FOR ELECTION OF DIRECTORS

General

Tesla’s Board currently consists of 11 members who are divided into three classes with staggered three-year terms. Our bylaws permit the Board to establish by resolution the authorized number of directors, and 11 directors are currently authorized. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors. However, if our stockholders approve Proposal Five at the 2019 Annual Meeting, the Board will thereafter be divided into two classes with staggered two-year terms, with directors distributed as equally between them as is possible. See “Proposal Five—Tesla Proposal for Approval of Amendment to Certificate of Incorporation to Reduce Director Terms” below for additional detail.

In connection with its determination and recommendation to the Board of candidates for election to the Board at the 2019 Annual Meeting pursuant to the procedures outlined in “Corporate Governance— Process and Considerations for Nominating Board Candidates” below, the Nominating and Corporate Governance Committee considered in particular, in addition to all other relevant factors, the overall composition of the Board, the significant increase in the size of the Board from seven to 11 directors in the past five years, and the duplication of certain areas of experience or expertise on the Board. As part of such consideration, the Nominating and Corporate Governance Committee evaluated and discussed with each member of the Board regarding these factors as well as his or her professional commitments and other plans, with the goal of (i) streamlining the size of the Board to allow it to operate more nimbly and efficiently, (ii) increasing the proportion of newer directors with outside viewpoints to complement directors with a long-standing familiarity of Tesla, (iii) retaining directors with the current professional and personal wherewithal to devote a greater degree of time and focus than may be expected of other public company board members; and (iv) achieving a model of diversity wherein each director offers an expertise and background that is unique to him or her on the Board, while the Board collectively embodies key aspects of our business such as technological excellence, environmental and social responsibility, customer awareness, industry leadership, and workforce optimization.

The following resulted from such evaluation and discussions:

•

Two of the four current Class III directors, Ira Ehrenpreis and Kathleen Wilson-Thompson, were nominated by the Board, upon the recommendation of the Nominating and Corporate Governance Committee, for re-election at the 2019 Annual Meeting. Moreover, the Nominating and Corporate Governance Committee, the Board and each of Brad Buss and Linda Johnson Rice collectively determined that Mr. Buss and Ms. Rice will not stand for re-election to the Board at the 2019 Annual Meeting, at which time their current terms will expire. The Nominating and Corporate Governance Committee and the Board determined not to nominate alternate candidates for their Board seats for election at the 2019 Annual Meeting.

•

Stephen Jurvetson, who in April 2019 returned from a leave of absence from the Board, determined collectively with the Nominating and Corporate Governance Committee and the Board that he will not stand for re-election to the Board when his current term ends at the 2020 annual meeting of stockholders, both as the Board is currently structured and as will be the case if our stockholders approve Proposal Five at the 2019 Annual Meeting. See “Proposal Five—Tesla Proposal for Approval of Amendment to Certificate of Incorporation to Reduce Director Terms” for more detail on the composition of the Board classes as approved by the Board if Proposal Five is approved by stockholders.

•

Antonio Gracias determined collectively with the Nominating and Corporate Governance Committee and the Board that he will not stand for re-election to the Board when his current term ends, which will be at the 2020 annual meeting of stockholders if our stockholders approve Proposal Five at the 2019 Annual Meeting. See “Proposal Five—Tesla Proposal for Approval of Amendment to Certificate of Incorporation to Reduce Director Terms” for more detail on the composition of the Board classes as approved by the Board if Proposal Five is approved by stockholders.

The Board also determined that the authorized number of directors will be reduced to nine, effective immediately following the expiration of Mr. Buss’s and Ms. Rice’s terms at the 2019 Annual Meeting. Additionally, following the future expiration of Mr. Jurvetson’s and Mr. Gracias’ terms, the Board currently expects to further reduce the authorized number of directors by the number of their Board seats. However, the Board and the Nominating and Corporate Governance Committee will continue to frequently evaluate the optimal size of the Board and the collective experience and expertise of its members.

The Board is immensely grateful for the contributions of Messrs. Buss, Jurvetson and Gracias and of Ms. Rice to the Board, its committees and to Tesla, including for over nine years in the case of Messrs. Buss, Jurvetson and Gracias, and both recognizes their critical roles to Tesla’s growth and success and respects their desire to focus on other commitments, responsibilities and plans. Furthermore, the Board is confident that with three continuing independent Board members—Lawrence J. Ellison, James Murdoch and Kathleen Wilson-Thompson—who joined Tesla within the past two years, the Board remains poised to lead Tesla with fresh perspectives balanced by deep historical knowledge of our company, while maintaining a wealth of diverse experience and expertise. For example, notwithstanding Mr. Buss’s departure, the Board will continue have access to a seasoned financial expert in Robyn Denholm. Moreover, following a brief transition period, Mr. Gracias has fully passed on the duties he performed as Lead Independent Director to Ms. Denholm, who now has such responsibilities as part of her role as independent Chair of the Board. Likewise, while Ms. Rice’s contributions will be missed, the Board will continue to benefit from diverse industry viewpoints of directors such as Mr. Murdoch, Kimbal Musk, and Ms. Wilson-Thompson. Finally, through Messrs. Ehrenpreis and Ellison, as well as Elon Musk, the Board expects that there will continue to be a strong presence of entrepreneurship and technological innovation on the Board even following the future departures of Messrs. Gracias and Jurvetson.

Nominees for Class III Directors

Two candidates have been nominated for election as Class III directors at the 2019 Annual Meeting for a three-year term expiring in 2022, provided that if our stockholders approve Proposal Five, each such candidate will be reclassified following re-election to a Class II director having a two-year term expiring in 2021. See “Proposal Five—Tesla Proposal for Approval of Amendment to Certificate of Incorporation to Reduce Director Terms” for more detail on the composition of the Board classes as approved by the Board if Proposal Five is approved.

Upon recommendation of the Nominating and Corporate Governance Committee, the Board has nominated Ira Ehrenpreis and Kathleen Wilson-Thompson for re-election as Class III directors. Biographical information about each of the nominees is contained in the following section. A discussion of the qualifications, attributes and skills of each nominee that led the Board and the Nominating and Corporate Governance Committee to the conclusion that he or she should continue to serve as a director follows each of the director and nominee biographies.

If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the re-election of Mr. Ehrenpreis and Ms. Wilson-Thompson. Each of Mr. Ehrenpreis and Ms. Wilson-Thompson has accepted such nomination; however, in the event that a nominee is unable or declines to serve as a director at the time of the 2019 Annual Meeting, the proxies will be voted for any nominee who shall be designated by the Board to fill such vacancy. As discussed above, Brad Buss and Linda Johnson Rice will not stand for re-election at the 2019 Annual Meeting, and the Board has determined that the authorized number of directors immediately thereafter will be reduced to nine. In addition, the Board has determined that if our stockholders do not approve Proposal Five, Lawrence J. Ellison, who is currently a Class II director, will be re-classified to a Class III director with a term expiring in 2022 immediately following the 2019 Annual Meeting, such that our Board classes will remain equal in size. If you wish to give specific instructions with respect to the voting of directors, you may do so by indicating your instructions on your proxy card or when you vote by telephone or over the Internet. If you are a beneficial owner holding your shares in street name and you do not give voting instructions to your broker, bank or other intermediary, that organization will leave your shares unvoted on this matter.

The Board recommends a vote

FOR the Tesla proposal for the election of Ira Ehrenpreis and Kathleen Wilson-Thompson.

Information Regarding the Board and Director Nominees

Background and Qualifications

The names of the members of the Board and Tesla’s proposed director nominees, their respective ages, their positions with Tesla and other biographical information as of April 19, 2019, are set forth below. Except for Messrs. Elon Musk, our Chief Executive Officer and a director, and Kimbal Musk, a director, who are brothers, there are no other family relationships among any of our directors or executive officers.

Name	Age	Chair of the Board	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Disclosure Controls Committee
Elon Musk	47
Brad Buss (1)	55		X			X
Robyn Denholm	55	X	X	X	X	X
Ira Ehrenpreis	50			X	X
Lawrence J. Ellison	74
Antonio Gracias (2)	48
Stephen Jurvetson (3)	52		X			X
James Murdoch	46		X		X	X
Kimbal Musk	46
Linda Johnson Rice (1)	61			X
Kathleen Wilson-Thompson	51			X	X

(1)	Will not stand for re-election at the 2019 Annual Meeting.
(2)	Mr. Gracias will not stand for re-election when his current term expires, which will be at the 2020 annual meeting of stockholders if Proposal Five is approved.
(3)

In April 2019, Mr. Jurvetson returned from a leave of absence from the Board that commenced in November 2017. Mr. Jurvetson will not stand for re-election when his current term expires at the 2020 annual meeting of stockholders.

Elon Musk has served as our Chief Executive Officer since October 2008 and as a member of the Board since April 2004. Mr. Musk has also served as Chief Executive Officer, Chief Technology Officer and Chairman of Space Exploration Technologies Corporation, a company which is developing and launching advanced rockets for satellite, and eventually human, transportation (“SpaceX”), since May 2002, and served as Chairman of the Board of SolarCity Corporation, a solar installation company (“SolarCity”), from July 2006 until its acquisition by us in November 2016. Mr. Musk is also a founder of The Boring Company, an infrastructure company, and Neuralink Corp, a company focused on developing brain-machine interfaces. Prior to SpaceX, Mr. Musk co-founded PayPal, an electronic payment system, which was acquired by eBay in October 2002, and Zip2 Corporation, a provider of Internet enterprise software and services, which was acquired by Compaq in March 1999. Mr. Musk holds a B.A. in physics from the University of Pennsylvania and a B.S. in business from the Wharton School of the University of Pennsylvania.

We believe that Mr. Musk possesses specific attributes that qualify him to serve as a member of the Board, including the perspective and experience he brings as our Chief Executive Officer, one of our founders and our largest stockholder, which brings historic knowledge, operational expertise and continuity to the Board.

Brad Buss has been a member of the Board since November 2009. From August 2014 until his retirement in February 2016, Mr. Buss served as the Chief Financial Officer of SolarCity. Prior to joining SolarCity, from August 2005 to June 2014, Mr. Buss was the Executive Vice President of Finance and Administration and Chief Financial Officer of Cypress Semiconductor Corporation, a semiconductor design and manufacturing company. Mr. Buss served as Vice President of Finance at Altera Corp., a semiconductor design and manufacturing company, from March 2000 to March 2001 and from October 2001 to August 2005. From March 2001 to October 2001, Mr. Buss served as the Chief Financial Officer of Zaffire, Inc., a developer and manufacturer of optical networking equipment. Mr. Buss also serves as a director of Advance Auto Parts, Inc. and Marvell Technology Group Ltd., and served as a director of CafePress Inc. from October 2007 to July 2016 and of Cavium, Inc. from July 2016 until its acquisition by Marvell in July 2018. Mr. Buss holds a B.A. in economics from McMaster University and an honors business administration degree, majoring in finance and accounting, from the University of Windsor.

We believe that Mr. Buss possesses specific attributes that qualify him to serve as a member of the Board, including his executive experience and his financial and accounting expertise with both public and private companies in diverse industries.

Mr. Buss will not stand for re-election at the 2019 Annual Meeting.

Robyn Denholm has been a member of the Board since August 2014. Since October 2018, Ms. Denholm has been Chief Financial Officer and Head of Strategy of Telstra Corporation Limited, a telecommunications company (“Telstra”), where she also served as its Chief Operations Officer from January 2017 to October 2018. Ms. Denholm is transitioning from her role with Telstra, during which she is serving as our independent Chair of the Board and Chair of the Audit committee. Prior to Telstra, from August 2007 to February 2016, Ms. Denholm was with Juniper Networks, Inc., a manufacturer of networking equipment, serving in executive roles including Executive Vice President, Chief Financial Officer and Chief Operations Officer. Prior to joining Juniper Networks, Ms. Denholm served in various executive roles at Sun Microsystems, Inc. from January 1996 to August 2007. Ms. Denholm also served at Toyota Motor Corporation Australia for seven years and at Arthur Andersen & Company for five years in various finance assignments. Ms. Denholm previously served as a director of ABB Ltd. from 2016 to 2017 and of Echelon Corporation Inc. from 2008 to 2013. Ms. Denholm is a Fellow of the Institute of Chartered Accountants of Australia and holds a Bachelor’s degree in Economics from the University of Sydney and a Master’s degree in Commerce from the University of New South Wales.

We believe that Ms. Denholm possesses specific attributes that qualify her to serve as a member of the Board and as its Chair, such as her executive leadership experience and her financial and accounting expertise with international companies, including in the technology and automotive industries.

Ira Ehrenpreis has been a member of the Board since May 2007. Mr. Ehrenpreis has been a venture capitalist since 1996. He is founder and managing partner of DBL Partners, a leading impact investing venture capital firm formed in 2015, and previously led the Energy Innovation practice at Technology Partners. In the venture capital industry, Mr. Ehrenpreis has served on the Board, Executive Committee, and as Annual Meeting Chairman of the National Venture Capital Association (NVCA). Mr. Ehrenpreis currently serves as the President of the Western Association of Venture Capitalists (WAVC) and as the Chairman of the VCNetwork, the largest and most active California venture capital organization. In the Cleantech sector, he has served on several industry boards, including the American Council on Renewable Energy and the Cleantech Venture Network (Past Chairman of Advisory Board), as the Chairman of the Clean-Tech Investor Summit for nine years, and on the Stanford Precourt Institute for Energy (PIE) Advisory Council. Mr. Ehrenpreis also serves as Chairman of the World Energy Innovation Forum. Mr. Ehrenpreis was recently awarded the 2018 NACD Directorship 100 for his influential leadership in the boardroom and corporate governance community. Mr. Ehrenpreis holds a B.A. from the University of California, Los Angeles and a J.D. and M.B.A. from Stanford University.

We believe that Mr. Ehrenpreis possesses specific attributes that qualify him to serve as a member of the Board and to serve as chair of each of our Nominating and Corporate Governance Committee and our Compensation Committee, including his experience in the Cleantech and venture capital industries.

Lawrence J. Ellison has been a member of the Board since December 2018. Mr. Ellison is the founder of Oracle Corporation, a software and technology company, has served as its Chief Technical Officer since September 2014 and previously served as its Chief Executive Officer from June 1977 to September 2014. Mr. Ellison has also served on Oracle’s board of directors since June 1977, including as its Chairman since September 2014 and previously from May 1995 to January 2004.

We believe that Mr. Ellison possesses specific attributes that qualify him to serve as a member of the Board, including his long-term leadership of one of the most successful technology companies in the world and experience with technology product development and strategy.

Antonio Gracias has been a member of the Board since May 2007 and served as our Lead Independent Director from September 2010 to April 2019. Since 2003, Mr. Gracias has been Chief Executive Officer of Valor Management Corp., a private equity firm (“VMC”). Mr. Gracias is a director of SpaceX, and was a director of SolarCity until its acquisition by us in November 2016. Mr. Gracias holds a joint B.S. and M.S. degree in international finance and economics from the Georgetown University School of Foreign Service and a J.D. from the University of Chicago Law School.

We believe that Mr. Gracias possesses specific attributes that qualify him to serve as a member of the Board, including his management experience with a nationally recognized private equity firm and his operations management and supply chain optimization expertise.

Mr. Gracias will not stand for re-election when his current term expires, which will be at the 2020 annual meeting of stockholders if Proposal Five is approved.

Stephen Jurvetson has been a member of the Board since June 2009, and was on a leave of absence from the Board from November 2017 to April 2019. Mr. Jurvetson is a co-founder of Future Ventures, a venture capital firm, and previously was a Managing Director of Draper Fisher Jurvetson, a venture capital firm, from 1995 to 2017. Mr. Jurvetson is a director of SpaceX. Mr. Jurvetson holds B.S. and M.S. degrees in electrical engineering from Stanford University and an M.B.A. from the Stanford Business School.

We believe that Mr. Jurvetson possesses specific attributes that qualify him to serve as a member of the Board, including his experience in the venture capital industry and his years of business and leadership experience.

Mr. Jurvetson will not stand for re-election when his current term expires at the 2020 annual meeting of stockholders.

James Murdoch has been a member of the Board since July 2017. Mr. Murdoch has been the Chief Executive Officer of Lupa Systems, a private investment company that he founded, since March 2019. Previously, Mr. Murdoch held a number of leadership roles at Twenty-First Century Fox, Inc., a media company (“21CF”), over two decades, including its Chief Executive Officer from 2015 to March 2019, its Co-Chief Operating Officer from 2014 to 2015, its Deputy Chief Operating Officer and Chairman and Chief Executive Officer, International from 2011 to 2014 and its Chairman and Chief Executive, Europe and Asia from 2007 to 2011. Previously, he served as the Chief Executive Officer of Sky plc from 2003 to 2007, and as the Chairman and Chief Executive Officer of STAR Group Limited, a subsidiary of 21CF, from 2000 to 2003. Mr. Murdoch also serves on the board of News Corporation, and formerly served on the boards of 21CF from 2017 to March 2019, of Sky plc from 2016 to 2018, of GlaxoSmithKline plc from 2009 to 2012 and of Sotheby’s from 2010 to 2012.

We believe that Mr. Murdoch possesses specific attributes that qualify him to serve as a member of the Board, including his lengthy executive and board experience across numerous companies, extensive knowledge of international markets and strategies, and experience with the adoption of new technologies.

Kimbal Musk has been a member of the Board since April 2004. Mr. Musk is a co-founder of The Kitchen, a growing family of businesses with the goal of providing all Americans with access to real food, and has also served as its Chief Executive Officer since its founding in 2004. In 2010, Mr. Musk became the Executive Director of Big Green (formerly The Kitchen Community), a non-profit organization that creates learning gardens in schools across the United States. Mr. Musk also co-founded Square Roots, an urban farming incubator program, in 2016. Previously, Mr. Musk was a co-founder of Zip2 Corporation, a provider of enterprise software and services, which was acquired by Compaq in March 1999. From 2012 to 2015, Mr. Musk was a director of the Anschutz Health and Wellness Center, a facility at the University of Colorado School of Medicine providing research, education and wellness services with the goal of achieving healthier lifestyles. Mr. Musk is a director of SpaceX. Mr. Musk is also a director of Chipotle Mexican Grill, Inc., for which he has decided not to stand for re-election upon the expiration of his current term in 2019. Mr. Musk holds a B. Comm. in business from Queen’s University and is a graduate of The French Culinary Institute in New York City.

We believe that Mr. Musk possesses specific attributes that qualify him to serve as a member of the Board, including his business experience in retail and consumer markets, his experience on the Board, and his experience with technology companies.

Linda Johnson Rice has been a member of the Board since July 2017. Ms. Rice is currently the Chair and Chief Executive Officer of Johnson Publishing Company, which owns Fashion Fair Cosmetics as well as extensive published works, where she has served in one or both capacities continuously since 1988 after joining in 1980. Ms. Rice is also a director and Chair Emeritus of EBONY Media Holdings, the parent company of EBONY Media Operations, which publishes EBONY and Jet magazines, and also served as Chief Executive Officer of EBONY Media Operations from March 2017 to March 2018. Ms. Rice also serves on the boards of the Omnicom Group and GrubHub Inc. Ms. Rice is a Trustee at the Art Institute of Chicago, President of the Chicago Public Library Board of Directors, Council Member of The Smithsonian’s National Museum of African American History and Culture, and board member of After School Matters and Northwestern Memorial Corporation. Ms. Rice holds a B.A. in Journalism from the University of Southern California’s Annenberg School of Communication and an M.B.A. from Northwestern University’s Kellogg School of Management.

We believe that Ms. Rice possesses specific attributes that qualify her to serve as a member of the Board, including her extensive corporate management and board experience and her understanding of consumer businesses.

Ms. Rice will not stand for re-election at the 2019 Annual Meeting.

Kathleen Wilson-Thompson has been a member of the Board since December 2018. Ms. Wilson-Thompson has served as Executive Vice President and Global Chief Human Resources Officer of Walgreens Boots Alliance, Inc., a global pharmacy and wellbeing company, since December 2014, and previously served as Senior Vice President and Chief Human Resources Officer from January 2010 to December 2014. Prior to Walgreens, Ms. Wilson-Thompson held various legal and operational roles at The Kellogg Company, a food manufacturing company, from July 2005 to December 2009, including most recently as its Senior Vice President, Global Human Resources. Ms. Wilson-Thompson also serves on the boards of directors of Ashland Global Holdings Inc. and Vulcan Materials Company. Ms. Wilson-Thompson holds an A.B. in English Literature from the University of Michigan and a J.D. and L.L.M. (Corporate and Finance Law) from Wayne State University.

We believe that Ms. Wilson-Thompson possesses specific attributes that qualify her to serve as a member of the Board, including her executive and board experience with both consumer-focused and industrial companies, as well as her expertise in managing human resources and other operations at mature companies with large workforces.

Additional Information

On October 16, 2018, the U.S. District Court for the Southern District of New York entered a final judgment approving the terms of a settlement filed with the court on September 29, 2018, in connection with the actions taken by the SEC relating to Elon Musk’s August 7, 2018 Twitter post that he was considering taking Tesla private. Mr. Musk did not admit or deny any of the SEC’s allegations, and there is no restriction on Mr. Musk’s ability to serve as an officer or director on the Board (other than as its Chair).

On April 9, 2019, Johnson Publishing Company, of which Linda Johnson Rice is the Chair and Chief Executive Officer, filed a voluntary case under Chapter 7 of the U.S. Bankruptcy Code, following a number of marketplace changes and business issues outside of its control that could not be overcome.

See “Corporate Governance” and “Executive Compensation—Compensation of Directors” below for additional information regarding the Board.

PROPOSAL TWO

TESLA PROPOSAL FOR APPROVAL OF TESLA, INC. 2019 EQUITY INCENTIVE PLAN

Background

We are asking stockholders to approve the Tesla, Inc. 2019 Equity Incentive Plan (the “2019 Plan”), which the Board has approved subject to the approval of our stockholders.

Currently, we maintain the Tesla, Inc. 2010 Equity Incentive Plan, as amended (the “2010 Plan”), which is the only existing plan other than the Tesla, Inc. 2010 Employee Stock Purchase Plan (the “2010 ESPP”) under which we may currently issue new equity-based compensation to our employees, directors or consultants. The 2010 Plan will terminate in accordance with its terms in December 2019, after which we will not be allowed to grant equity awards thereunder. Therefore, we are asking stockholders to approve the 2019 Plan so that we may continue to grant equity awards, which is a key component of the compensation we provide to our personnel.

We are seeking approval of 12,500,000 shares for issuance under the 2019 Plan, which is equal to our estimate of the number of shares that will remain available for grants under the 2010 Plan at the time of the 2019 Annual Meeting. The Board has determined that the 2010 Plan will terminate immediately at and contingent upon our stockholders’ approval of the 2019 Plan, reflecting our intention that the approval of the 2019 Plan will not result in an overall increase of the number of shares currently available for grants of equity awards. Moreover, in designing the 2019 Plan, we have incorporated certain changes from the 2010 Plan to reflect developments in strong equity plan governance practices.

If stockholders approve the 2019 Plan at the 2019 Annual Meeting, the 2010 Plan will terminate and no new awards will be granted thereunder following the 2019 Annual Meeting, but such termination will not affect outstanding awards under the 2010 Plan. In that event, we expect that new grants of equity awards following the 2019 Annual Meeting will generally be made under the 2019 Plan.

If stockholders do not approve the 2019 Plan at the 2019 Annual Meeting, the 2010 Plan will not terminate and we will continue to have the ability to grant new equity awards thereunder following the 2019 Annual Meeting. However, the 2010 Plan will terminate in December 2019 and we will not have the ability to grant new equity awards to our personnel thereunder after such time, unless our stockholders have earlier approved an extension of the 2010 Plan at a special meeting of stockholders. If we are unable to grant new equity awards to our employees, directors and consultants, we may need to consider other compensation alternatives which may not as effectively align their interests with the long-term interests of our stockholders, and such alternatives may also negatively impact our results of operation and financial condition. Such alternative compensation may also not be successful in attracting, motivating or retaining our personnel. See “Executive Compensation—Compensation Discussion and Analysis—Compensation Philosophy—Introduction” below for more information regarding the importance of equity-based compensation to Tesla and our employees.

Key Considerations

No Net Increase in Shares Available for Grant

As of April 1, 2019, a total of 15,564,054 shares of our common stock were subject to outstanding awards under the 2010 Plan, and an additional 13,456,395 shares were available for new grants of awards under the 2010 Plan.

We are seeking approval of 12,500,000 shares under the 2019 Plan, which is equal to our estimate of the number of shares that will remain available for new grants under the 2010 Plan at the time of the 2019 Annual Meeting. In addition, shares subject to stock options or similar awards granted under the 2010 Plan that expire or otherwise terminate without being exercised in full, and shares issued pursuant to awards granted under the 2010 Plan that are forfeited to or repurchased by Tesla due to failure to vest, will also become available for new grants under the 2019 Plan, whereas they would become available for new grants under the 2010 Plan if the 2010 Plan did not terminate. Because the Board has determined that the 2010 Plan will terminate immediately at and contingent upon our stockholders’ approval of the 2019 Plan, the approval of the 2019 Plan is intended not to result in an overall increase of the number of shares currently available to us for new grants of equity awards.

Moreover, because the 2019 Plan does not include an evergreen provision that would permit the administrator to periodically increase the number of shares available for grants thereunder without stockholder approval, future increases to such number of shares under the 2019 Plan will require the approval of our stockholders.

We expect that future grants of equity awards to our personnel following the 2019 Annual Meeting, including to our executive officers and directors, will generally be made under the 2019 Plan if it is approved by our stockholders. However, in January 2018, we granted a performance-based stock option award to our Chief Executive Officer, Elon Musk (the “2018 CEO Performance Award”), that was designed to be his exclusive compensation over its term, which is up to 10 years. The 2018 CEO Performance Award was not granted pursuant to the 2010 Plan. Consequently, we do not currently expect to grant any new equity awards to Mr. Musk under the 2019 Plan or otherwise until the completion, expiration or other termination of the 2018 CEO Performance Award. See “Executive Compensation—Compensation Discussion and Analysis—Chief Executive Officer Compensation—2018 CEO Performance Award” below for more details regarding the 2018 CEO Performance Award.

Given the foregoing, we currently expect that if stockholders approve the 2019 Plan, we will have flexibility to continue to grant equity awards for approximately two years, or until June 2021. However, such timing and the total number of shares subject to the equity awards that we may actually need to grant in the future will depend on a number of factors, including the market value of our common stock, changes in our competitors’ or industry-wide compensation practices, changes in the number of personnel that we may hire or need to compensate, the need to attract, retain and motivate our employees, the extent to which vesting conditions to awards under the 2019 Plan are satisfied in the future, our acquisition activity and related hiring of new employees, and the mix between types of equity awards and the mix between equity awards and other forms of compensation that we may elect for our personnel. We cannot predict our future equity grant practices, the future market value of our common stock or other factors with any degree of certainty at this time, and the share reserve under the 2019 Plan could ultimately last for a shorter or longer period of time.

Burn and Dilution

Because the specific number of equity awards that we may grant under the 2019 Plan (if approved by stockholders) is indeterminable at this time, we have provided certain information regarding our past grant practices (excluding the impact of the 2018 CEO Performance Award, as explained below), and the associated burn rates and equity overhang, over the past three fiscal years, in the table below to assist in assessing the potential dilutive impact of the 2019 Plan.

Year	(A) Shares Subject to New Awards Granted or Assumed During Fiscal Year (1)	(B) Shares Subject to Canceled Awards During Fiscal Year (2)	(C) Shares Subject to Outstanding Awards at December 31 (3)	(D) Shares Available for New Awards under 2010 Plan at December 31	(E) Total Shares Outstanding at December 31	Gross Burn Rate (4)	Net Burn Rate (5)	Equity Overhang (6)
2018	5,314,679	2,171,384	15,602,726	9,089,194	172,603,000	3.08%	1.82%	14.31%
2017	4,237,082	1,737,498	15,570,335	7,045,637	168,797,000	2.51%	1.48%	13.40%
2016	5,338,648	1,081,900	16,957,511	4,698,501	161,561,000	3.30%	2.63%	13.40%

(1)	Includes shares subject to any new equity awards, other than the 2018 CEO Performance Award, granted and any equity awards assumed in acquisitions during the applicable fiscal year.
(2)	Includes shares subject to any outstanding equity awards that became unexercisable or, as applicable, were forfeited to or repurchased due to failure to vest, during the applicable fiscal year.
(3)	Does not include the 2018 CEO Performance Award.
(4)	Defined as the amount in column A divided by the amount in column E.
(5)	Defined as (i) the amount in column A minus the amount in column B, divided by (ii) the amount in column E.
(6)	Defined as (i) the amount in column C plus the amount in column D, divided by (ii) the amount in column C plus the amount in column D plus the amount in column E.

We have excluded from the above calculations the impact of the 2018 CEO Performance Award, which was not granted under the 2010 Plan, as we believe that such award is fundamentally different from any other equity awards we have granted or assumed, for the following reasons:

•

The structure of the 2018 CEO Performance Award is truly extraordinary and was not intended to be a periodically recurring award. Each of the market capitalization and operational milestones was carefully selected to be challenging to achieve, and not attainable merely with the passage of time or with the growth of Tesla at a modest pace. For example, each of the 12 market capitalization milestones requires that Tesla add an amount in market capitalization nearly equal to the total market capitalization of Tesla at the time of the grant, and achieving all 12 such milestones would make Tesla one of the most valuable companies in the world as of the time of the grant. Likewise, achieving the first of each of the applicable revenue-based and Adjusted EBITDA-based (as defined in “Executive Compensation—Compensation Discussion and Analysis—Chief Executive Officer Compensation—2018 CEO Performance Award” below) operational milestones required increasing by approximately 70% the total annual revenue in 2017, the last completed year prior to the grant of the 2018 CEO Performance Award, and increasing by approximately 133% the Adjusted EBITDA for 2017. Achieving all of the revenue-based operational milestones or all of the Adjusted EBITDA-based operational milestones would require increases by factors of 15 or 22, respectively, from the applicable 2017 levels. To date, Mr. Musk has not vested in any of the 12 tranches of the 2018 CEO Performance Award. To the extent that he does in the future, we believe that the impact of any resulting dilution to our stockholders would be more than offset by the significant improvements to our stock price and results of operations, to an extent that is unique among our equity awards.

•

The Board intends the 2018 CEO Performance Award to be the exclusive form of compensation for Mr. Musk until it is completed, expires or otherwise terminates. Unlike any of our other executive officers, Mr. Musk does not have any equity awards vesting solely with the passage of time, and other than an immaterial amount of awards granted pursuant to a company-wide patent incentive program, he has not been granted any time-vesting awards since 2009. Moreover, the base salary for Mr. Musk reflects the legally required minimum wage, and Mr. Musk has declined to accept it. Accordingly, the 2018 CEO Performance Award is unique among all of our outstanding equity awards in that it is entirely at risk and represents the only compensation that is currently incentivizing a contributor at Tesla.

•

The 2018 CEO Performance Award was granted following more than six months of careful analysis and development led by the Compensation Committee, with participation by every independent Board member serving at the time of its grant, the help of Compensia, Inc., a leading national compensation consulting firm (“Compensia”), and engagement with and feedback from our largest institutional stockholders. Moreover, the 2018 CEO Performance Award was separately approved by approximately 73% of the votes cast by stockholders (other than Mr. Musk or Kimbal Musk, his brother and a member of the Board) at a meeting to approve such award, and therefore is the only equity award granted by us that was specifically considered and approved by our stockholders.

See “Executive Compensation—Compensation Discussion and Analysis—Chief Executive Officer Compensation” below for more details on the 2018 CEO Performance Award and Mr. Musk’s compensation more generally.

However, the table below sets forth the burn rates and equity overhang using the methodology given above for 2018, the year in which the 2018 CEO Performance Award was granted, if its impact is included:

Gross Burn Rate	Net Burn Rate	Equity Overhang
14.82%	13.56%	26.05%

Equity Plan Governance Features

In designing the 2019 Plan, we have incorporated developments in strong equity plan governance practices, including those intended to address concerns raised by our stockholders in our engagements with them, such as the following:

•	No evergreen feature*—The 2019 Plan provides for a limited number of shares available for the grant of future equity awards, which may be increased only with the approval of stockholders.
•

No liberal share counting*—The 2019 Plan does not allow shares used to pay the exercise price of an award or to satisfy tax withholding obligations under an award, or shares netted out of the shares issued pursuant to exercised stock appreciation rights, to become available for future grant, and does not allow any shares repurchased by us with the proceeds of the exercise prices for any stock options to be reissued under the 2019 Plan.

•

No exchange programs*—The 2019 Plan does not provide for the administrator to institute an exchange program through a third party intermediary to exchange outstanding awards for awards with different exercise prices and terms.

•

Limits on dividends and dividend equivalents*—The 2019 Plan provides that no dividends or dividend equivalents will generally be paid or accrue on awards other than restricted stock, restricted stock units, performance units or performance shares, provided that any stock- or cash-based dividends or dividend equivalents paid on unvested awards will be subject to the same restrictions on transferability and forfeiture as the underlying awards.

•

Clawback*—The 2019 Plan provides that certain awards will be subject to clawback policies of Tesla, including in our Corporate Governance Guidelines as described below in “Executive Compensation—Compensation Discussion and Analysis—Clawback Policy,” or similar clawback requirements that arise under applicable laws, which could result in the forfeiture of all or part of such awards.

•

No repricing*—The 2019 Plan prohibits actions that have the purpose or effect of repricing a stock option or stock appreciation right (except as adjusted for certain recapitalizations or approved by stockholders) or any modification of this restriction.

•	No transfers for value*— The 2019 Plan does not allow awards to be transferred for value, and any transfers may be subject to additional terms and conditions determined by the administrator.
•

No automatic single-trigger acceleration—The 2019 Plan does not provide for an automatic acceleration of awards upon a change in control unless the acquiring or successor company does not assume or substitute for such awards.

* Includes one or more changes from the 2010 Plan.

Summary of the 2019 Plan

The following general description of material features of the 2019 Plan is qualified in its entirety by reference to the provisions of the 2019 Plan set forth in Appendix A.

Background, Purpose and Eligibility under the 2019 Plan

The 2019 Plan is intended to attract, retain and incentivize our employees, members of the Board and our eligible consultants to promote the success of Tesla. The 2019 Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), to Tesla’s employees and any of our subsidiary corporations’ employees, and for the grant of nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, performance units and performance shares (each individually, an “Award”). Our employees, directors and eligible consultants and our subsidiary corporations’ employees and eligible consultants are eligible to receive Awards under the 2019 Plan. As of April 1, 2019, we had approximately 42,742 employees, including four executive officers, and 10 non-employee directors, who would have been eligible to participate in the 2019 Plan if it had been in effect. As a result, our executive officers and directors have an interest in this proposal because they are eligible to participate in the 2019 Plan.

Plan Administration

The 2019 Plan will be administered by the Board, Compensation Committee and one or more additional committees to which the Board, at its discretion or as legally required, may delegate such administration.

Subject to the provisions of the 2019 Plan, the administrator has the power to determine the terms of Awards, including the recipients, the exercise price, if any, the number of shares subject to each Award, the fair market value per share of our common stock, the vesting schedule applicable to the Awards, together with any vesting acceleration, and the form of consideration, if any, payable upon exercise of the Award and the terms of the award agreements for use under the 2019 Plan. The administrator also has the authority, subject to the terms of the 2019 Plan, to amend existing Awards to reduce or increase their exercise price under certain circumstances (except as described in “No Repricing” below), to prescribe rules and to construe and interpret the 2019 Plan and Awards granted thereunder.

Maximum Shares Reserved for Awards

The maximum aggregate number of shares that may be issued pursuant to Awards under the 2019 Plan will be equal to:

•

12,500,000 shares, which is management’s good-faith estimate of the remaining shares that will be available for grant pursuant to the 2010 Plan at the time of the 2019 Annual Meeting, reflecting our intention of not seeking approval of additional shares for issuance under the 2019 Plan than remains available pursuant to the 2010 Plan, plus

•	The number of shares subject to stock options or similar awards granted under the 2010 Plan that expire or otherwise terminate without having been exercised in full, plus
•	The number of shares issued pursuant to awards granted under the 2010 Plan that are forfeited to or repurchased by Tesla due to failure to vest.

For the avoidance of doubt, other than as described in the second and third bullet points above, no shares subject to, issued or available for issuance pursuant to awards under the 2010 Plan will be available for issuance under the 2019 Plan.

In addition, no more than an aggregate of 13,000,000 shares may be granted pursuant to incentive stock options under the 2019 Plan.

Share Counting Rules

The following rules also govern the determination of shares that may be issued pursuant to Awards under the 2019 Plan:

•

If an Award under the 2019 Plan expires or becomes unexercisable or, as applicable, is forfeited to or repurchased by us due to failure to vest, the shares subject to the expired, unexercisable, forfeited or repurchased portion of such Award will become available for future grant under the 2019 Plan.

•

Shares that have actually been issued under the 2019 Plan under any Award (other than an unvested Award of restricted stock) will not be returned to the 2019 Plan and will not become available for future distribution under the 2019 Plan.

•

With respect to exercised stock appreciation rights, the total number of shares subject to such stock appreciation rights (and not the net number of shares actually issued pursuant to such stock appreciation rights) will cease to be available under the 2019 Plan.

•	Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will not become available for future grant under the 2019 Plan.
•	Shares repurchased by us with the proceeds of the exercise prices for any stock options may not be reissued under the 2019 Plan.

•	To the extent an Award under the 2019 Plan is paid out in cash rather than shares, such cash payment will not reduce the number of shares available for issuance under the 2019 Plan.
•

Shares issued in connection with awards that are assumed, converted or substituted pursuant to certain corporate transactions will not reduce the number of shares available for issuance under the 2019 Plan.

No Repricing

In no event will the administrator reduce the exercise price of a stock option or stock appreciation right, exchange a stock option or stock appreciation right for cash or another Award for the purpose of repricing such stock option or stock appreciation right, exchange a stock option or stock appreciation right for another stock option or stock appreciation right with a lower exercise price, or take any other action with respect to a stock option or stock appreciation right that constitutes a repricing under applicable laws. Moreover, the Board may not amend the 2019 Plan to modify the foregoing restrictions. However, any adjustment of a stock option or stock appreciation right as provided under “Adjustments” below or any action taken with the approval of our stockholders will not constitute a prohibited repricing under the 2019 Plan.

Stock Options

The administrator may grant incentive and/or nonstatutory stock options under the 2019 Plan; provided that incentive stock options are only granted to employees. The exercise price of all options must equal at least the fair market value of our common stock on the date of grant. The term of an option may not exceed ten years, provided, however, that an incentive stock option held by a participant who owns more than 10% of the total combined voting power of all classes of our stock, or of certain of our parent or subsidiary corporations, may not have a term in excess of five years and must have an exercise price of at least 110% of the fair market value of our common stock on the grant date. The administrator will determine the methods of payment of the exercise price of an option, which may include cash, shares or other property acceptable to the plan administrator. Subject to the provisions of the 2019 Plan, the administrator determines the remaining terms of the options (e.g., vesting). After the termination of service of an employee, director or consultant, the participant may exercise his or her option, to the extent vested as of such date of termination, for the period of time stated in his or her option agreement. Generally, if termination is due to death or disability, the option will remain exercisable for twelve months. In all other cases, the option will generally remain exercisable for three months following the termination of service. However, in no event may an option be exercised later than the expiration of its term. No dividends or dividend equivalent rights will be paid or accrued on stock options under the 2019 Plan.

Restricted Stock

Restricted stock may be granted under the 2019 Plan. Restricted stock awards are grants of shares of our common stock that are subject to various restrictions, including restrictions on transferability and forfeiture provisions. Shares of restricted stock will vest and the restrictions on such shares will lapse, in accordance with terms and conditions established by the administrator. Such terms may include, among other things, vesting upon the achievement of specific performance goals determined by the administrator and/or continued service to us. The administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. Recipients of restricted stock awards generally will have voting and dividend rights with respect to such shares upon grant without regard to vesting, provided that all dividends, whether paid in shares or cash, will be subject to the same restrictions on transferability and forfeitability as the restricted stock with respect to which they were paid. Shares of restricted stock that do not vest for any reason will be forfeited by the recipient and will revert to being available for future grant under the 2019 Plan. The specific terms, which are subject to the provisions of the 2019 Plan, will be set forth in an award agreement.

Restricted Stock Units

Restricted stock units may be granted under the 2019 Plan. Each restricted stock unit granted is a bookkeeping entry representing an amount equal to the fair market value of one share of our common stock. Subject to the provisions of the 2019 Plan, the administrator determines the terms and conditions of restricted stock units including the vesting criteria, which may include achievement of specified performance criteria or continued service to us, and the form and timing of payment. The administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. The administrator determines in its sole discretion whether an award will be settled in stock, cash or a combination of both. Any dividend equivalents on restricted stock units may be earned in shares or cash but will be subject to the same restrictions on transferability and forfeitability as the restricted stock units with respect to which they relate. The specific terms will be set forth in an award agreement.

Stock Appreciation Rights

Stock appreciation rights may be granted under the 2019 Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our common stock between the exercise date and the date of grant. Subject to the provisions of the 2019 Plan, the administrator determines the terms of stock appreciation rights, including when such rights vest and become exercisable and whether to settle such awards in cash or with shares of our common stock, or a combination thereof, except that the per share exercise price for the shares to be issued pursuant to the exercise of a stock appreciation right will be no less than 100% of the fair market value per share on the date of grant. The term of an Award of stock appreciation rights may not exceed ten years. After the termination of service of an employee, director or consultant, the participant may exercise his or her stock appreciation rights, to the extent vested as of such date of termination, for the period of time stated in his or her award agreement. Generally, if termination is due to death or disability, the stock appreciation rights will remain exercisable for twelve months. In all other cases, the stock appreciation rights will generally remain exercisable for three months following the termination of service. However, in no event may stock appreciation rights be exercised later than the expiration of their term. No dividends or dividend equivalent rights will be paid or accrued on stock appreciation rights. The specific terms will be set forth in an award agreement.

Performance Units/Performance Shares

Performance units and performance shares may be granted under the 2019 Plan. Performance units and performance shares are awards that will result in a payment to a participant only if performance goals established by the administrator are achieved or the awards otherwise vest. The administrator will establish organizational or individual performance goals in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. After the grant of a performance unit or performance share, the administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance units or performance shares. Performance units shall have an initial dollar value established by the administrator prior to the grant date. Performance shares shall have an initial value equal to the fair market value of our common stock on the grant date. The administrator, in its sole discretion, may pay earned performance units or performance shares in the form of cash, in shares or in some combination thereof. Any dividend equivalents on performance units or performance shares may be earned in shares or cash but will be subject to the same restrictions on transferability and forfeiture as the Performance units or performance shares with respect to which they relate. The specific terms, which are subject to the provisions of the 2019 Plan, will be set forth in an award agreement.

Adjustments

In the event of certain changes in our capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under the 2019 Plan, the administrator will make adjustments to one or more of the number and class of shares that may be delivered under the 2019 Plan, the number, class and price of shares covered by each outstanding Award, and/or the numerical share limits contained in the 2019 Plan.

Dissolution or Liquidation

In the event of our proposed liquidation or dissolution, the administrator will notify participants as soon as practicable and all awards will terminate immediately prior to the consummation of such proposed transaction.

Certain Transactions or Change in Control

The 2019 Plan provides that in the event of a merger, consolidation or similar transaction, each outstanding Award or portion thereof will be treated as the administrator determines, except that if such transaction results in a change in control, as defined under the 2019 Plan, in which an acquiring or successor corporation or its parent or subsidiary does not assume or substitute an equivalent award for any outstanding Award or portion thereof, then such Award or portion thereof will fully vest, all restrictions on such Award or portion thereof will lapse, all performance goals or other vesting criteria applicable to such Award or portion thereof will be deemed achieved at 100% of target levels and such Award or portion thereof will become fully exercisable, if applicable, for a specified period determined by the administrator, unless provided otherwise under the applicable award agreement. The Award or portion thereof will then terminate upon the expiration of the specified period of time. If Awards granted to an outside director are assumed or substituted and such director’s service is terminated at or following such assumption or substitution, other than pursuant to a voluntary resignation, his or her options and stock appreciation rights, if any, will vest fully and become immediately exercisable, all restrictions on his or her restricted stock and restricted stock units, if any, will lapse, and all performance goals or other vesting requirements for his or her performance shares and units will be deemed achieved at 100% of target levels, and all other terms and conditions met, unless provided otherwise under the applicable award agreements.

Clawback

Certain participants under the 2019 Plan and any Awards held by them will be subject to any clawback policy of Tesla currently in effect, such as provided in our Corporate Governance Guidelines as described below in “Executive Compensation—Compensation Discussion and Analysis—Clawback Policy,” or that may be established and/or amended from time to time, or other forfeiture, return or reimbursement obligations arising under applicable laws. The administrator may require such participants to forfeit, return or reimburse to us all or a portion of their Awards and any amounts paid thereunder pursuant to the terms of such clawback policy or as necessary or appropriate to comply with such applicable laws.

New Plan Benefits

The amount and timing of Awards granted under the 2019 Plan are determined in the sole discretion of the administrator and therefore cannot be determined in advance. Future Awards that would be received under the 2019 Plan by directors, executive officers and other employees are discretionary and are therefore not determinable at this time. We have not approved any Awards that are conditioned on stockholder approval of the 2019 Plan.

Summary of Material U.S. Federal Income Tax Considerations

The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the 2019 Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.

Stock Options

A 2019 Plan participant who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the participant to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the participant recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise, or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period.

A participant does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the participant recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee is subject to tax withholding. Upon a disposition of such shares by the participant, any difference between the sale price and the participant’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

Stock Appreciation Rights

No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares

A participant generally will not have taxable income at the time an award of restricted stock or restricted stock units are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture (e.g., vested). However, a holder of a restricted stock award may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the award less any amount paid for the shares on the date the award is granted.

Deductibility of Awards

We generally will be entitled to a tax deduction in connection with an Award under the 2019 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). However, Section 162(m) of the Code places a $1,000,000 annual limit on the compensation deductible by us paid to certain of our employees, including our chief executive officer, chief financial officer and each of our other three most highly paid executive officers. Therefore, we will be unable to seek a full income tax deduction for any Award granted to a covered person under Section 162(m) under the 2019 Plan to the extent it causes such person’s annual compensation to exceed $1,000,000.

Other Information

The 2019 Plan was approved by the Board on April 18, 2019, subject to stockholder approval. The Board may at any time amend, alter, suspend or terminate the 2019 Plan, provided that we must obtain stockholder approval of any amendment if required under applicable law or stock exchange rule, and provided further that the Board may not modify the restriction on repricing actions with respect to stock options or stock appreciation rights in the 2019 Plan. Unless earlier terminated by the Board, the 2019 Plan will continue in effect for a term of 10 years from the date of approval by our stockholders. The termination or amendment of the 2019 Plan may not adversely affect any outstanding Award thereunder unless mutually agreed between the participant and the administrator.

Awards granted under the 2019 Plan generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent or distribution and may be exercised, during the lifetime of the participant, only by the participant. The administrator may make an Award transferable (provided that it be for no consideration), and such transfer may contain such additional terms and conditions as the administrator deems appropriate. Other terms and conditions of each Award will be set forth in award agreements, subject to the provisions of the 2019 Plan.

On April 1, 2019, the closing price on the NASDAQ Global Select Market of our common stock was $289.18 per share.

The Board recommends a vote FOR the Tesla proposal for the approval of the Tesla, Inc. 2019 Equity Incentive Plan.

PROPOSAL THREE

TESLA PROPOSAL FOR APPROVAL OF TESLA, INC. 2019 EMPLOYEE STOCK PURCHASE PLAN

Background

We are asking stockholders to approve the Tesla, Inc. 2019 Employee Stock Purchase Plan (the “2019 ESPP”), which the Board has approved subject to the approval of our stockholders.

Currently, we maintain the 2010 ESPP, under which our employees are permitted to purchase our common stock through payroll deductions at the end of consecutive, non-overlapping six-month offering periods. There is currently in effect an offering period under the 2010 ESPP that is scheduled to end in August 2019. However, because the 2010 ESPP is scheduled to terminate in accordance with its terms in December 2019, there will not be any subsequent offerings under the 2010 ESPP. Therefore, we are seeking approval of the 2019 ESPP to allow us to continue to offer this benefit to our employees following the current offering period under the 2010 ESPP.

Tesla strongly promotes a culture of stock ownership in order to incentivize employees to contribute to our successes, from which they reap the benefit of increases in our stock’s value. For this reason, in addition to establishing minimum stock ownership and holding periods for our directors and named executive officers, as described below in “Corporate Governance—Stock Transactions—Stock Ownership by Board and Management,” we offer equity awards to all of our employees. In addition, the ability to contribute a portion of earnings to purchase our shares, which we have offered under the 2010 ESPP and would like to continue to offer under substantially the same terms and conditions pursuant to the 2019 ESPP, is a key benefit for our employees. Such a program is crucial to our ability to attract, retain and incentivize our talent, and ultimately, better aligns the interests of our employees with those of our stockholders.

Whether or not stockholders approve the 2019 ESPP at the 2019 Annual Meeting, the current offering period under the 2010 ESPP will complete in August 2019, after which no more offerings will be conducted under the 2010 ESPP, and the 2010 ESPP will terminate in accordance with its terms in December 2019. However, if our stockholders approve the 2019 ESPP, a new offering will commence under the 2019 ESPP in September 2019, and subsequent offerings will be under the 2019 ESPP for as long as it is in effect.

Summary of the 2019 ESPP

The following general description of material features of the 2019 ESPP is qualified in its entirety by reference to the provisions of the 2019 ESPP set forth in Appendix B.

Purpose and Eligibility

The 2019 ESPP is intended to attract, retain and incentivize our employees. The 2019 ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Code. In addition, the 2019 ESPP authorizes offerings that do not qualify under Section 423 of the Code pursuant to rules, procedures or sub-plans adopted by the administrator that are designed to achieve desired tax or other objectives for us or participants in the 2019 ESPP (the “Non-423 Component”). The Non-423 Component is intended to be operated and administered in the same manner as offerings intended to qualify under Section 423 of the Code, except where prohibited by law.

Our executive officers and all of our other employees will be allowed to participate in the 2019 ESPP, provided that other than for an offering under the Non-423 Component:

•

An employee will be eligible to participate only if he or she is customarily employed by us or any participating subsidiary for at least 20 hours per week and more than five months in any calendar year; and

•

An employee may not be granted rights to purchase shares under the 2019 ESPP if such employee (i) would immediately after such grant own shares or options to purchase shares with 5% or more of the total combined voting power of all classes of our capital stock, or (ii) holds rights to purchase stock under all of our “employee stock purchase plans” (within the meaning of Section 423 of the Code) that would accrue at a rate in excess of $25,000 in fair market value of our stock (determined at the time the rights are granted) for each calendar year in which such rights are outstanding at any time.

As of April 1, 2019, approximately 42,742 employees would have been eligible to participate in the 2019 ESPP if it has been in effect as of such time. For illustrative purposes, approximately 38% of eligible employees are enrolled in the current offering period under the 2010 ESPP.

Administration

The 2019 ESPP will be administered by the Board, Compensation Committee and one or more additional committees to which the Board may delegate such administration, subject to applicable laws. The administrator will have full and exclusive authority to interpret the terms of the 2019 ESPP and determine eligibility.

Share Reserve

The maximum aggregate number of shares that may be issued pursuant to the 2019 ESPP will be equal to:

•	7,500,000 shares, minus
•

The total number of shares that are actually issued under the 2010 ESPP pursuant to any offering period thereunder commencing on or after March 1, 2019 (which is expected to include only the current offering period thereunder that is scheduled to end in August 2019).

As of the date of this filing, a total of 1,802,826 shares were available for issuance under the 2010 ESPP, approximately 245,000 shares of which we currently anticipate being issued in the current and final offering period thereunder that is scheduled to end in August 2019, subject to movements in our stock price, employee withdrawals and certain other factors that we cannot predict. In 2019, the Board declined to increase the number of shares available for issuance pursuant to the evergreen feature of the 2010 ESPP. As a result, if our stockholders approve the 2019 ESPP, the total shares that may be issued in the current and final offering period under the 2010 ESPP that is scheduled to end in August 2019 and in the future under the 2019 ESPP will not exceed 7,500,000 shares, which represents approximately 4.3% of the total number of shares outstanding as of April 1, 2019.

The 2019 ESPP does not include an evergreen provision that would permit the administrator to periodically increase the number of shares available for grants thereunder without stockholder approval.

Contributions and Purchases

The 2019 ESPP will permit participants to purchase common stock through payroll deductions of up to 15% of their eligible compensation, which includes a participant’s regular and recurring straight time gross earnings, payments for overtime and shift premium, exclusive of payments for incentive compensation, bonuses and other similar compensation. Subject to the eligibility requirements discussed above, a participant may purchase a maximum of 500 shares of common stock during each six-month offering period. The offering periods generally start on the first trading day on or after March 1 and September 1 of each year. The administrator may, in its discretion, modify the terms of future offering periods, provided that no offering period may be longer than 27 months.

Amounts deducted and accumulated by the participant will be used to purchase shares of our common stock at the end of each six-month offering period. The purchase price of the shares will be 85% of the lower of the fair market value of our common stock on the first trading day of the offering period or on the last trading day of the offering period.

Withdrawal and Termination of Participation

Participants may end their participation at any time during an offering period, and will be paid their accrued payroll deductions that have not yet been used to purchase shares. Participation will also end automatically upon termination of employment with us.

Restriction on Transfers

A participant may not transfer rights granted under the 2019 ESPP other than by will, the laws of descent and distribution or as otherwise provided under the 2019 ESPP.

Adjustments

In the event of certain changes in our capitalization, to prevent dilution or enlargement of the benefits or potential benefits available under the 2019 ESPP, the administrator will make adjustments to one or more of the number and class of shares that may be delivered, the applicable purchase price for shares, and/or the numerical share limits, pursuant to the 2019 ESPP.

Dissolution or Liquidation

In the event of our proposed liquidation or dissolution, any offering period then in progress will be shortened and will terminate immediately prior to such liquidation or dissolution unless the administrator otherwise determines. The administrator will notify participants of the new exercise date, at which time any participant’s purchase rights will be automatically exercised unless the participant has earlier withdrawn from the offering period.

Certain Transactions

In the event of a merger, consolidation or similar transaction, an acquiring or successor corporation may assume or substitute each outstanding purchase right. If the successor corporation refuses to assume or substitute for the outstanding purchase rights, the offering period then in progress will be shortened, and a new exercise date will be set. The administrator will notify each participant in writing that the exercise date has been changed and that the participant’s option will be exercised automatically on the new exercise date unless the participant has already withdrawn from the offering period.

New Plan Benefits

Participation in the 2019 ESPP will be optional and completely within the discretion of our employees, and therefore the number of shares that we may issue under the 2019 ESPP cannot be determined in advance.

Summary of Material U.S. Federal Income Tax Considerations

The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the 2019 ESPP. However, this summary is not intended to apply to any offerings under the Non-423 Component. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.

The rights of participants to make purchases under the 2019 ESPP are intended to qualify under the provisions of Section 423 of the Code. Assuming such qualification, no income will be taxable to a participant until the sale or other disposition of shares purchased under the 2019 ESPP. Upon such sale or disposition, the participant will generally be subject to tax in an amount that depends upon the holding period of such shares prior to disposing of them.

If the shares are sold or disposed of more than two years from the first day of the offering period during which the shares were purchased and more than one year from the date of purchase, or if the participant dies while holding the shares, the participant (or his or her estate) will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time such sale or disposition over the purchase price of such shares or (ii) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are held for at least the holding periods described above but are sold for a price that is less than the purchase price, there will be no ordinary income and the difference will be a long-term capital loss. We will not be entitled to an income tax deduction with respect to the grant or exercise of a right to purchase our shares, or the sale of such shares by a participant, where such participant holds such shares for at least the holding periods described above.

Any sale or other disposition of shares before the expiration of the holding periods described above will be a “disqualifying disposition,” and the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price, and we will be entitled to an income tax deduction for such ordinary income. Any additional gain or loss on such sale or disposition will be a long-term or short-term capital gain or loss, depending on the holding period following the date the shares were purchased by the participant prior to such sale or disposition, and we will not be entitled to an income tax deduction for any such capital gain.

Other Information

The 2019 ESPP was approved by the Board on April 18, 2019, subject to stockholder approval. The administrator may at any time amend, suspend or terminate the 2019 ESPP, provided that with certain exceptions described in the 2019 ESPP, no such action may adversely affect any outstanding rights to purchase stock. Unless earlier terminated by the administrator, the 2019 ESPP will continue in effect for a term of 10 years from the date of approval by our stockholders.

On April 1, 2019, the closing price on the NASDAQ Global Select Market of our common stock was $289.18 per share.

The Board recommends a vote FOR the Tesla proposal for the approval of the Tesla, Inc. 2019 Employee Stock Purchase Plan.

PROPOSAL FOUR

TESLA PROPOSAL FOR APPROVAL AND ADOPTION OF AMENDMENTS TO CERTIFICATE OF INCORPORATION AND BYLAWS TO ELIMINATE APPLICABLE SUPERMAJORITY VOTING REQUIREMENTS

General

We are asking stockholders to approve and adopt at the 2019 Annual Meeting each of the following:

•

The inclusion in an amendment and restatement (the “Amended Certificate”) of our current certificate of incorporation of revisions to Article IX thereof to eliminate the current requirements that certain categories of changes to our certificate of incorporation be approved by the affirmative vote of at least 66 2/3% of the total voting power of all outstanding shares of Tesla common stock (the “Supermajority Amendment”); and

•

An amendment and restatement (the “Amended Bylaws”) of our current bylaws to eliminate the current requirements therein that certain categories of changes to our bylaws be approved by the affirmative vote of at least 66 2/3% of the total voting power of all outstanding shares of Tesla common stock.

The Board has approved and adopted the Supermajority Amendment, subject to the approval of our stockholders, and has approved the submission of the Amended Bylaws to our stockholders for their approval and adoption. Accordingly, upon the approval of this Proposal by our stockholders: (i) we will file the Amended Certificate including the Supermajority Amendment with the Secretary of State of the State of Delaware as soon as practicable following the 2019 Annual Meeting, at which time the Amended Certificate will become effective, and (ii) the Amended Bylaws will be adopted by our stockholders and become immediately effective. In addition, if our stockholders also approve Proposal Five relating to an amendment of our certificate of incorporation to reduce the terms of our directors from three years to two years, the Amended Certificate we file will also include such amendment. Finally, if our stockholders approve either or both of this Proposal and Proposal Five, the Amended Certificate we file will also incorporate a prior certificate of amendment, effective February 1, 2017, to our certificate of incorporation to reflect the change of our corporate name from “Tesla Motors, Inc.” to “Tesla, Inc.,” which did not and does not require the approval of our stockholders. See “Proposal Five—Tesla Proposal for Approval of Amendment to Certificate of Incorporation to Reduce Director Terms” below for more information.

Reasons for the Proposed Amendments

Tesla’s mission is to accelerate the world’s transition to sustainable energy. This mission continues to require a long-term focus that we believe will ultimately maximize value to our stockholders, and we face the risk of distractions posed by special interests that seek only short-term returns. At the same time, the Board continuously evaluates our corporate governance structure, practices and policies, and also weighs feedback from our stockholders. As part of this evaluation, the Board considered recent feedback from our institutional investors as described below in “Corporate Governance—Investor Outreach,” and reviewed the stockholder proposals we have historically received for our annual meetings of stockholders, including Proposal Eight and a stockholder proposal to vote on an advisory basis to fully declassify the Board, which our stockholders did not approve at the 2017 annual meeting of stockholders. The Board also determined that Tesla has established enough momentum, particularly through a very successful fiscal 2018, to set its course for the foreseeable future, establish credibility for its mission, and more effectively defend itself from opportunistic corporate raiders. Accordingly, the Board is asking our stockholders to approve this Proposal and Proposal Five, having determined that it is the appropriate time to give our stockholders a greater voice by facilitating their ability to effect changes to certain corporate and Board matters, and allowing them to vote on the performance of our directors with greater frequency.

On the other hand, while the Board believes it appropriate to give this greater voice to our stockholders in approving fundamental corporate matters and in more frequently approving the Board’s performance, Tesla is still at a point in its development where we may experience significant short-term swings in the price of our stock that are unrelated or disproportionate to our long-term prospects. Accordingly, it would not be in the best interests of Tesla and its stockholders at this time to subject to the entire Board to an annual re-election that could, if opportunistic short-term interests prevailed, potentially eliminate in one step all continuity at the Board and leave it less capable of carrying on the implementation and execution of key projects to drive long-term stockholder value. Likewise, the Board continues to oppose stockholder initiatives that seek to direct Tesla’s strategic business decisions and day-to-

day operations in ways that are not critical to or in furtherance of Tesla’s core mission, such as Proposal Seven with respect to the formation of a public policy committee of the Board. The Board considers all reasonable stockholder viewpoints in good faith, but ultimately must consider the interests of all of our stockholders and what is best for sustainable value creation.

Summary of the Proposed Amendments

The following are summaries of the proposed Supermajority Amendment and Amended Bylaws. Each summary is qualified in its entirety by reference to the full text of the Amended Certificate as set forth in Appendix C, specifically Article IX thereof, and of the Amended Bylaws as set forth in Appendix D (in each case, with additions shown as underlined and deletions shown as struck through).

Supermajority Amendment

The Supermajority Amendment that is proposed to be included in the Amended Certificate provides for the deletion of the requirement that an affirmative vote of the holders of at least 66 2/3% of the voting power of all outstanding shares of capital stock of Tesla entitled to vote generally in the election of directors, voting together as a single class, be required to amend, alter or repeal, or adopt any provision in our certificate of incorporation inconsistent with the purpose and intent of the provisions currently therein relating to: (i) the general powers, number, elections, terms, removals, vacancies of, or newly created directorships for, members of the Board; (ii) the authority of the Board to adopt, amend or repeal our bylaws; (iii) actions by written consent of stockholders, special meetings of stockholders, and the required advance notice for director nominations and business to be brought by stockholders at meetings; and (iv) the amendment of our certificate of incorporation. Consequently, if the Supermajority Amendment is approved, the Amended Certificate will not require that a proposed amendment, alteration, change or repeal of any provision in the Amended Certificate be subject to approval by a supermajority of our stockholders.

Amended Bylaws

The Amended Bylaws provide for the deletion of the requirement that an affirmative vote of the holders of at least 66 2/3% of the voting power of all outstanding voting securities of Tesla, voting together as a single class, be required for the stockholders of Tesla to alter, amend or repeal, or adopt any bylaw inconsistent with, the provisions currently therein relating to: (i) meetings of stockholders; (ii) the powers, number, resignations, vacancies and removals of members of the Board; (iii) indemnification of directors and officers; and (iv) the amendment of our bylaws. Consequently, if the Amended Bylaws are approved and adopted by our stockholders, our stockholders will be permitted to adopt, amend or repeal the Amended Bylaws pursuant to a simple majority vote, or any other standard required by applicable laws.

The Board recommends a vote FOR the Tesla proposal for the approval and adoption of amendments to our certificate of incorporation and bylaws to eliminate applicable supermajority voting requirements.

PROPOSAL FIVE

TESLA PROPOSAL FOR APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO REDUCE DIRECTOR TERMS

General

We are asking stockholders to approve at the 2019 Annual Meeting the inclusion in the Amended Certificate of revisions to Section 5.2 thereof to reduce the number of classes into which the Board is divided from three to two, resulting in each director’s term being reduced from three years to two years (the “Director Term Amendment”).

The Board has approved and adopted this amendment, subject to the approval of our stockholders. Accordingly, upon the approval of this Proposal by our stockholders, we will file the Amended Certificate including the Director Term Amendment with the Secretary of State of the State of Delaware as soon as practicable following the 2019 Annual Meeting, at which time the Amended Certificate will become effective. In addition, if our stockholders also approve Proposal Four relating to amendments of our governing documents to eliminate applicable supermajority voting requirements, the Amended Certificate we file will also include such applicable amendment. Finally, if our stockholders approve either or both of this Proposal and Proposal Four, the Amended Certificate we file will also incorporate a prior certificate of amendment, effective February 1, 2017, to our certificate of incorporation to reflect the change of our corporate name from “Tesla Motors, Inc.” to “Tesla, Inc.,” which did not and does not require the approval of our stockholders. See “Proposal Four—Tesla Proposal for Approval and Adoption of Amendments to Certificate of Incorporation and Bylaws to Eliminate Applicable Supermajority Voting Requirements” above for more information.

Reasons for the Proposed Amendment

Please see “Proposal Four—Tesla Proposal for Approval and Adoption of Amendments to Certificate of Incorporation and Bylaws to Eliminate Applicable Supermajority Voting Requirements—Reasons for the Proposed Amendments” above for the Board’s reasons for recommending that our stockholders approve both this Proposal and Proposal Four.

Summary of the Proposed Amendment

The following is a summary of the proposed Director Term Amendment, and is qualified in its entirety by reference to the full text of the Amended Certificate as set forth in Appendix C, specifically Section 5.2 thereof (with additions shown as underlined and deletions shown as struck through).

The Director Term Amendment that is proposed to be included in the Amended Certificate provides for the reduction of the classes of the Board from three to two, comprised of Class I and Class II, with: (i) directors divided between them as nearly equal in size as is practicable by the Board (including following future increases or decreases in the number of directorships); (ii) the terms of the initial Class I directors expiring at the 2020 annual meeting of stockholders and thereafter at each second annual meeting of stockholders next succeeding the most recent election at which directors of such class were elected; and (iii) the terms of the initial Class II directors expiring at the 2021 annual meeting of stockholders and thereafter at each second annual meeting of stockholders next succeeding the most recent election at which directors of such class were elected. Consequently, if the Director Term Amendment is approved, each director’s term will be reduced from three years to two years, subject to any increase to a director’s term resulting from a re-assignment of Board classes in order to maintain classes as nearly equal in size as is practicable.

The Board has approved the following assignments of our directors to the two classes of the Board, contingent upon the approval of the Director Term Amendment by our stockholders:

Name	Class (Next Term Expiration following 2019 Annual Meeting) if Amendment is Approved (1)	Class (Next Term Expiration following 2019 Annual Meeting) if Amendment is Not Approved (2)
Elon Musk	I (2020)	I (2020)
Brad Buss (3)	—	—
Robyn Denholm	I (2020)	I (2020)
Ira Ehrenpreis	II (2021)	III (2022)
Lawrence J. Ellison (4)	II (2021)	III (2022)
Antonio Gracias (5)	I (2020)	II (2021)
Stephen Jurvetson (5)	I (2020)	I (2020)
James Murdoch	II (2021)	II (2021)
Kimbal Musk	I (2020)	II (2021)
Linda Johnson Rice (3)	—	—
Kathleen Wilson-Thompson	II (2021)	III (2022)

(1)

Reflects the Board classes as approved by the Board and the next applicable term expirations following the 2019 Annual Meeting, assuming approval of the Director Term Amendment and re-election at the 2019 Annual Meeting (if applicable).

(2)

Reflects the current Board classes and the next applicable term expirations following the 2019 Annual Meeting, if the Amended Certificate is not approved and assuming re-election at the 2019 Annual Meeting (if applicable).

(3)	Will not stand for re-election at the 2019 Annual Meeting.
(4)

If the Director Term Amendment is not approved, Mr. Ellison, who is currently a Class II director, will be re-classified to a Class III director with a term expiring in 2022 immediately following the 2019 Annual Meeting, such that our Board classes will remain equal in size.

(5)	Will not stand for re-election when his current term expires.

The Board recommends a vote FOR the Tesla proposal for the approval of an amendment to our certificate of incorporation to reduce director terms.

PROPOSAL SIX

TESLA PROPOSAL FOR RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Audit Committee has selected PricewaterhouseCoopers LLP as Tesla’s independent registered public accounting firm to audit the consolidated financial statements of Tesla for the fiscal year ending December 31, 2019, which will include an audit of the effectiveness of Tesla’s internal control over financial reporting. PricewaterhouseCoopers LLP has audited Tesla’s financial statements since 2005. A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting, will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

Stockholder ratification of the selection of our independent registered public accounting firm is a matter of good corporate practice. In the event that this selection is not ratified by the affirmative vote of a majority of the shares present and voting at the meeting in person or by proxy, the appointment of the independent registered public accounting firm will be reconsidered by the Audit Committee. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of Tesla and our stockholders.

Principal Accounting Fees and Services

The following table presents fees billed for professional audit services and other services rendered to Tesla by PricewaterhouseCoopers LLP for the years ended December 31, 2017 and 2018. The dollar amounts in the table and accompanying footnotes are in thousands.

	2017	2018
Audit Fees (1)	$10,613	$12,088
Audit-Related Fees (2)	240	160
Tax Fees (3)	64	514
All Other Fees (4)	2	3

Total	$10,919	$12,766

(1)

Audit Fees consist of fees billed for professional services rendered for the audit of Tesla’s consolidated financial statements included in Tesla’s Annual Report on Form 10-K and for the review of the financial statements included in Tesla’s Quarterly Reports on Form 10-Q, as well as services that generally only Tesla’s independent registered public accounting firm can reasonably provide, including statutory audits and services rendered in connection with SEC filings. The Audit Fees incurred in 2017 also include fees of $403 relating to services performed in connection with Tesla’s securities offerings, in each case including comfort letters, consents and review of documents filed with the SEC and other offering documents.

(2)	Audit-Related Fees consist of fees billed for professional services for assistance with interpretation of accounting standards.
(3)	Tax Fees in 2017 and 2018 consisted of fees related to consultation and assistance with foreign taxation matters.
(4)	Other Fees in 2017 and 2018 consisted of fees for use of accounting software.

Pre-Approval of Audit and Non-Audit Services

Tesla’s Audit Committee has adopted a policy for pre-approving audit and non-audit services and associated fees of Tesla’s independent registered public accounting firm. Under this policy, the Audit Committee must pre- approve all services and associated fees provided to Tesla by its independent registered public accounting firm, with certain de minimis exceptions described in the policy.

All PricewaterhouseCoopers LLP services and fees in fiscal 2017 and 2018 were pre-approved by the Audit Committee.

The Board recommends a vote FOR the Tesla proposal for the ratification of the appointment of PricewaterhouseCoopers LLP as Tesla’ s independent registered public accounting firm for the fiscal year ending December 31, 2019.

PROPOSAL SEVEN

STOCKHOLDER PROPOSAL REGARDING PUBLIC POLICY COMMITTEE

In accordance with SEC rules, we have set forth below a stockholder proposal from Jing Zhao, along with a supporting statement of Mr. Zhao, exactly as submitted by Mr. Zhao. Mr. Zhao has notified us that he is the beneficial owner of 12 shares of Tesla’s common stock and intends to present the following proposal at the 2019 Annual Meeting. Mr. Zhao’s address is 1745 Cooperleaf Ct., Concord, CA 94519. The stockholder proposal will be required to be voted upon at the 2019 Annual Meeting only if properly presented.

Stockholder Proposal and Supporting Statement

***

Shareholder Proposal on Public Policy Committee

Resolved: shareholders recommend that Tesla Inc. (the Company) establish a Public Policy Committee to oversee the Company's policies including human rights, environment, domestic governmental regulations, foreign affairs and international relations affecting the Company's business.

Supporting Statement

A lot of things happened in the Company since the board rejected my independent Chairman proposal at our 2018 shareholders meeting; a lot of things happened in the United States since Mr. Donald Trump became the President; a lot of things happened in US-China relations, particularly the tense trade disputes affecting the Company’s business in China, since Mr. Xi Jinping removed his own term limit as China’s President. A lot of things will happen more unpredictably affecting the Company’s business.

Many companies, such as the dead Yahoo and the troubled facebook [sic], failed without a public policy committee. The Company’s current Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are not adequate to deal with the new age of global competition, confusion, conflicts and confrontation. The Company needs not only an independent Chairman (or Chairwoman), but also a public policy committee.

***

Opposing Statement of the Board

The Board has considered this proposal and has determined that it would not serve the best interests of Tesla or our stockholders.

The Board has broad authority as to Tesla’s key policies, and has a key role in implementing and periodically updating them. These policies, such as our Code of Business Conduct and Ethics, contain guidelines for operating on an increasingly global stage, including with respect to interactions with governments and officials, awareness of foreign laws and practices, and management of business issues relating to competition and fair dealing. The Board is also assisted in its risk oversight function by its various committees, including the Audit Committee, which has oversight over Tesla’s global legal and regulatory compliance, and the Nominating and Corporate Governance Committee, which has authority with respect to addressing any conflicts of interest issues. Moreover, we have assembled specific personnel with specialized expertise to address the types of issues cited by the proponent, including our Environment, Health and Safety and Government Relations and Policy teams, as well as locally-sourced teams in regional locations around the world. True to our startup origins, the Board frequently communicates and meets with our management with respect to these and other operational areas. Ultimately, the Board is responsible for overseeing the major risks that we face, and its members represent a unique collection of diverse backgrounds and experience in a variety of industries that allows them to react to new risks and business conditions.

On the other hand, the proponent does not indicate whether and how the Board has failed with respect to human rights, the environment, or domestic or foreign affairs, other than a broad allusion to trade disputes affecting Tesla’s business in China. Rather, the proponent simply makes unsupported conclusions that our existing Board committees are inadequate, without providing any evidence or rationale for such statements or explaining the mechanisms through which a public policy committee could better address challenges than Tesla’s Board, Board committees, or management.

While the Board recognizes there are important decisions and policies to be made as the Company continues to expand in an increasingly competitive global environment, the Company already has in place a suitable governance structure for that purpose. Without any coherent evidence or rationale for a public policy committee, the Board believes that creating such a committee would be inefficient and introduce an unnecessary administrative burden on the Board process.

The Board recommends a vote AGAINST the stockholder proposal regarding a public policy committee.

PROPOSAL EIGHT

STOCKHOLDER PROPOSAL REGARDING SIMPLE MAJORITY VOTING PROVISIONS IN GOVERNING DOCUMENTS

In accordance with SEC rules, we have set forth below a stockholder proposal from James McRitchie, along with a supporting statement of the proponent, exactly as submitted by Mr. McRitchie. Mr. McRitchie has notified us that he is the beneficial owner of 90 shares of Tesla’s common stock and intends to present the following proposal at the 2019 Annual Meeting through his designee, John Chevedden. Mr. McRitchie’s address is 9295 Yorkship Court, Elk Grove, CA 95758. The stockholder proposal will be required to be voted upon at the 2019 Annual Meeting only if properly presented.

Stockholder Proposal and Supporting Statement

***

Proposal Eight - Simple Majority Vote

RESOLVED, Tesla, Inc. (“Tesla” or “Company”) shareholders request that our board take each step necessary so that each voting requirement in our charter and bylaws that calls for a greater than simple majority vote be eliminated, and replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws. This means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws. It is also important that our company take each step necessary to avoid a failed vote on this proposal topic.

Supporting Statement: Shareowners are willing to pay a premium for shares of companies that have excellent corporate governance. Supermajority voting requirements have been found to be one of six entrenching mechanisms that are negatively related to company performance according to “What Matters in Corporate Governance” by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School (https://papers.ssrn.com/sol3/papers.cfm?abstract_id=593423).

Large funds, such as T. Rowe Price, BlackRock, SSgA and Northern Trust generally support elimination of supermajority requirements, since most view them as an entrenchment device for management. For example, BlackRock's Proxy Voting Guidelines for U.S. Securities (https://www.blackrock.com/corporate/literature/fact-sheet/blk-responsible-investment-guidelines-us.pdf) includes the following:

We generally favor a simple majority voting requirement to pass proposals. Therefore, we will support the reduction or the elimination of supermajority voting requirements to the extent that we determine shareholders’ ability to protect their economic interests is improved.

This proposal topic won from 59.2% to 80.1% of the vote at Kaman, DowDuPont, Salseforce.com [sic] and Ryder System in early 2018. Prior to that, it won 74% to 99% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy, McGraw-Hill, Macy’s, Ferro Arconic, and Cognizant Technology Solutions.

Consideration should also be given to the fact that Tesla shareholders do not elect each director annually, no action can be taken by written consent, shareholders cannot call special meetings and we have no right to proxy access to nominate directors.

Currently a 1 % special interest minority of shares can frustrate the will of shareholders casting 66% of shares in favor. In other words a 1 % special interest minority could have the power to prevent shareholders from improving our corporate governance.

Shareholder lawsuits mount. Federal investigations are ongoing, with the SEC reportedly looking into the adequacy of Tesla's disclosures around supply chain problems. Shareholders need more than deny, deflect, and delay. We need a real voice through governance reforms, including a Simple Majority Vote standard. Please vote to enhance shareholder value:

Simple Majority Vote - Proposal Eight

***

Opposing Statement of the Board

The Board has determined that this proposal would not serve the best interests of Tesla or our stockholders, because we have separately included a proposal (Proposal Four) for our stockholders to directly approve amendments to each of our Certificate of Incorporation and our Bylaws to eliminate any voting requirements therein that require greater than a majority vote of our stockholders. Unlike this proposal, which is advisory and non-binding, Proposal Four would result in our implementing such amendments upon approval, and the Board urges our stockholders to vote for Proposal Four.

The Board recommends a vote AGAINST the stockholder proposal regarding simple majority voting.

CORPORATE GOVERNANCE

Investor Outreach

During 2014, the Board determined to formally identify, approach and establish an active dialogue with our largest stockholders and conduct an extensive and recurring review of our corporate governance practices. We inaugurated a program of periodic investor outreach to ensure that Tesla’s Board and management understand and consider the issues that matter most to our stockholders. We have gradually expanded this program over time to include senior members of management and the Board, who have participated in hosting extended series of meetings with and preparing presentations to a broad base of investors. Through this program, we have received and continue to periodically receive helpful input regarding a number of stockholder-related matters, and have adopted a number of significant changes to our corporate governance practices.

For example, in March 2019, a Tesla delegation including Robyn Denholm, our independent Chair of the Board, met with representatives of over 75% of our active institutional investors as of such time in order to obtain investor feedback on a variety of corporate governance and operational matters, including our board structure and accountability, equity incentive plan and public disclosures, and report back to the Board. Such discussions in part inspired the Board to approve and submit to our stockholders for approval at the 2019 Annual Meeting our Proposals Four and Five to implement certain steps to increase Board accountability to stockholders, as well as to incorporate a number of strong corporate governance practices into the 2019 Plan that will also be voted on at the 2019 Annual Meeting. See “Proposal Two—Tesla Proposal for Approval of Tesla, Inc. 2019 Equity Incentive Plan,” “Proposal Four—Tesla Proposal for Approval and Adoption of Amendments to Certificate of Incorporation and Bylaws to Eliminate Applicable Supermajority Voting Requirements,” and “Proposal Five—Tesla Proposal for Approval of Amendment to Certificate of Incorporation to Reduce Director Terms” above for more information.

Moreover, members of the Board and management from time to time seek input from our investors when considering important corporate actions that involve matters of corporate governance and alignment with stockholder interests. Such discussions in 2017 with our largest institutional stockholders were instrumental in the Board’s deliberations regarding the design of the 2018 CEO Performance Award, which was subsequently approved by approximately 73% of the votes cast by stockholders (other than Elon Musk or Kimbal Musk) at the special meeting to approve such award.

We do not expect that we will always be able to address all of our stockholders’ feedback. However, we seek to optimize our corporate governance by continually refining our relevant policies, procedures and practices to align the needs of the Company with evolving regulations and best practices, issues raised by our stockholders, and other factors as circumstances warrant.

Code of Business Conduct and Ethics and Corporate Governance Guidelines

The Board sets high standards for Tesla’s employees, officers and directors. Tesla is committed to establishing an operating framework that exercises appropriate oversight of responsibilities at all levels throughout the Company and managing its affairs in a manner consistent with high principles of business ethics. Accordingly, Tesla has adopted a Code of Business Conduct and Ethics, which is applicable to Tesla and its subsidiaries’ directors, officers and employees. Tesla has also adopted Corporate Governance Guidelines, which, in conjunction with our certificate of incorporation, bylaws, and charters of the standing committees of the Board, form the framework for Tesla’s corporate governance. The Code of Business Conduct and Ethics and the Corporate Governance Guidelines are each available on Tesla’s website at: http://ir.tesla.com/corporate-governance/highlights. Tesla will disclose on its website any amendment to the Code of Business Conduct and Ethics, as well as any waivers of the Code of Business Conduct and Ethics, that are required to be disclosed by the rules of the SEC or The NASDAQ Stock Market LLC (“NASDAQ”).

Director Independence

Other than Elon Musk, no current director is or has ever been an employee of Tesla. In the course of determining whether each non-employee director is independent, the Board considers, among other things, the annual amount of Tesla’s sales to, or purchases from, any company where a non-employee director or his or her close family member serves as a partner, controlling stockholder or executive officer. In order to find that a director is independent, the Board must determine that any such sales or purchases were made in the ordinary course of business and the amount of such sales or purchases in each of the past three fiscal years was less than 5% of Tesla’s or the applicable company’s consolidated gross revenues for the applicable year. The Board undertook an analysis for each non-employee director and considered all other relevant facts and circumstances, including the director’s other commercial, accounting, legal, banking, consulting, charitable and familial relationships. The Board specifically reviewed the considerations described immediately below to the extent they were identified with respect to any of the non-employee directors. Pursuant to its review, the Board determined that with respect to each of its current members other than Elon Musk and Kimbal Musk, there are no disqualifying factors with respect to director independence enumerated in the listing standards of NASDAQ or any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each such member is an “independent director” as defined in the listing standards of NASDAQ.

With respect to Robyn Denholm, the following was among the relevant considerations:

•

Ms. Denholm is Chief Financial Officer and Head of Strategy of Telstra, from which Tesla is a customer of connectivity services in Australia pursuant to an agreement that was fully negotiated through ordinary course contracting processes. During 2018, Tesla purchased approximately $608,110 in such services.

The Board has concluded that given that (i) Tesla is a customer of Telstra in the ordinary course of business pursuant to a business relationship in which Ms. Denholm was not involved in negotiating nor has any material interest, and (ii) Ms. Denholm does not have a direct or indirect material interest in any pertinent transaction or relationship described below in “Certain Relationships and Related Party Transactions—Related Party Transactions,” there are no relationships that would impede the exercise of independent judgment by Ms. Denholm.

With respect to Ira Ehrenpreis, the following were among the relevant considerations:

•

Mr. Ehrenpreis is a co-owner and manager of DBL Partners. Each of Mr. Ehrenpreis and DBL Partners is a minority investor in SpaceX. Tesla and certain Tesla directors have relationships with SpaceX as set forth in this section and below in “Certain Relationships and Related Party Transactions—Related Party Transactions—SpaceX.”

The Board has concluded that given that (i) Mr. Ehrenpreis’ and DBL Partners’ interests in SpaceX are minority positions, and (ii) Mr. Ehrenpreis does not have a direct or indirect material interest in any pertinent transaction or relationship described below in “Certain Relationships and Related Party Transactions—Related Party Transactions,” there are no relationships that would impede the exercise of independent judgment by Mr. Ehrenpreis.

With respect to Lawrence J. Ellison, the following were among the relevant considerations:

•

In March 2017, an entity of which Mr. Ellison is a significant shareholder purchased a Tesla Energy microgrid system from us for a greenhouse farming project in Lanai, Hawaii for approximately $1.9 million. Such purchase was completed pursuant to an agreement that was fully negotiated through ordinary course contracting processes.

•

Mr. Ellison is Executive Chairman and Chief Technology Officer of Oracle Corporation, from which Tesla is a customer of software and database services. During 2018, Tesla purchased approximately $667,139 in such services pursuant to agreements that were fully negotiated through ordinary course contracting processes.

The Board has concluded that given that (i) Mr. Ellison is neither a director nor officer of the entity which purchased a Tesla Energy system, such purchase was fully negotiated pursuant to ordinary course sales channels without Mr. Ellison’s involvement, and such purchase was entered into well before Mr. Ellison’s appointment to the Board, (ii) Tesla has been since prior to Mr. Ellison’s appointment to the Board a customer of Oracle in the ordinary course of business pursuant to a business relationship in which Mr. Ellison was not involved in negotiating nor has any material interest, and (iii) Mr. Ellison does not have a direct or indirect material interest in any pertinent transaction or relationship described below in “Certain Relationships and Related Party Transactions—Related Party Transactions,” there are no relationships that would impede the exercise of independent judgment by Mr. Ellison.

With respect to Antonio Gracias, the following were among the relevant considerations:

•

Mr. Gracias is the Chief Executive Officer, director and majority owner of VMC. Certain VMC-advised funds are minority investors in SpaceX, and Mr. Gracias is a director of SpaceX. Tesla and certain Tesla directors have relationships with SpaceX as set forth in this section and below in “Certain Relationships and Related Party Transactions—Related Party Transactions—SpaceX.”

•	VMC provided certain consulting services to Tesla relating to operational optimization in 2017 and costs of $34,347 were reimbursed to it as part of those services.
•	The Elon Musk Revocable Trust dated July 22, 2003, of which Elon Musk is the trustee, is a limited partner of Valor Equity Partners II, L.P., which is a fund advised by VMC.
•	Kimbal Musk is a limited partner of Valor Equity Partners II, L.P. and Valor Equity Partners III-A, L.P., which are funds advised by VMC.
•	Certain investment funds affiliated with Mr. Gracias are investors in the Kitchen Cafe, LLC, a business affiliated with Kimbal Musk.

The Board has concluded that given that (i) VMC funds’ interests in SpaceX are minority positions, (ii) Mr. Gracias has professional experience serving on the boards of and/or investing in multiple companies without conflict, (iii) VMC received only an immaterial amount of cost reimbursements in connection with the services that it provided in 2017 on an arm’s length basis to Tesla, (iv) investments in VMC funds by two other Tesla directors comprise small fractions of such funds, and (v) Mr. Gracias does not have a direct or indirect material interest in any pertinent transaction or relationship described below in “Certain Relationships and Related Party Transactions—Related Party Transactions,” there are no relationships that would impede the exercise of independent judgment by Mr. Gracias.

With respect to Stephen Jurvetson, the following were among the relevant considerations:

•

Mr. Jurvetson is a director of SpaceX, and participates in certain investment funds that are minority stockholders of SpaceX, including funds affiliated with Future Ventures, of which Mr. Jurvetson is a co-founder. Tesla and certain Tesla directors have relationships with SpaceX as set forth in this section and in “Certain Relationships and Related Party Transactions—Related Party Transactions—SpaceX” below.

•	Mr. Jurvetson is an investor in the Kitchen Cafe, LLC, a business affiliated with Kimbal Musk.

The Board has concluded that given that (i) the interests of the funds through which Mr. Jurvetson participates in investments in SpaceX are minority positions, (ii) Mr. Jurvetson has professional experience serving on the boards of and/or investing in multiple companies without conflict, and (iii) Mr. Jurvetson does not have a direct or indirect material interest in any pertinent transaction or relationship described below in “Certain Relationships and Related Party Transactions—Related Party Transactions,” there are no relationships that would impede the exercise of independent judgment by Mr. Jurvetson.

With respect to James Murdoch, the following was among the relevant considerations:

•

Mr. Murdoch is a minority investor in SpaceX. Tesla and certain Tesla directors have relationships with SpaceX as set forth in this section and below in “Certain Relationships and Related Party Transactions—Related Party Transactions—SpaceX.”

•

In January 2019, Mr. Murdoch purchased a Tesla Energy product from us pursuant to an agreement that was fully negotiated through ordinary course contracting processes, as described below in “Certain Relationships and Related Party Transactions—Related Party Transactions—Other Transactions.”

The Board has concluded that given that (i) Mr. Murdoch’s interest in SpaceX is a minority position, (ii) the Tesla Energy purchase was negotiated and completed through ordinary course sales processes, and (iii) Mr. Murdoch does not have a direct or indirect material interest in any other pertinent transaction or relationship described below in “Certain Relationships and Related Party Transactions—Related Party Transactions,” there are no relationships that would impede the exercise of independent judgment by Mr. Murdoch.

Board Leadership Structure

Roles of Chair of the Board and Lead Independent Director

In November 2018, the Board, following careful deliberation, appointed Robyn Denholm to serve as the independent Chair of the Board, having considered her strong leadership, independent presence, and financial and business expertise on the Board for over four years. Together, Ms. Denholm and our Chief Executive Officer Elon Musk comprise our senior Board leadership, which the Board believes is appropriate at this time to provide the most effective leadership structure for Tesla in a highly competitive and rapidly changing technology industry. As Chair of the Board, Ms. Denholm has broad authority and oversight over the affairs of the Board, with Mr. Musk available to her as a resource in this regard. Moreover, as an independent Chair of the Board, Ms. Denholm has the authority to direct the actions of the other independent directors and regularly communicate with Mr. Musk as their representative, which are duties previously performed by Antonio Gracias in his former role as Lead Independent Director. After a brief transition period to assist Ms. Denholm, Mr. Gracias relinquished such role in April 2019, and the Board determined that a Lead Independent Director is not currently necessary. The Board recognizes and thanks Mr. Gracias for his service in this capacity since September 2010, in addition to his commitment and numerous other significant contributions to Tesla since its early stages.

As Chair of the Board, Ms. Denholm, among other things:

•	reviews the agenda and materials for meetings of the independent directors;
•	consults with our Chief Executive Officer regarding Board meeting agendas, schedules and materials;
•	communicates with our Chief Executive Officer;
•	acts as a liaison between our Chief Executive Officer and the independent directors when appropriate;
•	raises issues with management on behalf of the independent directors;
•	annually reviews, together with the Nominating and Corporate Governance Committee, the Board’s performance during the prior year; and
•	serves as the Board’s liaison for consultation and communication with stockholders as appropriate.

Tesla also has a mechanism for stockholders to communicate directly with non-management directors (see “Corporate Governance—Contacting the Board” below).

Committees of the Board

In addition, the Board has four standing committees—the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Disclosure Controls Committee—which are each further described below. Each of the Board committees is comprised solely of independent directors, and the Board may appoint a chair to each committee. Our independent directors regularly meet in executive session, and at such other times as necessary or appropriate as determined by the independent directors. In addition, as part of our governance review and succession planning, the Board (led by the Nominating and Corporate Governance Committee) evaluates our leadership structure to ensure that it remains the optimal structure for Tesla, reviews the composition, size and performance of the Board and its committees, evaluates individual Board members, and identifies and evaluates candidates for election or re-election to the Board. For example, see “Proposal One—Tesla Proposal for Election of Directors” above and “Corporate Governance— Process and Considerations for Nominating Board Candidates” below for additional information.

Board Role in Risk Oversight

The Board is responsible for overseeing the major risks facing Tesla while management is responsible for assessing and mitigating Tesla’s risks on a day-to-day basis. In addition, the Board has delegated oversight of certain categories of risk to the Audit and Compensation Committees, which are comprised entirely of independent directors. The Audit and Compensation Committees report to the Board as appropriate on matters that involve specific areas of risk that each Committee oversees.

Financial, Compliance and Controls Risks

The Audit Committee has scheduled monthly and annual reviews and discussions with management regarding significant risk exposures and incident metrics, including those relating to financial, accounting and treasury matters, internal audit and controls, legal and regulatory compliance, and data privacy and cybersecurity. These discussions cover the steps management has taken to monitor, control and report such exposures, as well as Tesla’s policies with respect to risk assessment and risk management.

Employee Compensation Risks

The Compensation Committee oversees management of risks relating to Tesla’s compensation plans and programs. Tesla’s management and the Compensation Committee have assessed the risks associated with Tesla’s compensation policies and practices for all employees, including non-executive officers. These include risks relating to setting ambitious targets for our employees’ compensation or the vesting of their equity awards and the potential impact of such targets on the decision-making of our employees, particularly our senior management. Based on the results of this assessment, Tesla does not believe that its compensation policies and practices for all employees, including non-executive officers, create risks that are reasonably likely to have a material adverse effect on Tesla.

Board Meetings and Committees

During fiscal 2018, the Board held 21 meetings. Each director other than Stephen Jurvetson, who was on a leave of absence from the Board for the entirety of 2018 and therefore attended no meetings during the year, attended or participated in 75% or more of the aggregate of the total number of meetings of the Board and the total number of meetings of all Board committees on which such director served, in each case held during such director’s relevant period of service.

Audit Committee

The Audit Committee, which has been established in accordance with Section 3(a)(58) of the Exchange Act, currently consists of Brad Buss, Robyn Denholm, Stephen Jurvetson and James Murdoch, each of whom is “independent” as such term is defined for audit committee members by the listing standards of NASDAQ. Ms. Denholm is the chair of the Audit Committee. The Board has determined that each of Ms. Denholm and Mr. Buss is an “audit committee financial expert” as defined in the rules of the SEC.

The Audit Committee is responsible for, among other things:

•	reviewing and approving the selection of Tesla’s independent auditors, and approving the audit and non-audit services to be performed by Tesla’s independent auditors;
•	providing oversight and recommendations regarding significant financial matters and investment practices, including any material acquisitions and divestitures;

•	monitoring the integrity of Tesla’s financial statements and Tesla’s compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;
•	reviewing the adequacy and effectiveness of Tesla’s internal control policies and procedures in addition to Tesla’s risk management, data privacy and data security;
•	discussing the scope and results of the audit with the independent auditors and reviewing with management and the independent auditors Tesla’s interim and year-end operating results; and
•	preparing the audit committee report that the SEC requires in Tesla’s annual proxy statement.

The Audit Committee held 10 meetings during fiscal 2018. The Audit Committee has adopted a written charter approved by the Board, which is available on Tesla’s website at: http://ir.tesla.com/corporate-governance/highlights.

The Audit Committee Report is included in this proxy statement on page 75.

Compensation Committee

The Compensation Committee is currently comprised of Robyn Denholm, Ira Ehrenpreis, Linda Johnson Rice and Kathleen Wilson-Thompson, each of whom qualifies as an independent director under the listing standards of NASDAQ. Mr. Ehrenpreis is the chair of the Compensation Committee.

The Compensation Committee is responsible for, among other things:

•	overseeing Tesla’s compensation policies, plans and benefit programs and making related recommendations to the Board, including by considering “say on pay” votes of Tesla’s stockholders;
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reviewing and approving for Tesla’s executive officers: the annual base salary, equity compensation, employment agreements, severance arrangements and change in control arrangements, and any other compensation, benefits, or arrangements;

•	administering the compensation of members of the Board and Tesla’s equity compensation plans; and
•	preparing the compensation committee report that the SEC requires to be included in Tesla’s annual proxy statement.

The Compensation Committee held six meetings during fiscal 2018. The Compensation Committee has adopted a written charter approved by the Board, which is available on Tesla’s website at: http://ir.tesla.com/corporate-governance/highlights.

The Compensation Committee Report is included in this proxy statement on page 59.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee currently consists of Robyn Denholm, Ira Ehrenpreis, James Murdoch and Kathleen Wilson-Thompson, each of whom qualifies as an independent director under the listing standards of NASDAQ. Mr. Ehrenpreis is the chair of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee is responsible for, among other things:

•	assisting the Board in identifying prospective director nominees and recommending nominees for each annual meeting of stockholders to the Board;
•	reviewing developments in corporate governance practices and developing and recommending governance principles applicable to the Board;
•	considering questions of possible conflicts of interest of Tesla’s directors and officers;

•	reviewing the manner in and the process by which stockholders communicate with the Board and recommending Board responses;
•	reviewing the succession planning for Tesla’s executive officers;
•	overseeing the evaluation of Tesla’s Board and management; and
•	recommending members for each Board committee to the Board.

For example, the Nominating and Corporate Governance Committee led an extensive director search that culminated in the appointment of two new independent directors in late 2018, and conducted a Board evaluation in 2019 to optimize its membership and size. See “Corporate Governance— Process and Considerations for Nominating Board Candidates” below for additional information.

The Nominating and Corporate Governance Committee held five meetings during the last fiscal year. The Nominating and Corporate Governance Committee has adopted a written charter approved by the Board, which is available on Tesla’s website at: http://ir.tesla.com/corporate-governance/highlights.

Disclosure Controls Committee

The Disclosure Controls Committee currently consists of Brad Buss, Robyn Denholm, Stephen Jurvetson and James Murdoch, each of whom qualifies as an independent director under the listing standards of NASDAQ. Ms. Denholm is the chair of the Disclosure Controls Committee.

The Disclosure Controls Committee is responsible for, among other things:

•	overseeing the implementation of and compliance with the terms of Tesla’s consent agreement with the SEC dated September 29, 2018;
•	overseeing the controls and processes governing certain public disclosures by Tesla and its executive officers; and
•	reviewing and resolving certain conflicts of interest or other human resources issues involving any executive officer and ensuring appropriate disclosures, if applicable.

The Disclosure Controls Committee, which was established by the Board in December 2018, did not hold any meetings during 2018. The Disclosure Controls Committee has adopted a written charter approved by the Board, which is available on Tesla’s website at: http://ir.tesla.com/corporate-governance/highlights.

Compensation Committee Interlocks and Insider Participation

Brad Buss, Robyn Denholm, Ira Ehrenpreis, Antonio Gracias and Linda Johnson Rice served as members of the Compensation Committee during fiscal 2018. No member of the Compensation Committee is or was formerly an officer or an employee of Tesla. See “Corporate Governance—Director Independence” above and “Certain Relationships and Related Party Transactions—Related Party Transactions” below for certain transactions involving Tesla in which members of the Compensation Committee may be deemed to have an indirect interest.

No interlocking relationships existed between any member of Tesla’s Board or Compensation Committee and any member of the board of directors or compensation committee of any other company during the last fiscal year.

Process and Considerations for Nominating Board Candidates

The Nominating and Corporate Governance Committee is responsible for, among other things, determining the criteria for membership to the Board and recommending candidates for election to and changes to the composition of the Board. The Nominating and Corporate Governance Committee’s criteria and process for evaluating and identifying the candidates that it recommends to the full Board for selection as director nominees, including in the illustrative context of recently-determined changes at the Board level, are as follows:

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The Nominating and Corporate Governance Committee regularly reviews the current composition and size of the Board. Likewise, it oversees an annual evaluation of the performance of the Board as a whole and evaluates the performance of individual members of the Board eligible for re-election at the annual meeting of stockholders. For example, in consultation with Robyn Denholm, the Chair of the Board, the Nominating and Corporate Governance Committee recently conducted a comprehensive top-down evaluation of the full Board, including its size and composition, to consider ways to optimize its membership.

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Furthermore, when identifying, considering or recommending new candidates for the Board to fill vacancies or add additional directors other than at annual meetings of stockholders at which directors are elected, the Nominating and Corporate Governance Committee applies the same evaluation process and standards as it does to existing members of the Board, including a consideration of the composition and size of the Board as a whole. Therefore, in conducting its search for new independent directors in late 2018, the Nominating and Corporate Governance Committee reviewed not only the individual qualifications of director candidates but also their potential roles on the Board, as well as the appropriate number of new directors to be appointed, considering as many as three additions prior to ultimately recommending two.

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In its evaluation of director candidates, including the members of the Board eligible for re-election, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and considers (1) the current size, composition and tenure of the Board and the needs of the Board and the respective committees of the Board, (2) such factors as issues of character, integrity, judgment, diversity, age, independence, skills, education, expertise, business acumen, business experience, length of service, understanding of Tesla’s business, potential conflicts of interest, other commitments and the like, as well as any personal references and an indication of the candidate’s willingness to serve, and (3) such other factors as the Nominating and Corporate Governance Committee may consider appropriate. Accordingly, the Nominating and Corporate Governance Committee comprehensively weighed these factors for each current member of the Board, including in particular the scope of his or her other professional and personal commitments, as well as the expected mix of perspectives, expertise and Tesla experience on the Board with and without him or her. As a result, the Nominating and Corporate Governance Committee recommended, and the Board approved, a transition plan to streamline the Board’s membership over the next year, including by relying increasingly on our new independent directors who have joined the Board since the second half of 2017, as described in more detail above in “Proposal One—Tesla Proposal for Election of Directors.”

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While the Nominating and Corporate Governance Committee has not established specific minimum qualifications for director candidates, the Nominating and Corporate Governance Committee believes that candidates and nominees must reflect a Board that is comprised of directors who (1) are predominantly independent, (2) are of high integrity, (3) have broad, business-related knowledge and experience at the policy-making level in business or technology, including their understanding of Tesla’s business in particular, (4) have qualifications that will increase overall Board effectiveness and (5) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit Committee members. In conducting its 2018 independent director search, the Nominating and Corporate Governance Committee emphasized these criteria, including in instructing Russell Reynolds Associates, a leading executive search services firm that the Nominating and Corporate Governance Committee retained to assist it in identifying, interviewing, evaluating and recommending potential candidates. Following an extensive two-month search in which numerous highly-qualified candidates from a variety of backgrounds were considered, the Nominating and Corporate Governance Committee recommended Lawrence J. Ellison and Kathleen Wilson-Thompson to the Board to further bolster the Board’s expertise in technological innovation and workforce management and relations.

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As described above, in evaluating and identifying candidates, the Nominating and Corporate Governance Committee has the authority to retain and terminate any third party search firm that is used to identify director candidates and has the authority to approve the fees and retention terms of any search firm.

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With regard to any candidates who are properly recommended by stockholders (as described in more detail below) or by other means, the Nominating and Corporate Governance Committee reviews the qualifications of any such candidate, which review may, in the Nominating and Corporate Governance Committee’s discretion, include interviewing references for the candidate, direct interviews with the candidate, or other actions that the Nominating and Corporate Governance Committee deems necessary or proper.

•	After completing its review and evaluation of director candidates, the Nominating and Corporate Governance Committee recommends to the full Board the director nominees.

It is the policy of the Nominating and Corporate Governance Committee to consider properly submitted recommendations for candidates to the Board from stockholders. Stockholder recommendations for candidates to the Board must be directed in writing to Tesla, Inc., 3500 Deer Creek Road, Palo Alto, California 94304, Attention: General Counsel/Legal, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and Tesla within the last three years and evidence of the nominating person’s ownership of Tesla stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for Board membership, including issues of character, integrity, judgment, diversity, age, independence, skills, education, expertise, business acumen, business experience, length of service, understanding of Tesla’s business, other commitments and the like, as well as any personal references and an indication of the candidate’s willingness to serve.

Attendance at Annual Meetings of Stockholders by the Board

Although Tesla does not have a formal policy regarding attendance by members of the Board at Tesla’s annual meetings of stockholders, Tesla encourages, but does not require, directors to attend. All of our directors who served at the time of the prior year’s annual meeting of stockholders attended such meeting other than Stephen Jurvetson, who was on a leave of absence from the Board.

Stock Transactions

Insider Trading Policy, Share Pledging and Rule 10b5-1 Trading Plans

Tesla has an insider trading policy that prohibits all of our directors, officers and employees from, among other things, engaging in short sales, hedging of stock ownership positions, and transactions involving derivative securities relating to Tesla’s common stock.

The Board has a policy that limits pledging of Company stock by our directors and executive officers. Pursuant to this policy, directors and executive officers may pledge their Company stock (exclusive of options, warrants, restricted stock units or other rights to purchase stock) as collateral for loans and investments, provided that the maximum aggregate loan or investment amount collateralized by such pledged stock does not exceed twenty-five percent (25%) of the total value of the pledged stock. Tesla management monitors compliance with this policy by reviewing and, if necessary, reporting to the Board or its committees the extent to which any officer or director has pledged shares of Company stock. The Board believes this share pledging policy to be in the best interests of Tesla and our stockholders by providing directors and executive officers flexibility in financial planning without having to rely on large cash compensation or the sale of Company shares, thus keeping their interests well aligned with those of our stockholders, while also mitigating risk exposure to Tesla.

In addition, two of Tesla’s current executive officers and three directors have entered into currently effective Rule 10b5-1 trading plans.

Stock Ownership by Board and Management

To align the interests at the highest level of our management with those of our stockholders, the Board has instituted the following requirements relating to stock ownership under our Corporate Governance Guidelines.

Each member of the Board and our Chief Executive Officer is subject to the following minimum stock ownership requirements: (i) each director shall own shares of Tesla stock equal in value to at least five times the annual cash retainer for directors (exclusive of retainer amounts for service as Lead Independent Director or as a member or chair of a Board committee), and (ii) our Chief Executive Officer shall own shares of Tesla stock equal in value to at least six times his/her base salary. Each individual shall have five years from the later of March 3, 2015 and the date such person assumed his or her relevant role at Tesla to come into compliance with these ownership requirements. Each person’s compliance with the minimum stock ownership level will be determined on the date when this compliance grace period expires, and then annually on each December 31, by multiplying the number of shares held by such person and the average closing price of those shares during the preceding month. Our Chief Executive Officer and each of our directors are currently in the applicable period to come into compliance with these requirements.

Our Corporate Governance Guidelines also provide that no equity award as to which vesting or the lapse of a period of restriction occurs based solely on the passage of time that is granted to a named executive officer may vest, or have a period of restriction that lapses, earlier than six months from the date on which such vesting or lapse commences. Furthermore, our Corporate Governance Guidelines provide that no named executive officer may sell, transfer, pledge, assign, or otherwise dispose of any shares of Tesla stock acquired pursuant to any stock option, restricted stock unit or other equity award granted by Tesla earlier than the date that is six months after the date on which such award vests or the period of restriction with respect to such award lapses, as applicable.

Prohibition of Equity Award Repricing

Tesla views equity-based compensation to be a key factor in incentivizing the future performance of our personnel. Consequently, the 2010 Plan, as well as the 2019 Plan that our stockholders will be asked to approve at the 2019 Annual Meeting, provide that stock options and other equity awards issued under these plans that derive their value from the appreciation of the value of Tesla’s stock may not be exchanged for other awards, repurchased for cash, or otherwise be made the subject of transactions that have the purpose or effect of repricing such awards.

In addition, applicable NASDAQ rules prohibit any repricing with respect to the 2018 CEO Performance Award.

Contacting the Board

Any stockholder who desires to contact our non-employee directors regarding appropriate Tesla business-related comments may do so electronically at the following website: http://ir.tesla.com/corporate-governance/contact-the-board. Such stockholders who desire to contact our non-employee directors by mail may do so by writing Tesla’s Corporate Secretary at Tesla, Inc., 3500 Deer Creek Road, Palo Alto, CA 94304. Our General Counsel, or someone acting in his place, receives these communications unfiltered by Tesla, forwards communications to the appropriate committee of the Board or non-employee director, and facilitates an appropriate response. Please note that requests for investor relations materials should be sent to ir@tesla.com.

EXECUTIVE OFFICERS

The names of Tesla’s executive officers, their ages, their positions with Tesla and other biographical information as of April 19, 2019, are set forth below. Except for Messrs. Elon Musk and Kimbal Musk who are brothers, there are no other family relationships among any of our directors or executive officers.

Name	Age	Position
Elon Musk	47	Chief Executive Officer
Zachary Kirkhorn	34	Chief Financial Officer
Jeffrey B. Straubel	43	Chief Technology Officer
Jerome Guillen	46	President, Automotive

Elon Musk. For a brief biography of Mr. Musk, please see “Proposal One—Election of Directors— Information Regarding the Board and Director Nominees” above.

Zachary Kirkhorn has served as our Chief Financial Officer since March 2019. Previously, Mr. Kirkhorn served in various finance positions continuously since joining Tesla in March 2010, other than between August 2011 and June 2013 during which he attended business school, including most recently as Vice President, Finance, Financial Planning and Business Operations from December 2018 to March 2019. Mr. Kirkhorn holds dual B.S.E. degrees in economics and mechanical engineering and applied mechanics from the University of Pennsylvania and an M.B.A. from Harvard University.

Jeffrey B. Straubel has served as our Chief Technology Officer since May 2005 and previously served as our Principal Engineer, Drive Systems from March 2004 to May 2005. Prior to joining us, Mr. Straubel was the Chief Technical Officer and co-founder of Volacom Inc., an aerospace firm which designed a specialized high-altitude electric aircraft platform, from 2002 to 2004. Mr. Straubel holds a B.S. in energy systems engineering from Stanford University and a M.S. in engineering, with an emphasis on power electronics, microprocessor control and energy conversion, from Stanford University.

Jerome Guillen has served as our President of Automotive since September 2018 and previously served as our Vice President, Trucks and Other Programs from January 2016 to September 2018, our Vice President, Worldwide Sales & Service from April 2013 to August 2015 and our Model S Program Director from November 2010 to April 2013. Prior to joining us, Mr. Guillen served as Director, Business Innovation at Daimler AG, an automobile manufacturer, from September 2007 to November 2010. Mr. Guillen also served as Director, New Product Development at Freightliner LLC, a manufacturer of trucks and heavy duty vehicles, from September 2002 to September 2007. Mr. Guillen holds a PhD in mechanical engineering from the University of Michigan, in addition to a dual degree in energy technologies from Escuela Tecnica Superior de Ingenieros Industriales in Madrid and in mechanical engineering from Ecole Nationale Superieure de Techniques Avancees in Paris.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following discussion and analysis of compensation arrangements of our named executive officers for 2018 should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward-looking statements that are based on our current considerations, expectations, and determinations regarding future compensation programs. The actual amount and form of compensation and the compensation programs that we adopt may differ materially from current or planned programs as summarized in this discussion.

The following discussion and analysis relates to the compensation arrangements for 2018 of (i) our principal executive officer, (ii) our former principal financial officer who served in such capacity during the entirety of 2018, and (iii) the two most highly compensated persons, other than our principal executive officer and former principal financial officer, who were serving as executive officers at the end of our fiscal year ended December 31, 2018 (our “named executive officers”). We had no other executive officers serving at the end of our fiscal year ended December 31, 2018. Our named executive officers for fiscal year 2018 were:

Name	Position
Elon Musk	Chief Executive Officer
Jeffrey B. Straubel	Chief Technology Officer
Jerome Guillen	President, Automotive
Deepak Ahuja	Former Chief Financial Officer

Zachary Kirkhorn is not a named executive officer for fiscal year 2018, as he began his service as our principal financial officer in March 2019 and did not serve in such capacity during 2018.

Compensation Philosophy—Introduction

As the world’s first vertically integrated sustainable energy company, our mission is to accelerate the world’s transition to sustainable energy. We design, develop, manufacture and sell high-performance, fully electric vehicles and energy generation and storage systems, and also install and maintain such energy systems and sell solar electricity. To achieve our goals, we have designed, and intend to modify as necessary, our compensation and benefits program and philosophy, to attract, retain and incentivize talented, deeply qualified and committed executive officers who share our philosophy and desire to work toward these goals. We believe compensation incentives for such executive officers should promote the success of our company and motivate them to pursue corporate objectives, and there should be an emphasis on structuring them so as to reward clear, easily measured performance goals that closely align their incentives with the long-term interests of our stockholders. Further, we have sought to harmonize the compensation structures of our other employees to conform to our overall compensation philosophy.

Our current compensation programs reflect our startup origins in that they consist primarily of salary and equity awards. Consistent with our historical compensation philosophy, we do not currently provide our senior executive officers with any form of an annual cash bonus program or any severance provisions providing for continued cash payments or other benefits upon termination of an executive officer’s employment with us.

Additionally, as our needs evolve, we intend to continue to evaluate our philosophy and compensation programs as circumstances require, and, at a minimum, the Compensation Committee will review executive compensation annually. We may from time to time make new equity awards and adjustments to the components of our executive compensation program in connection with our periodic compensation review.

Fiscal Year 2018 Company Highlights and Compensation Overview

Our financial and business highlights for fiscal year 2018 include the following:

•	We achieved total production of 254,530 vehicles and delivered 245,506 vehicles, representing year-over-year increases of approximately 152% and 138%, respectively.
•	Model 3 was the best-selling premium vehicle in the United States in 2018.
•	We deployed 1.04 gigawatt hours of energy storage products, nearly tripling our 358 megawatt hours of energy storage deployments in 2017.
•	We deployed 326 megawatts of solar energy generation.
•	Our product deliveries and deployments contributed to total revenues of $21.5 billion, a year-over-year increase of approximately 83%.
•	We achieved consecutive profitable quarters for the first time during the third and fourth quarters of 2018, with net income of approximately $311.5 million and $139.5 million, respectively.
•	We reached another milestone in the maturity of our automotive operations, as we completed our inaugural issuances of automotive lease asset-backed notes.

As described in more detail below and in the compensation tables that follow this Compensation Discussion and Analysis, our compensation structure applicable to our named executive officers did not change significantly during 2018:

•	The base salary for Elon Musk, our Chief Executive Officer, continues to reflect the current minimum wage requirements under applicable California law, and Mr. Musk still does not accept this salary.
•	The base salary rates of our other named executive officers did not increase during 2018.
•	We have no annual cash bonus program for any of our named executive officers.
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Our compensation opportunities for our named executive officers are still predominantly delivered in the form of equity awards, including performance-based awards, which are designed to promote incentives that are aligned with long-term stockholder interests.

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None of our named executive officers has a compensation package that currently includes the right to payment or acceleration of any benefits upon a termination of employment or a change in control of Tesla, other than the vesting of the 2018 CEO Performance Award based solely upon the achievement of market capitalization milestones as measured at the time of a change in control of Tesla. See “Executive Compensation—Compensation Discussion and Analysis—Chief Executive Officer Compensation—2018 CEO Performance Award” below for more details on the 2018 CEO Performance Award.

Role of the Compensation Committee in Setting Executive Compensation

The Compensation Committee has overall responsibility for recommending to the Board the compensation of our Chief Executive Officer and determining the compensation of our other executive officers. Members of the Compensation Committee are appointed by the Board. Currently, the Compensation Committee consists of four members of the Board: Ira Ehrenpreis (Chair), Robyn Denholm, Linda Johnson Rice and Kathleen Wilson-Thompson, none of whom is an executive officer of Tesla, and each of whom qualifies as an “independent director” under the NASDAQ Stock Market Rules. See “Corporate Governance—Board Meetings and Committees—Compensation Committee” above.

Role of Compensation Consultant

The Compensation Committee has the authority to engage the services of outside consultants to assist in making decisions regarding the establishment of Tesla’s compensation programs and philosophy. For example, the Compensation Committee retained Compensia as its compensation consultant in 2017 to advise the Compensation Committee with respect to the 2018 CEO Performance Award.

Role of Executive Officers in Compensation Decisions

Historically, for executive officers other than our Chief Executive Officer, the Compensation Committee has sought and considered input from our Chief Executive Officer regarding such executive officers’ responsibilities, performance and compensation. Specifically, our Chief Executive Officer recommends base salary increases and equity award levels for our senior personnel, and advises the Compensation Committee regarding the compensation program’s ability to attract, retain and motivate executive talent. These recommendations reflect compensation levels that our Chief Executive Officer believes are qualitatively commensurate with an executive officer’s individual qualifications, experience, responsibility level, functional role, knowledge, skills, and individual performance, as well as Tesla’s performance. The Compensation Committee considers our Chief Executive Officer’s recommendations, but ultimately determines compensation in its judgment, and approves the specific compensation for all of our executive officers (other than for our Chief Executive Officer, which is approved by the Board). All such compensation determinations by our Compensation Committee are largely discretionary.

The Compensation Committee meets regularly in executive session. Our Chief Executive Officer is not present during Compensation Committee deliberations or votes on his compensation and also recuses himself from sessions of the Board where the Board acts on the Compensation Committee’s recommendations regarding his compensation. For example, this was the case with respect to the 2018 CEO Performance Award.

In addition, in December 2017, the Board established a management committee under the 2010 Plan (the “Equity Award Committee”) to grant and administer equity awards, subject to certain maximum limits on the seniority of personnel to whom the Equity Award Committee may grant awards and the value of any individual award. For example, the Equity Award Committee is not authorized to grant awards to executive officer-level employees. Moreover, pursuant to applicable law, the Equity Award Committee may not grant awards to its members, and the number of shares of our common stock underlying awards granted by it may not exceed amounts determined by the Board from time to time. The Board has delegated to the Compensation Committee oversight authority over the Equity Award Committee.

The Role of Stockholder Say-on-Pay Votes

At the 2011, 2014 and 2017 annual meetings of our stockholders, we held triennial stockholder advisory (“say-on-pay”) votes on the compensation of our named executive officers for the 2010, 2013 and 2016 fiscal years, respectively. Each time, our stockholders overwhelmingly approved the compensation of our named executive officers, with over 94% of our stockholder votes cast in favor of our compensation policies for our named executive officers. Given these results, and following consideration of them, the Compensation Committee decided to retain our overall approach to executive compensation. Moreover, we are required to hold a vote at least every six years regarding how often to hold a stockholder advisory vote on the compensation of our named executive officers. We held our most recent such vote at the 2017 annual meeting of stockholders, at which our stockholders indicated a preference for a triennial vote. Consequently, the Board determined that we will hold a triennial stockholder advisory vote on the compensation of our named executive officers until they consider the results of our next say-on-pay frequency vote, which will be held at the 2023 annual meeting of stockholders. In addition, in accordance with this triennial frequency, we will again hold a say-on-pay advisory vote at the 2020 annual meeting of stockholders.

Clawback Policy

Our Corporate Governance Guidelines sets forth a compensation recovery (“clawback”) policy with respect to any annual incentive payment or long-term incentive payment that may be received by an executive officer, where such payment would be predicated upon achieving certain financial results that were subsequently the subject of a restatement of our financial statements, and a lower payment would have been made to the executive based upon the restated financial results. In such case, the Board has the authority to seek to recover from the executive officer the amount by which such officer’s incentive payments for the relevant period exceeded the lower payment that would have been made based on the restated financial results.

Moreover, the terms of the 2018 CEO Performance Award include a clawback provision in the event of a restatement of our financial statements previously filed with the SEC, as described in more detail below.

Chief Executive Officer Compensation

Overview

Historically, in developing compensation recommendations for our Chief Executive Officer, the Compensation Committee has sought both to appropriately reward our Chief Executive Officer’s previous and current contributions and to create incentives for our Chief Executive Officer to continue to contribute significantly to successful results in the future. Each of the 2012 CEO Performance Award (as defined below) and the 2018 CEO Performance Award is focused on this latter objective, as it solely rewards future performance.

In addition to serving as our Chief Executive Officer since October 2008, Elon Musk has contributed significantly and actively to us since our earliest days in April 2004 by recruiting executives and engineers, contributing to vehicle engineering and design, raising capital for us and bringing investors to us, and raising public awareness of Tesla.

Cash Compensation

Mr. Musk’s base salary reflects the current applicable minimum wage requirements under applicable California law, and he is subject to income taxes based on such base salary. Mr. Musk, however, has never accepted and currently does not accept his salary.

Historical Equity Compensation

Prior to option grant awards made in December 2009, Mr. Musk did not receive any equity compensation for his services for a period of five years.

In 2010 and 2011, Mr. Musk did not receive any equity grants, because the Compensation Committee believed his existing grants made in December 2009 already provided sufficient motivation for Mr. Musk to perform his duties as Chief Executive Officer.

In August 2012, to create incentives for continued long-term success from the then-recently launched Model S program as well as from Tesla’s then-planned Model X and Model 3 programs, and to further align executive compensation with increases in stockholder value, the Board granted to Mr. Musk a stock option award to purchase 5,274,901 shares of Tesla’s common stock (the “2012 CEO Performance Award”), representing 5% of Tesla’s total issued and outstanding shares at the time of grant. The 2012 CEO Performance Award consists of 10 equal vesting tranches, each requiring that Tesla meet a combination of (i) the achievement of a specified operational milestone relating to development of Model X or Model 3, aggregate vehicle production, or a gross margin target, and (ii) a sustained incremental $4 billion increase in Tesla’s market capitalization from $3.2 billion, Tesla’s market capitalization at the time of grant. The market capitalization conditions for all of the 10 vesting tranches and 9 of the 10 operational milestones have been achieved, and therefore 9 of 10 tranches under the 2012 CEO Performance Award have vested. As of the date of this proxy statement, only one operational milestone, requiring gross margin of 30% or more for four consecutive quarters, has not been achieved and remains outstanding.

Prior to 2018, the only additional equity awards received by Mr. Musk related to certain immaterial awards granted during 2013 pursuant to a patent incentive program that was available to our employees generally.

2018 CEO Performance Award

Early in 2017, with the 2012 CEO Performance Award heading to substantial completion after having helped Tesla grow its market capitalization to over $55 billion in just over five years, the independent members of the Board began preliminary discussions about how to continue to incentivize Mr. Musk to lead Tesla through the next phase of its development. In January 2018, following more than six months of careful analysis and development led by the Compensation Committee, with participation by every independent Board member, the help of Compensia, and engagement with and feedback from our largest institutional stockholders, the Board granted the 2018 CEO Performance Award to Mr. Musk, subject to approval by a majority of the total votes of Tesla common stock not owned by Mr. Musk or Kimbal Musk cast at a meeting of the stockholders to approve the 2018 CEO Performance Award. On March 21, 2018, such approval was obtained, with approximately 73% of the votes cast by such disinterested shares voting in favor of the 2018 CEO Performance Award.

The 2018 CEO Performance Award is comprised of a 10-year maximum term stock option to purchase 20,264,042 shares of Tesla’s common stock, divided equally among 12 separate tranches that are each equivalent to 1% of the issued and outstanding shares of Tesla’s common stock at the time of grant, at an exercise price of $350.02 per share. Each of the 12 vesting tranches of the 2018 CEO Performance Award will vest upon certification by the Board that both (i) the market capitalization milestone for such tranche, which begins at $100 billion for the first tranche and increases by increments of $50 billion thereafter, and (ii) any one of the following 8 operational milestones focused on revenue or 8 operational milestones focused on profitability, have been met:

Total Revenue* (in billions)	Adjusted EBITDA** (in billions)
$20.0	$1.5
$35.0	$3.0
$55.0	$4.5
$75.0	$6.0
$100.0	$8.0
$125.0	$10.0
$150.0	$12.0
$175.0	$14.0

*	“Revenue” means total revenues as reported in Tesla’s financial statements on Forms 10-Q or 10-K filed with the SEC for the previous four consecutive fiscal quarters.
**

“Adjusted EBITDA” means (i) net income (loss) attributable to common stockholders before (ii) interest expense, (iii) (benefit) provision for income taxes, (iv) depreciation and amortization, and (v) stock-based compensation, as each such item is reported in Tesla’s financial statements on Forms 10-Q or 10-K filed with the SEC for the previous four consecutive fiscal quarters.

Any single operational milestone may only satisfy the vesting requirement of one tranche, together with the corresponding market capitalization milestone. Subject to any applicable clawback provisions, policies or other forfeiture terms, once a milestone is achieved, it is forever deemed achieved for determining the vesting of a tranche. Meeting more than 12 of the 16 operational milestones will not result in any additional vesting or other compensation to Mr. Musk under the 2018 CEO Performance Award. Except in a change in control situation, measurement of the market capitalization milestones will be based on both (i) a six calendar month trailing average of Tesla’s stock price as well as (ii) a 30 calendar day trailing average of Tesla’s stock price, in each case based on trading days only. Upon the consummation of certain acquisitions or split-up, spin-off or divestiture transactions, each then-unachieved market capitalization milestone and/or operational milestone will be adjusted to offset the impact of such transactions to the extent they could be considered material to the achievement of those milestones.

In establishing the Revenue and Adjusted EBITDA milestones, the Board carefully considered a variety of factors, including Tesla’s growth trajectory and internal growth plans and the historical performance of other high-growth and high-multiples companies in the technology space that have invested in new businesses and tangible assets. These benchmarks provided revenue/EBITDA to market capitalization multiples, which were then used to inform the specific operational targets that aligned with Tesla’s plans for future growth. Nevertheless, the Board considers each of the market capitalization and operational milestones to be challenging hurdles. For example, in order to meet all 12 market capitalization milestones, Tesla will have to add approximately $600 billion to its market capitalization at the time of the grant of the 2018 CEO Performance Award, and in order to satisfy all eight revenue-based operational milestones, Tesla would have to increase revenue by more than $163 billion from its annual revenue of approximately $11.8 billion in 2017, the last fiscal year completed prior to the grant of the 2018 CEO Performance Award.

In addition, Mr. Musk must continue to lead Tesla as our Chief Executive Officer or, alternatively, as our Chief Product Officer and Executive Chairman (with any other Chief Executive Officer reporting directly to him), at the time each milestone is met in order for the corresponding tranche to vest. With limited exceptions, Mr. Musk must hold any shares that he acquires upon exercise of the 2018 CEO Performance Award for at least five years post-exercise. There will be no acceleration of vesting of the 2018 CEO Performance award upon Mr. Musk’s termination, death or disability, or a change in control of Tesla. However, in a change in control situation, the achievement of the milestones will be based solely on the market capitalization milestones, with the measurement of Tesla’s market capitalization determined by the product of the total number of outstanding shares of Tesla common stock immediately before the change in control multiplied by the greater of the last closing price of a share of Tesla common stock before the effective time of the change in control or the per share price (plus the per share value of any other consideration) received by Tesla’s stockholders in the change in control.

In the event of a restatement of Tesla’s financial statements previously filed with the SEC, if a lesser portion of the 2018 CEO Performance Award would have vested based on the restated financial results, then Tesla will require forfeiture (or repayment, as applicable) of the portion of the 2018 CEO Performance Award that would not have vested based on the restated financial results (less any amounts Mr. Musk may have paid to Tesla in exercising any forfeited awards). The 2018 CEO Performance Award also will be subject, if more stringent than the foregoing, to any current or future Tesla clawback policy applicable to equity awards, provided that the policy does not discriminate solely against Mr. Musk except as required by applicable law.

As of the date of this filing, two operational milestones—relating to (i) $20.0 billion total revenue and (ii) $1.5 billion Adjusted EBITDA—have been achieved, subject to formal certification by the Board, and no market capitalization milestone has been achieved. Consequently, no shares subject to the 2018 CEO Performance Award have vested as of the date of this filing.

Realized Compensation

For purposes of the table in “Executive Compensation—Summary Compensation Table” below, we are required to report pursuant to applicable SEC rules any stock option grants to Mr. Musk at values determined as of their respective grant dates and which are driven by certain assumptions prescribed by Financial Accounting Board Accounting Standards Codification Topic 718, “Compensation–Stock Compensation” (“ASC Topic 718”). Moreover, we are required to report in “Executive Compensation—Pay Ratio Disclosure” below (i) Mr. Musk’s annual total compensation, (ii) the median of the annual total compensation of all Tesla employees, other than Mr. Musk, in each case calculated pursuant to the methodology used for the table in “Executive Compensation—Summary Compensation Table,” and (iii) the ratio of the former to the latter.

In addition, we are required to report in “Executive Compensation—2018 Option Exercises and Stock Vested” below an amount for the “value realized” upon: (i) any exercise by Mr. Musk of a stock option, which is based on the difference between the market price of the underlying shares at the time of exercise and the exercise price of the stock option, and (ii) any vesting of a restricted stock unit award, based on the market price of the award at the time of vesting. Such amount is required to be reported even if Mr. Musk does not actually receive any cash from such exercise or vesting, either because he does not also sell any shares or because he sells only a number of shares sufficient to cover the related tax liabilities resulting from the exercise or vesting.

As a result, there may be a significant disconnect between what is reported as compensation for Mr. Musk in a given year in such sections and the value actually realized as compensation in that year or over a period of time. Moreover, the vast majority of compensation in respect of past stock option grants to Mr. Musk, including the 2012 CEO Performance Award and the 2018 CEO Performance Award, were incentives for future performance and their value is realizable only if Tesla’s stock price appreciates compared to the dates of the grants, and the Company achieves applicable vesting requirements.

To supplement the disclosures in “Executive Compensation—Summary Compensation Table,” “Executive Compensation—Pay Ratio Disclosure” and “Executive Compensation—2018 Option Exercises and Stock Vested” below, we have included the following table, which shows the total realized compensation of Mr. Musk for the periods presented in “Executive Compensation—Summary Compensation Table,” as well as the ratio of Mr. Musk’s realized compensation to the median of the annual total compensation of all other Tesla employees as reported in “Executive Compensation—Pay Ratio Disclosure.” Realized compensation is not a substitute for reported compensation in evaluating our compensation structure, but we believe that realized compensation is an important factor in understanding that the value of compensation that Mr. Musk ultimately realizes is dependent on a number of additional factors, including: (i) the vesting of certain of his option awards only upon the successful achievement of a number of market capitalization increase and operational milestone targets, including milestones that have not yet been achieved under each of the 2012 CEO Performance Award and the 2018 CEO Performance Award; (ii) the fact that Mr. Musk does not receive any cash if he does not actually sell shares and thereby reduce his investment in us, and does not receive any cash to the extent that he sells only shares sufficient to cover income taxes with respect to his awards (including stock options exercised solely to avoid their expiration in accordance with their terms); and (iii) the then-current market value of our common stock at the times at which Mr. Musk may elect to actually sell his shares.

Year	“Total Compensation” of CEO, as Reported in Summary Compensation Table Below ($)		“Value Realized on Exercise or Vesting of Awards” of CEO, as Reported in Option Exercises and Stock Vested Table Below ($)		Median Annual Total Compensation of all Non-CEO Employees, as reported in Pay Ratio Disclosure Section Below ($)		Total CEO Realized Compensation ($)(1)(2)	Ratio of Total CEO Realized Compensation to Median Annual Total Compensation of all Non-CEO Employees
2018	2,284,044,884	(3)	—		56,163		56,380	1.00:1
2017	49,920		—		54,816		49,920	0.91:1
2016	45,936		1,340,103,920	(4)	—	(5)	45,999	(5)

(1)

“Total CEO realized compensation” for a given year is defined as (i) the amounts reported for Mr. Musk in “Executive Compensation—Summary Compensation Table” below under the columns “Salary,” “Bonus,” “Non‑Equity Incentive Plan Compensation” and “All Other Compensation,” plus (ii) with respect to any stock option exercised by Mr. Musk in such year in connection with which shares of stock were also sold other than to satisfy the resulting tax liability, if any, the difference between the market price of Tesla common stock at the time of exercise on the exercise date and the exercise price of the option, plus (iii) with respect to any restricted stock unit vested by Mr. Musk in such year in connection with which shares of stock were also sold other than automatic sales to satisfy Tesla’s withholding obligations related to the vesting of such restricted stock unit, if any, the market price of Tesla common stock at the time of vesting, plus (iv) any cash actually received by Mr. Musk in respect of any shares sold to cover tax liabilities as described in (ii) and (iii) above, following the payment of such amounts.

(2)	Of the amounts noted, Mr. Musk has not accepted his salary in the amounts of $56,380, $49,920 and $45,936 for 2018, 2017 and 2016, respectively.
(3)

Includes $2,283,988,504 attributed to the 2018 CEO Performance Award, which is intended to compensate Mr. Musk over its 10-year maximum term and will become vested as to all shares subject to it only if our market capitalization increases to $650.0 billion and 12 of 16 total operational milestones are achieved during such 10-year period. Each tranche of 1/12th of the total number of shares subject to the option will become vested and exercisable each time: (i) our market capitalization increases initially to $100.0 billion for the first tranche, and by an additional $50.0 billion for each tranche thereafter; and (ii) one of 16 specified operational milestones relating to total revenue or adjusted EBITDA (other than an operating milestone that previously counted towards the vesting of another tranche) is attained, subject to Mr. Musk’s continued service to us as either CEO or as both Executive Chairman and Chief Product Officer, with the CEO reporting to him, at each such vesting event. This award was designed to be entirely an incentive for future performance that would take many years, if at all, to be achieved. Further, each of the requirements underlying the performance milestones was selected to be very difficult to achieve. If any options have not vested by the end of the term of the option award, they will be forfeited and Mr. Musk will not realize the value of such options. As of the date of this filing, zero market capitalization milestones have been achieved and two operational milestones have been achieved (subject to Board certification) and consequently, no shares have vested under the 2018 CEO Performance Award. Following vesting, the actual receipt of any shares by Mr. Musk will further be subject to his payment of the exercise price of $350.02 per share. See “Executive Compensation—Compensation Discussion and Analysis—Chief Executive Officer Compensation—2018 CEO Performance Award” above.

(4)

Reflects the exercise of stock options with respect to an aggregate 6,711,972 shares, which were scheduled to expire in 2016. Of these, (i) the exercise with respect to an aggregate 1,208,000 shares were not accompanied by a related sales of shares, and (ii) the exercise with respect to an aggregate 5,503,972 shares was accompanied by a related sale of 2,782,670 shares solely in order to pay $593 million in income taxes related to such exercise. Accordingly, this reported amount was not actually received in cash upon these exercises, nor has Mr. Musk subsequently sold any of the remaining shares received.

(5)	Median annual total compensation values for non-CEO employees and the corresponding ratios based on them are provided only for periods for which we have reported “Pay Ratio Disclosure” information.

Elements of Executive Compensation

In addition to specific elements of our Chief Executive Officer’s compensation discussed above, our current executive compensation program, which was developed and approved by the Compensation Committee, generally consists of the following components:

•	base salary;
•	equity-based incentives; and
•	other benefits.

We combine these elements in order to formulate compensation packages that provide competitive pay, reward achievement of financial, operational and strategic objectives and align the interests of our named executive officers with those of our stockholders.

Base Salary

The Compensation Committee is responsible for reviewing our Chief Executive Officer’s and other executive officers’ base salaries. The base salaries of all executive officers are reviewed annually and adjusted when necessary to reflect individual roles, performance and the competitive market. The completion of key projects or technical milestones is also a factor in base salary determinations. Because we typically do not provide cash bonuses to our executive officers, we also view salary as a key motivation and reward for our executive officers’ overall performance. As of the date of this filing, the Compensation Committee has not increased the base salaries of our named executive officers in 2019, other than an increase to our Chief Executive Officer’s salary as required by applicable California minimum wage requirements, which he continues to decline to accept. Moreover, effective as of January 1, 2019, Jeffrey B. Straubel, our Chief Technical Officer, has requested that his base salary be reduced to reflect the applicable California minimum wage requirements.

We provide base salary to our named executive officers to compensate them for services rendered on a day-to-day basis during the fiscal year. The following table sets forth information regarding the annualized base salary amounts for fiscal 2019 and 2018 for our named executive officers, as well as the annualized base salary amount for fiscal 2019 for Zachary Kirkhorn, our current Chief Financial Officer:

Named Executive Officer	Fiscal 2018 Base Salary ($)(1)		Fiscal 2019 Base Salary ($)(1)
Elon Musk	56,160		62,400
Jeffrey B. Straubel	249,600		62,400
Jerome Guillen	300,000		300,000
Deepak Ahuja	500,000		—	(2)
Zachary Kirkhorn	—	(3)	275,000

(1)	Reflects an annualized rate assuming 52 weeks each comprised of five work days.
(2)	Mr. Ahuja transitioned from his role as Chief Financial Officer effective March 2019.
(3)	Mr. Kirkhorn commenced his service as our Chief Financial Officer in March 2019.

Equity-based incentives—Overview

Our equity award program is the primary vehicle for offering long-term incentives to our named executive officers. Our equity-based incentives have historically been granted in the form of options to purchase shares of our common stock and restricted stock unit awards that are settled in shares of our common stock upon vesting, and we have granted to our named executive officers both awards that vest over a long-term period and awards that vest only upon the achievement of specified Tesla performance milestones, in each case, subject to continued service. We believe that equity awards more closely align the interests of our named executive officers with our stockholders, provide our named executive officers with incentives linked to long-term performance and create an ownership culture. In addition, the vesting features of our equity awards contributes to executive retention because this feature provides an incentive to our named executive officers to remain in our employ during the scheduled vesting period or until the achievement of the applicable performance milestones, which are expected to be achieved over the medium- to long-term. To date, we have not had an established set of criteria for granting equity awards; instead the Compensation Committee exercises its judgment and discretion, in consultation with our Chief Executive Officer and from time to time, a compensation consultant, and considers, among other things, the role and responsibility of the named executive officer, competitive factors, the amount of stock-based equity compensation already held by the named executive officer, and the cash-based compensation received by the named executive officer, to determine the level of equity awards that it approves. The Compensation Committee also considers such factors, among other things, in allocating among the types of equity awards to our executives from time to time. Accordingly, in 2018, the Compensation Committee decided to grant exclusively stock option awards to our named executive officers.

We do not have, nor do we plan to establish, any program, plan, or practice to time equity award grants in coordination with releasing material non-public information. The Compensation Committee meets periodically, including to approve equity award grants to our executives from time to time.

Equity award grants

We generally grant one-time new hire equity awards to our employees upon their commencement of employment with us, or upon their promotion to new positions. For example, we granted a promotion award to each of Jerome Guillen and Zachary Kirkhorn in connection with their promotion to President, Automotive and Chief Financial Officer, respectively.

Additionally, as part of our ongoing executive compensation review and alignment process, we periodically grant equity awards to our executives. In February 2018, we granted equity awards pursuant to our executive compensation review and alignment process to certain of our named executive officers. For details on such grants, see “Executive Compensation—Grants of Plan-Based Awards in 2018” below.

Severance and Change in Control Benefits

No named executive officer has a severance or change in control arrangement with Tesla, other than the vesting of the 2018 CEO Performance Award based solely upon the achievement of market capitalization milestones as measured at the time of a change in control of Tesla. See “Executive Compensation—Potential Payments Upon Termination or Change in Control” below and “Executive Compensation—Compensation Discussion and Analysis—Chief Executive Officer Compensation—2018 CEO Performance Award” above.

Bonus

We do not currently have or have planned, and we typically have not historically entered into, any specific arrangements with our named executive officers providing for cash-based bonus awards.

Non-Equity Incentive Plan Compensation

We did not provide any non-equity incentive plan compensation to any of our named executive officers in 2018, and we do not currently have or have planned any specific arrangements with our named executive officers providing for non-equity incentive plan compensation.

Perquisites

Generally, we do not provide any perquisites or other personal benefits to our named executive officers except in certain limited circumstances.

Health and Welfare Benefits

We provide the following benefits to our named executive officers on the same basis provided to all of our employees:

•	health, dental and vision insurance;
•	life insurance and accidental death and dismemberment insurance;

•	a Section 401(k) plan for which no match by Tesla is provided;
•	an employee stock purchase plan;
•	short-and long-term disability insurance;
•	medical and dependent care flexible spending account; and
•	a health savings account.

Tax and Accounting Considerations

Sections 280G and 409A. We have not provided or committed to provide any executive officer or director with a gross-up or other reimbursement for tax amounts the executive might pay pursuant to Section 280G or Section 409A of the Code. Section 280G and related Code sections provide that executive officers, directors who hold significant stockholder interests and certain other service providers could be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of Tesla that exceeds certain limits, and that we or our successor could lose a deduction on the amounts subject to the additional tax. Section 409A also imposes additional significant taxes on the individual in the event that an executive officer, director or service provider of certain types receives “deferred compensation” that does not meet the requirements of Section 409A.

Tax Deduction Limit. Section 162(m) of the Code generally disallows a tax deduction to public corporations for compensation greater than $1,000,000 paid in any fiscal year to certain executive officers. However, prior to the enactment of U.S. tax legislation in December 2017 (the “Tax Act”), certain types of performance-based compensation were excluded from the $1,000,000 deduction limit if specific requirements were met. Under the Tax Act, this exclusion for performance-based compensation is not available with respect to taxable years beginning after December 31, 2017, unless the compensation is pursuant to a written binding contract which was in effect on or before November 2, 2017, and which is not modified in any material respect on or after such date. Pursuant to the Tax Act, for taxable years beginning after December 31, 2017, Section 162(m) of the Code was expanded to cover additional executive officers and other employees, including the chief financial officer, so that the compensation of the chief executive officer and chief financial officer (at any time during the fiscal year), the three next most highly compensated executive officers during the taxable year and any other individual who was considered a “covered employee” for any prior taxable year that begins after 2016, will be subject to the $1,000,000 deductibility limit under Section 162(m) of the Code. Commencing with our 2018 fiscal year, to the extent that the aggregate amount of any covered officer’s salary, bonus, any amount realized from certain option exercises and vesting of restricted stock units or other equity awards, and certain other compensation amounts that are recognized as taxable income by the officer exceeds $1,000,000, we will not be entitled to a U.S. federal income tax deduction for the amount over $1,000,000 in that year, unless the compensation qualifies for the transition relief applicable to certain written binding contracts in effect on or before November 2, 2017. The Compensation Committee has not adopted a formal policy regarding tax deductibility of compensation paid to our executive officers.

Accounting Implications. We follow ASC Topic 718 for our stock-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all stock-based compensation awards made to employees and directors based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our named executive officers may never realize any value from their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that an executive officer is required to render service in exchange for the option or other award.

Compensation Committee Report

The Compensation Committee oversees Tesla’s compensation programs, policies and practices. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted by the members of the Compensation Committee of the Board

Ira Ehrenpreis (Chair)
Robyn Denholm
Linda Johnson Rice
Kathleen Wilson-Thompson

Summary Compensation Table

The following table presents information concerning the total compensation of our named executive officers for each of the last three fiscal years. No disclosure is provided for fiscal years for which those persons were not named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Elon Musk	2018	56,380	—	—	2,283,988,504	(3)	—	—	2,284,044,884
Chief Executive Officer	2017	49,920	—	—	—		—	—	49,920
	2016	45,936	—	—	—		—	—	45,936
Jeffrey B. Straubel	2018	250,560	—	—	11,416,860		—	—	11,667,420
Chief Technology Officer	2017	249,600	—	—	—		—	—	249,600
	2016	250,560	—	—	7,677,023		—	—	7,927,583
Jerome Guillen	2018	301,154	—	—	17,450,897		—	—	17,752,051
President, Automotive
Deepak Ahuja	2018	501,923	—	—	5,708,430		—	—	6,210,353
Former Chief Financial Officer	2017	428,846	—	10,501,859	4,567,304		—	—	15,498,009

(1)

This column reflects the grant date fair value computed in accordance with ASC Topic 718 of the restricted stock unit awards granted to the named executive officers, which is measured on the grant date based on the closing fair market value of our common stock. These amounts do not necessarily correspond to the actual value that may be recognized by the named executive officers, which depends, among other things, on the market value of our common stock.

(2)

This column reflects the aggregate grant date fair value computed in accordance with ASC Topic 718 of the options to purchase shares of our common stock granted to the named executive officers. The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 19, 2019. These amounts do not necessarily correspond to the actual value that may be recognized by the named executive officers, which depends, among other things, on the market value of our common stock appreciating from that on the grant date(s) of the option(s).

(3)

Reflects the 2018 CEO Performance Award, which is intended to compensate Mr. Musk over its 10-year maximum term and will become vested as to all shares subject to it only if our market capitalization increases to $650.0 billion and 12 of 16 total operational milestones are achieved during such 10-year period. Each tranche of 1/12th of the total number of shares subject to the option will become vested and exercisable each time: (i) our market capitalization increases initially to $100.0 billion for the first tranche, and by an additional $50.0 billion for each tranche thereafter; and (ii) one of 16 specified operational milestones relating to total revenue or adjusted EBITDA (other than an operating milestone that previously counted towards the vesting of another tranche) is attained, subject to Mr. Musk’s continued service to us as either CEO or as both Executive Chairman and Chief Product Officer, with the CEO reporting to him, at each such vesting event. This award was designed to be entirely an incentive for future performance that would take many years, if at all, to be achieved. Further, each of the requirements underlying the performance milestones was selected to be very difficult to achieve. If any options have not vested by the end of the term of the option award, they will be forfeited and Mr. Musk will not realize the value of such options. As of the date of this filing, zero market capitalization milestones have been achieved and two operational milestones have been achieved (subject to Board certification) and consequently, no shares have vested under the 2018 CEO Performance Award. Following vesting, the actual receipt of any shares by Mr. Musk will further be subject to his payment of the exercise price of $350.02 per share. See “Executive Compensation—Compensation Discussion and Analysis—Chief Executive Officer Compensation—2018 CEO Performance Award” and “Executive Compensation—Compensation Discussion and Analysis—Chief Executive Officer Compensation—Realized Compensation” above.

Pay Ratio Disclosure

Tesla is committed to fair and competitive compensation for its employees. Moreover, Elon Musk, our Chief Executive Officer, has agreed to a compensation arrangement in the 2018 CEO Performance Award that is substantially tied to the appreciation of our market capitalization. Because all Tesla employees are provided equity awards, this also means that Mr. Musk’s compensation is tied to the success of all Tesla employees. We are providing a ratio of (i) Mr. Musk’s 2018 annual total compensation to (ii) the median of the 2018 annual total compensation of all Tesla employees, other than Mr. Musk, as if all of our employees were named executive officers, in each case calculated pursuant to the disclosure requirements of “Executive Compensation—Summary Compensation Table” above. However, these amounts rely on assumptions and projections made pursuant to accounting rules and which are not necessarily indicative of the actual value that was or may be realized. In particular, the vast majority of the 2018 annual total compensation for Mr. Musk reflects an accounting-driven valuation for the 2018 CEO Performance Award, as to which no shares have vested as of the date of this filing, and which is further subject to the payment of an exercise price of $350.02 per share following vesting. Please refer to “Executive Compensation—Compensation Discussion and Analysis—Chief Executive Officer Compensation—Realized Compensation” above for additional supplemental information.

Mr. Musk’s 2018 annual total compensation, as reported in “Executive Compensation—Summary Compensation Table,” was $2,284,044,884, and the median 2018 annual total compensation of all other employees, as determined pursuant to the methodology set forth below, was $56,163. Consequently, the applicable ratio of such amounts for 2018 was 40,668.14:1. However, using the “Total CEO realized compensation” for 2018 of $56,380 as described in “Executive Compensation—Compensation Discussion and Analysis—Chief Executive Officer Compensation—Realized Compensation” above, such ratio was 1.00:1.

Our methodology for identifying the median of the 2018 annual total compensation for each of our employees other than Mr. Musk was as follows:

•

We determined that as of December 31, 2018, Tesla and all of our subsidiaries had 42,992 qualifying individuals (full-time, part-time and temporary employees other than Mr. Musk), of which approximately 17% were based outside of the U.S. and approximately 32% were production line employees.

•	We did not include in the population of qualifying individuals any employees of staffing agencies whose compensation is determined by such agencies.
•

We applied the requirements and assumptions required for the table in “Executive Compensation—Summary Compensation Table” for each of such individuals as if he or she was a named executive officer to calculate the total annual compensation, including base salary or wages, performance-based commission payments, and equity awards based on their grant date fair values.

•	We converted any payment earned or paid in a foreign currency to U.S. dollar using the average of the prevailing conversion rates for the month of December 2018.
•	We selected the median of all total annual compensation amounts calculated in accordance with the foregoing.

Grants of Plan-Based Awards in 2018

The following table presents information concerning each grant of an award made to a named executive officer in fiscal 2018 under any plan.

								All Other Stock	All Other Option	Exercise or
								Awards:	Awards:	Base
					Estimated Future Payouts Under			Number of	Number of	Price of	Grant Date Fair
			Board		Non-Equity Incentive Plan Awards			Shares of	Securities	Option	Value of Stock
Name	Grant Date(1)		Approval Date		Threshold ($)	Target ($)	Maximum ($)	Stocks or Units (#)	Underlying Options(#)	Awards ($/Sh)	and Option Awards ($)
Elon Musk	3/21/2018	(2)(3)	1/21/2018	(3)	—	—	—	—	20,264,042	350.02	2,283,988,504
Jeffrey B. Straubel	2/12/2018	(4)	—		—	—	—	—	90,000	315.73	11,416,860
Jerome Guillen	2/12/2018	(4)	—		—	—	—	—	45,000	315.73	5,708,430
	10/16/2018	(5)	—		—	—	—	—	103,395	276.59	11,742,467
Deepak Ahuja	2/12/2018	(4)	—		—	—	—	—	45,000	315.73	5,708,430

(1)	The vesting schedule applicable to each outstanding award is set forth in “Executive Compensation— Outstanding Equity Awards at 2018 Fiscal Year-End” below.
(2)

Reflects the 2018 CEO Performance Award, which is intended to compensate Mr. Musk over its 10-year maximum term and will become vested as to all shares subject to it only if our market capitalization increases to $650.0 billion and 12 of 16 total operational milestones are achieved during such 10-year period. Each tranche of 1/12th of the total number of shares subject to the option will become vested and exercisable each time: (i) our market capitalization increases initially to $100.0 billion for the first tranche, and by an additional $50.0 billion for each tranche thereafter; and (ii) one of 16 specified operational milestones relating to total revenue or adjusted EBITDA (other than an operating milestone that previously counted towards the vesting of another tranche) is attained, subject to Mr. Musk’s continued service to us as either CEO or as both Executive Chairman and Chief Product Officer, with the CEO reporting to him, at each such vesting event. This award was designed to be entirely an incentive for future performance that would take many years, if at all, to be achieved. Further, each of the requirements underlying the performance milestones was selected to be very difficult to achieve. If any options have not vested by the end of the term of the option award, they will be forfeited and Mr. Musk will not realize the value of such options. As of the date of this filing, zero market capitalization milestones have been achieved and two operational milestones have been achieved (subject to Board certification) and consequently, no shares have vested under the 2018 CEO Performance Award. Following vesting, the actual receipt of any shares by Mr. Musk will further be subject to his payment of the exercise price of $350.02 per share. See “Executive Compensation—Compensation Discussion and Analysis—Chief Executive Officer Compensation—2018 CEO Performance Award” and “Executive Compensation—Compensation Discussion and Analysis—Chief Executive Officer Compensation—Realized Compensation” above.

(3)	The grant of the 2018 CEO Performance Award was approved by the Board on January 21, 2018 and subsequently approved by Tesla’s stockholders on March 21, 2018, on which date it is deemed granted.
(4)	This award was granted as part of the 2018 executive compensation review and alignment process.
(5)	This award was granted in connection with Mr. Guillen’s promotion to President, Automotive.

Outstanding Equity Awards at 2018 Fiscal Year-End

The following table presents information concerning unexercised options and unvested restricted stock unit awards for each named executive officer outstanding as of the end of fiscal 2018.

	Option Awards							Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Elon Musk	3/21/2018	(2)	—	—	20,264,042	350.02	1/20/2028	—	—
	6/10/2013	(3)	350	—	—	100.05	6/10/2023	—	—
	4/8/2013	(3)	350	—	—	41.83	4/8/2023	—	—
	8/13/2012	(4)	4,747,410	—	527,491	31.17	8/13/2022	—	—
Jeffrey B. Straubel	2/12/2018	(5)	15,000	75,000	—	315.73	2/12/2028	—	—
	4/11/2016	(6)	42,128	21,200	—	249.92	4/11/2026	—	—
	1/13/2014	(7)	165,000	—	55,000	139.34	1/13/2024	—	—
	7/8/2013	(3)	1,050	—	—	121.61	7/8/2023	—	—
	6/10/2013	(3)	700	—	—	100.05	6/10/2023	—	—
	5/13/2013	(3)	700	—	—	87.80	5/13/2023	—	—
	4/8/2013	(3)	350	—	—	41.83	4/8/2023	—	—
	3/11/2013	(3)	700	—	—	39.10	3/11/2023	—	—
	2/11/2013	(3)	350	—	—	38.42	2/11/2023	—	—
	2/13/2012	(8)	42,507	—	—	31.49	2/13/2022	—	—
	12/12/2011	(3)	350	—	—	30.41	12/12/2021	—	—
	1/10/2011	(8)	37,191	—	—	28.45	1/10/2021	—	—
Jerome Guillen	10/16/2018	(9)	—	103,395	—	276.59	10/16/2028	—	—
	2/12/2018	(10)	7,500	37,500	—	315.73	2/12/2028	—	—
	10/9/2017	(11)	—	—	11,621	342.94	10/9/2027	—	—
	8/14/2017	(8)	3,041	6,083	—	363.80	8/13/2027	—	—
	4/10/2017	(12)	—	—	—	—	—	2,422	806,042
	6/13/2016	(13)	6,823	—	20,470	217.87	6/13/2026	—	—
	6/13/2016	(14)	—	—	—	—	—	1,706	567,757
	1/13/2014	(7)	21,500	—	13,750	139.34	1/13/2024	—	—
Deepak Ahuja	2/12/2018	(5)	7,500	37,500	—	315.73	2/12/2028	—	—
	3/13/2017	(15)	19,553	23,108	—	246.17	3/13/2027	—	—
	3/13/2017	(16)	—	—	—	—	—	23,997	7,986,202

(1)

The market value of unvested restricted stock units is calculated by multiplying the number of unvested restricted stock units held by the applicable named executive officer by the closing price of our common stock on December 31, 2018, which was $332.80.

(2)

1/12th of the total number of shares subject to the option will become vested and exercisable each time: (i) our market capitalization increases initially to $100.0 billion for the first tranche, and by an additional $50.0 billion for each tranche thereafter; and (ii) one of 16 specified operational milestones relating to total revenue or adjusted EBITDA (other than an operating milestone that previously counted towards the vesting of another tranche) is attained, subject to Mr. Musk’s continued service to us as either CEO or as both Executive Chairman and Chief Product Officer, with the CEO reporting to him, at each such vesting event. See “Executive Compensation—Compensation Discussion and Analysis—Chief Executive Officer Compensation—2018 CEO Performance Award” above.

(3)

Stock option awards granted as part of our company-wide patent incentive program. The total number of shares subject to the option was vested and exercisable on the applicable grant date of the option.

(4)

1/10 of the total number of shares subject to the option became and will become vested and exercisable each time: (i) our market capitalization increases by $4.0 billion above the initially measured market capitalization of $3.2 billion; and (ii) one of 10 specified performance milestones relating to the development of our Model X and Model 3 vehicles and our total production of vehicles is attained, subject to Mr. Musk’s continued service to us at each such vesting event. If any shares have not vested by the end of the term of the option, they will be forfeited and Mr. Musk will not realize the value of such shares. As of the date of this filing, 10 market capitalization milestones and nine performance milestones have been achieved. See “Executive Compensation—Compensation Discussion and Analysis—Chief Executive Officer Compensation—Historical Equity Compensation” above.

(5)

1/10 of the shares subject to the option became vested and exercisable on August 12, 2018 and 1/60 of the shares subject to the option shall become vested and exercisable every month thereafter, subject to the grantee’s continued service to us on each such vesting date.

(6)

1/8 of the shares subject to the option became vested and exercisable on October 11, 2016 and 1/48 of the shares subject to the option shall become vested and exercisable every month thereafter, subject to the grantee’s continued service to us on each such vesting date.

(7)

1/4 of the shares subject to the option became vested and exercisable upon each of the following, as determined by the Board: (i) the completion of the first Model X production vehicle; (ii) aggregate vehicle production of 100,000 vehicles in a trailing 12-month period; and (iii) completion of the first Model 3 production vehicle. 1/4 of the shares subject to this option will become vested and exercisable upon the determination by the Board that annualized gross margin of greater than 30.0% in any three years is achieved, subject to the grantee’s continued service to us on each such vesting date.

(8)

1/48 of the shares subject to the option vested or shall vest monthly starting on the one-month anniversary of the applicable grant date, subject to the grantee’s continued service to us on each such vesting date.

(9)

1/10 of the shares subject to the option became vested and exercisable on April 1, 2019 and 1/60 of the shares subject to the option shall become vested and exercisable every month thereafter, subject to the grantee’s continued service to us on each such vesting date.

(10)

1/60th of the shares subject to the option became vested and exercisable on March 12, 2018, and 1/60th of the shares subject to the option shall become vested and exercisable each month thereafter, subject to the grantee’s continued service to us on each such vesting date.

(11)

1/3 of the shares subject to the option will become vested and exercisable upon the achievement, as determined by the Board, of each of three specified performance goals relating to weekly or cumulative deliveries of certain of our current and future vehicles, subject to the grantee’s continued service to us on each such vesting date.

(12)	1/16 of this award vested on September 5, 2017 and 1/16 of this award will vest every three months thereafter, subject to the grantee’s continued service to us on each such vesting date.
(13)

1/4 of the shares subject to the option became vested and exercisable, and 1/4 of the shares subject to the option will become vested and exercisable, upon the achievement, as determined by the Board, of each of four specified performance goals relating to the development, cumulative deliveries, and cumulative revenues for certain of our future vehicles, subject to the grantee’s continued service to us on each such vesting date.

(14)	1/16 of this award vested on September 5, 2016 and 1/16 of this award will vest every three months thereafter, subject to the grantee’s continued service to us on each such vesting date.
(15)

1/4 of the shares subject to the option became vested and exercisable on February 22, 2018 and 1/48th of the shares subject to the option shall become vested and exercisable each month thereafter, subject to the grantee’s continued service to us on each such vesting date.

(16)	1/4 of this award vested on March 5, 2018 and 1/16 of this award will vest every three months thereafter, subject to the grantee’s continued service to us on each such vesting date.

2018 Option Exercises and Stock Vested

The following table presents information concerning each exercise of stock options and vesting of stock awards during fiscal 2018 for each of the named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Elon Musk	—	—	—	—
Jeffrey B. Straubel	15,000	4,498,261	—	—
	15,000	4,915,725	—	—
Jerome Guillen	500	140,405	—	—
	500	159,500	—	—
	550	172,436	—	—
	1,000	220,660	—	—
	1,000	189,180	—	—
	1,000	165,660	—	—
	1,000	166,660	—	—
	1,000	198,920	—	—
	1,000	220,940	—	—
	—	—	527	175,675
	—	—	526	153,134
	—	—	526	147,669
	—	—	527	189,562
Deepak Ahuja	5,035	1,155,331	—	—
	—	—	10,666	3,555,511
	—	—	2,666	776,153
	—	—	2,666	748,453
	—	—	2,666	958,960

(1)

Reflects the product of the number of shares of stock subject to the exercised option multiplied by the difference between the market price of our common stock at the time of exercise on the exercise date and the exercise price of the option.

(2)	Reflects the product of the number of shares of stock vested multiplied by the market price of our common stock on the vesting date.

Potential Payments Upon Termination or Change in Control

We do not have an employment agreement for any specific term with any of our named executive officers. Moreover, we do not have any contract, agreement, plan or arrangement that would result in payments to a named executive officer at, following, or in connection with any termination of employment, including resignation, severance, retirement or a constructive termination of employment of a named executive officer, or a change in control of Tesla (other than the vesting of the 2018 CEO Performance Award based solely upon the achievement of market capitalization milestones as measured at the time of a change in control of Tesla) or a change in the named executive officer’s responsibilities.

Compensation of Directors

2018 Director Compensation Table

The following table provides information concerning the compensation paid by us to each of our non-employee directors during fiscal year 2018. Elon Musk, who is our Chief Executive Officer, does not receive additional compensation for his services as a director.

The awards with respect to which values are provided under the column “Option Awards” below are exclusively stock options, which have realizable value only if they actually vest over time and to the extent, if any, that our stock price exceeds the applicable exercise prices. The values provided below for these awards are based on applicable accounting standards, and do not necessarily reflect the actual amounts realized or realizable pursuant to the underlying stock options. The vast majority of such stock options have exercise prices that are higher than the most recent closing price of our common stock as of the date of this filing and as such, have no present realizable value (see footnotes 4 through 8 below for more detail on the applicable exercise prices).

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)(3)		All Other Compensation		Total ($)
Brad Buss	37,500	6,838,600	(4)	1,303	(9)	6,877,403
Robyn Denholm	42,670	6,838,600	(4)	9,812	(9)	6,891,082
Ira Ehrenpreis	37,500	9,872,745	(4)(5)	—		9,910,245
Lawrence J. Ellison	—	—		—		—
Antonio Gracias	37,500	13,286,158	(4)(5)	—		13,323,658
Stephen Jurvetson	—	—		—		—
James Murdoch	25,536	9,005,547	(4)(6)(7)	—		9,031,083
Kimbal Musk	20,000	6,838,600	(4)	1,924	(9)	6,860,524
Linda Johnson Rice	22,858	8,026,030	(4)(8)	—		8,048,888
Kathleen Wilson-Thompson	—	—		—		—

(1)	As of December 31, 2018, the aggregate number of shares underlying option awards outstanding for each of our non-employee directors was:

Name	Aggregate Number of Shares Underlying Options Outstanding
Brad Buss	204,082
Robyn Denholm	180,165
Ira Ehrenpreis	156,492
Lawrence J. Ellison	—
Antonio Gracias	288,600
Stephen Jurvetson	17,223
James Murdoch	84,668
Kimbal Musk	100,000
Linda Johnson Rice	72,668
Kathleen Wilson-Thompson	—

(2)

Reflects the aggregate grant date fair value computed in accordance with ASC Topic 718. The assumptions used in the valuation of option awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 19, 2019. These amounts do not necessarily correspond to the actual value that may be recognized by our non-employee directors, which depends, among other things, on the market value of our common stock appreciating from that on the grant date(s) of the option(s).

(3)

Consists of stock option grants for service on the Board, as members or chairs of Board committees or as the Lead Independent Director, which are automatically granted only once every three years pursuant to our non-employee director compensation policy and which vest monthly over three years, subject to continued service. Please see “Executive Compensation—Compensation of Directors—Non-Employee Director Compensation Arrangements” below for more detail.

(4)

Includes an automatic triennial stock option grant on June 18, 2018 for service on the Board (see footnote (3) above). Following vesting, the actual receipt of any shares by each recipient will further be subject to his or her payment of the applicable exercise price of $370.83 per share.

(5)

Includes an automatic triennial stock option grant on June 12, 2018 for service as members or chairs of Board committees or as the Lead Independent Director, as applicable (see footnote (3) above). Following vesting, the actual receipt of any shares by each recipient will further be subject to his payment of the applicable exercise price of $342.77 per share.

(6)

Includes an automatic triennial stock option grant on June 14, 2018 for service as a member of the Audit Committee (see footnote (3) above). Following vesting, the actual receipt of any shares by the recipient will further be subject to his payment of the applicable exercise price of $357.72 per share.

(7)

Includes an automatic triennial stock option grant on October 5, 2018 for service as a member of the Nominating and Corporate Governance Committee (see footnote (3) above). Following vesting, the actual receipt of any shares by each recipient will further be subject to his payment of the applicable exercise price of $261.95 per share.

(8)

Includes an automatic triennial stock option grant on November 14, 2018 for service as a member of the Compensation Committee (see footnote (3) above). Following vesting, the actual receipt of any shares by the recipient will further be subject to her payment of the applicable exercise price of $319.57 per share.

(9)	Consists of reimbursements for out-of-pocket travel expenses incurred in connection with Board service, including attendance at Board or Board committee meetings.

Non-Employee Director Compensation Arrangements

Our director compensation policy that is applicable to all of Tesla’s non-employee directors is designed to be consistent with our compensation philosophy for our employees, with an emphasis on equity-based compensation over cash in order to align the value of their compensation with the market value of our stock, and consequently, with the long-term interests of our stockholders. Moreover, while we offer to our employees restricted stock units, which tend to retain some value even if the market value of our stock decreases, the equity-based compensation to our directors is exclusively in the form of stock options, which have value only to the extent, if any, that our stock price increases following their grant. Consequently, a large portion of our non-employee directors’ compensation is entirely at risk.

Our current director compensation policy provides that each non-employee director will receive the following compensation for Board and Board committee services, as applicable:

•	an annual cash retainer for general Board service of $20,000;
•	no cash awards for attendance of general Board meetings;
•

an annual cash retainer for serving as the chair of the Audit Committee of $15,000, for serving as the chair of the Compensation Committee of $10,000 and for serving as the chair of the Nominating and Corporate Governance Committee of $7,500;

•

an annual cash retainer for serving on the Audit Committee of $7,500 per member, for serving on the Compensation Committee of $5,000 per member, and for serving on the Nominating and Corporate Governance Committee of $5,000 per member;

•

upon first joining the Board on or after July 13, 2017, an automatic initial grant of a stock option to purchase a number of shares of our common stock equal to 1,389 multiplied by the number of months (rounded up to a whole number) between the date on which such director joined the Board and the first June 18 following such date (the “Initial Triennial Award Grant Date”), vesting 100% on the Initial Triennial Award Grant Date (subject to continued service through such date);

•

(i) on June 18, 2015 or, with respect to a director who first joined the Board on or after July 13, 2017, on the Initial Triennial Award Grant Date for such director, and (ii) every three years thereafter, an automatic grant of a stock option to purchase 50,000 shares of our common stock;

•

for serving as the lead independent director, (i) on the later of June 12, 2012 or shortly following appointment as the lead independent director, and (ii) every three years thereafter, an automatic grant of a stock option to purchase 24,000 shares of our common stock;

•

for serving as a member of the Audit Committee, the Compensation Committee or the Nominating and Corporate Governance Committee, (i) on the later of June 12, 2012 or shortly following appointment as a member of such Committee, and (ii) every three years thereafter, an automatic grant of a stock option to purchase 12,000 shares, 9,000 shares, or 6,000 shares, respectively, of our common stock; and

•

in addition to any applicable grant in the immediately preceding bullet, for serving as the chair of the Audit Committee, the Compensation Committee or the Nominating and Corporate Governance Committee, (i) on the latter of June 12, 2012 or shortly following appointment as the chair of such Committee, and (ii) every three years thereafter, an automatic grant of a stock option to purchase 12,000 shares, 6,000 shares, or 3,000 shares, respectively, of our common stock.

Each automatic triennial stock option grant and each stock option grant for service as lead independent director, member of a Board committee or chair of a Board committee, in each case as described above, will vest 1/36 per month for three years starting on the one month anniversary of the vesting commencement date, subject to continued service in the capacity for which such grant was made (except that if a director who was granted such an option ceases to be a director on the day before an annual meeting that is held earlier than the anniversary date of the vesting commencement date for that calendar year, vesting will accelerate with respect to the shares that would have vested if such director continued service through such anniversary date).

In addition, the Board has approved the following additional compensation arrangements for Robyn Denholm for her service as Chair of the Board, which she performed from November 2018 to April 2019 without separate compensation:

•	commencing in April 2019, an annual cash retainer of $300,000; and
•

commencing in April 2019 and every year thereafter, an automatic grant of a stock option to purchase 8,000 shares of our common stock, which will vest 1/12 per month for 12 months starting on the one month anniversary of the vesting commencement date, subject to Ms. Denholm’s continued service as Chair of the Board (except that if Ms. Denholm ceases to be a director on the day before an annual meeting that is held earlier than the anniversary date of the vesting commencement date, vesting will accelerate with respect to the shares that would have vested if she had continued service through such anniversary date).

If, following a change in control of Tesla, the service of a non-employee director is terminated, all stock options granted to the director pursuant to the compensation policy shall fully vest and become immediately exercisable.

Non-employee directors may also have their travel, lodging and related expenses associated with attending Board or Board committee meetings reimbursed by Tesla.

Equity Compensation Plan Information

The following table summarizes the number of securities underlying outstanding options, stock awards, warrants and rights granted to employees and directors, as well as the number of securities remaining available for future issuance, under Tesla’s equity compensation awards as of December 31, 2018.

	(a)		(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)(1)		Weighted-average exercise price of outstanding options, warrants and rights ($)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
Equity compensation plans approved by security holders	35,656,867		272.72	11,113,148	(3)
Equity compensation plans not approved by security holders	209,901	(4)	398.62	—
Total	35,866,768		273.40	11,113,148

(1)	Consists of options to purchase shares of our common stock, including the 2018 CEO Performance Award, and restricted stock unit awards representing the right to acquire shares of our common stock.
(2)

The weighted average exercise price is calculated based solely on the outstanding stock options. It does not take into account the shares issuable upon vesting of outstanding restricted stock unit awards, which have no exercise price.

(3)

Consists of 9,089,194 shares remaining available for issuance under the 2010 Plan, and 2,023,954 shares remaining available for issuance under the 2010 ESPP. The 2010 Plan provides for annual increases in the number of shares available for issuance thereunder on the first day of each fiscal year, beginning with the fiscal 2011, equal to the least of (i) 5,333,333 shares of our common stock, (ii) four percent (4%) of the outstanding shares of our common stock on the last day of the immediately preceding fiscal year, or (iii) such lesser amount as the Board may determine. The 2010 ESPP provides for annual increases in the number of shares available for issuance thereunder on the first day of each fiscal year, beginning with the fiscal 2011, equal to the least of (i) 1,000,000 shares of our common stock, (ii) one percent (1%) of the outstanding shares of our common stock on the first day of the fiscal year, or (iii) such lesser amount as the Board or a designated committee acting as administrator of the plan may determine.

(4)

Consists of outstanding stock options and restricted stock unit awards that were assumed in connection with acquisitions. No additional awards may be granted under the plans pursuant to which such awards were initially granted.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review of Related Party Transactions

In accordance with the charter for the Audit Committee of the Board, our Audit Committee reviews and approves in advance any proposed related person transactions.

For purposes of these procedures, “related person” and “transaction” have the meanings contained in Item 404 of Regulation S-K.

The individuals and entities that are considered “related persons” include:

•	Directors, nominees for director and executive officers of Tesla;
•	Any person known to be the beneficial owner of five percent or more of Tesla’s common stock (a “5% Stockholder”); and
•	Any immediate family member, as defined in Item 404(a) of Regulation S-K, of a director, nominee for director, executive officer or 5% Stockholder.

In accordance with our Related Person Transactions Policy and Procedures, the Audit Committee must review and approve all transactions in which (i) Tesla or one of its subsidiaries is a participant, (ii) the amount involved exceeds $120,000 and (iii) a related person has a direct or indirect material interest, other than transactions available to all Tesla employees generally.

In assessing a related party transaction brought before it for approval the Audit Committee considers, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. The Audit Committee may then approve or disapprove the transaction in its discretion.

Any related person transaction will be disclosed in the applicable SEC filing as required by the rules of the SEC.

Related Party Transactions

SpaceX

Elon Musk is the Chief Executive Officer, Chief Technical Officer and a significant stockholder of SpaceX. Kimbal Musk, a member of the Board, is also a member of the board of directors of SpaceX. In addition, certain other members of the Board have interests in SpaceX as described in more detail above in “Corporate Governance—Director Independence,” and Jeffrey Brian Straubel, Tesla’s Chief Technology Officer, is a minority investor in SpaceX.

In March 2018, SpaceX entered into a framework agreement with Tesla for the potential purchase of certain battery components under purchase orders to be issued with pricing to be agreed upon from time to time. During 2018, Tesla sold to SpaceX such components under this agreement for an aggregate purchase price of approximately $420,026 pursuant to pricing that was negotiated in good faith. The applicable pricing for any purchases of components during 2019 or beyond will be subject to further good-faith negotiation between the parties.

Since April 2016, SpaceX has invoiced Tesla for our use of an aircraft owned and operated by SpaceX at rates determined by Tesla and SpaceX, subject to rules of the Federal Aviation Administration governing such arrangements. In 2018, Tesla incurred approximately $642,357 of expenses under this arrangement. In addition, SpaceX previously operated and incurred operating expenses on a separate aircraft that was owned by Elon Musk. Pursuant to an arrangement with SpaceX pursuant to which we were invoiced for Tesla’s use of such aircraft at rates that were determined by Tesla and SpaceX subject to rules of the Federal Aviation Administration governing such arrangements, Tesla incurred approximately $96,949 of expenses under this arrangement during 2018.

In March 2018, SpaceX and Tesla agreed to a change order relating to a 2017 purchase and installation agreement for a microgrid energy system sold by Tesla to SpaceX. The cost of such additional equipment and services was approximately $149,961, and was fully negotiated pursuant to our standard sales processes.

SpaceX provides us, at no cost, with use of certain enterprise software developed by it.

Investors’ Rights Agreement

We have entered into an investors’ rights agreement, which we have amended from time to time, with certain current or former holders of our common stock, including the Elon Musk Revocable Trust dated July 22, 2003, and entities affiliated with VMC, of which Antonio Gracias, a member of the Board, is the Chief Executive Officer, director and majority owner. This agreement provides for certain rights relating to the registration of their shares of common stock.

Other Transactions

In the ordinary course of business, we enter into offer letters and employment agreements with our executive officers. We have also entered into indemnification agreements with each of our directors and officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

In August 2016, SolarCity issued $65 million in aggregate principal amount of 6.50% Solar Bonds due February 2018 to Elon Musk, upon the same terms and conditions offered to the public. In April 2017, Mr. Musk agreed to exchange the 6.50% Solar Bonds for a $65 million promissory note bearing interest at 6.5% issued by SolarCity on substantially identical terms, including the remaining maturity. In February 2018, Mr. Musk further exchanged such promissory note for a new $65 million promissory note bearing interest at 6.5% issued by SolarCity and due in August 2018, which was repaid in full at maturity.

Elon Musk is a co-founder and significant stockholder of The Boring Company, with which we entered into a January 2018 framework agreement to potentially sell to The Boring Company various powertrain and related components and/or provide related engineering assistance at rates to be agreed from time to time between the parties. Tesla has sold approximately $28,522 in components pursuant to work orders issued and received under such agreement to date pursuant to pricing that was negotiated in good faith.

In January 2019, our Board member James Murdoch purchased a Tesla Powerpack system from us, with approximately $570,947 and approximately $23,147 to be paid for the equipment and for commissioning and microgrid services, respectively, and approximately CAD 10,098 to be paid annually for maintenance. Such purchase was completed pursuant to an agreement that was fully negotiated through ordinary course contracting processes.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16 of the Exchange Act, Tesla’s directors, executive officers and any persons holding more than 10% of the Tesla’s common stock are required to report initial ownership of the Tesla common stock and any subsequent changes in ownership to the SEC. Specific due dates have been established by the SEC, and Tesla is required to disclose in this proxy statement any failure to file required ownership reports by these dates. Based solely upon the copies of Section 16(a) reports that Tesla received from such persons for their 2018 fiscal year transactions, and the written representations received from certain of such persons that no reports were required to be filed for them for the 2018 fiscal year that have not been filed, Tesla is aware of no late Section 16(a) filings other than a Form 4 filed by James Murdoch on November 16, 2018 with respect to the grant on October 5, 2018 of an automatic triennial stock option award in connection with Mr. Murdoch’s appointment to the Nominating and Corporate Governance Committee.

OWNERSHIP OF SECURITIES

The following table sets forth certain information regarding the beneficial ownership of Tesla’s common stock, as of December 31, 2018, for the following:

•	each person (or group of affiliated persons) who is known by us to beneficially own 5% of the outstanding shares of our common stock;
•	each of our non-employee directors;
•	each of our executive officers named in the Summary Compensation Table of this proxy statement; and
•	all directors and current executive officers of Tesla as a group.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options or other convertible securities held by that person or entity that are currently exercisable or exercisable within 60 days of December 31, 2018. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Applicable percentage ownership is based on 172,602,233 shares of Tesla’s common stock outstanding at December 31, 2018.

Unless otherwise indicated, all persons named below can be reached at Tesla, Inc., 3500 Deer Creek Road, Palo Alto, California 94304.

Beneficial Owner Name	Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders
Elon Musk (1)	38,572,790	21.7%
Baillie Gifford & Co. (2)	13,234,382	7.7%
FMR LLC (3)	9,092,952	5.3%
Capital Ventures International (4)	9,032,743	5.2%
T. Rowe Price Associates, Inc. (5)	8,977,064	5.2%
Capital World Investors (6)	8,650,435	5.0%
Named Executive Officers & Directors
Elon Musk (1)	38,572,790	21.7%
Jeffrey B. Straubel (7)	618,073	*
Jerome Guillen (8)	48,604	*
Deepak Ahuja (9)(10)	95,465	*
Brad Buss (11)	165,790	*
Robyn Denholm (12)	130,776	*
Ira Ehrenpreis (13)	114,207	*
Lawrence J. Ellison	3,000,000	1.7%
Antonio Gracias (14)	500,826	*
Stephen Jurvetson (15)	116,299	*
James Murdoch (16)	41,596	*
Kimbal Musk (17)	209,444	*
Linda Johnson Rice (18)	26,779	*
Kathleen Wilson-Thompson	—	—
All current executive officers and directors as a group (14 persons) (19)	43,556,793	24.4%

*	Represents beneficial ownership of less than 1%.
(1)

Includes (i) 33,824,680 shares held of record by the Elon Musk Revocable Trust dated July 22, 2003; and (ii) 4,748,110 shares issuable to Mr. Musk upon exercise of options exercisable within 60 days after December 31, 2018. Includes 13,394,056 shares pledged as collateral to secure certain personal indebtedness.

(2)

Includes shares held by Baillie Gifford & Co. and/or one or more of its investment adviser subsidiaries, which may include Baillie Gifford Overseas Limited, on behalf of investment advisory clients, which may include investment companies registered under the Investment Company Act, employee benefit plans, pension funds or other institutional clients. The address for Baillie Gifford & Co. is Calton Square, 1 Greenside Row, Edinburgh EH1 3AN, Scotland, UK. The foregoing information is based solely on Amendment No. 3 to Schedule 13G of Baillie Gifford & Co. filed on February 8, 2019, which we do not know or have reason to believe is not complete or accurate and on which we are relying pursuant to applicable SEC regulations.

(3)

Includes shares that may be deemed to be beneficially owned by FMR LLC and/or Abigail P. Johnson, FIAM LLC, Fidelity Institutional Asset Management Trust Company, Fidelity Management & Research Company, FMR Co., Inc. and Strategic Advisers LLC. FMR LLC is predominantly owned by members of the family of Abigail P. Johnson, Director, Chairman and Chief Executive Officer of FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by various investment companies (the “Fidelity Funds”) advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC (“FMR Co.”), which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co. carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address for these entities and individuals is 245 Summer Street, Boston, MA 02210. The foregoing information is based solely on Amendment No. 9 to Schedule 13G of FMR LLC filed on February 13, 2019, which we do not know or have reason to believe is not complete or accurate and on which we are relying pursuant to applicable SEC regulations.

(4)

Includes 260,754 shares beneficially owned by Capital Ventures International, 43 shares beneficially owned by G1 Execution Services, LLC, 723,300 shares (comprised entirely of options to purchase shares) beneficially owned by Susquehanna Investment Group, and 8,048,646 shares (including options to purchase 7,883,414 shares) beneficially owned by Susquehanna Securities. Susquehanna Advisors Group, Inc. is the investment manager to Capital Ventures International, and therefore may be deemed to beneficially own the shares owned by Capital Ventures International. G1 Execution Services, LLC, Susquehanna Investment Group and Susquehanna Securities are affiliated independent broker-dealers which, together with Capital Ventures International and Susquehanna Advisors Group, Inc., may be deemed to be a group (the “Capital Ventures Group”). The address for Capital Ventures International is PO Box 897, Windward 1, Regatta Office Park, West Bay Road, Grand Cayman, KY1-1103, Cayman Islands. The address of each of Susquehanna Advisors Group, Inc., Susquehanna Investment Group and Susquehanna Securities is 401 E. City Ave, Suite 220, Bala Cynwyd, PA 19004. The address of G1 Execution Services, LLC is 175 W. Jackson Blvd., Suite 1700, Chicago, IL 60604. The foregoing information is based solely on Schedule 13G filed on February 14, 2019 jointly by the Capital Ventures Group, which we do not know or have reason to believe is not complete or accurate and on which we are relying pursuant to applicable SEC regulations.

(5)

Includes shares held by T. Rowe Price Associates, Inc. (“Price Associates”), which does not serve as custodian of the assets of any of its clients. Accordingly, in each instance only the client or the client’s custodian or trustee bank has the right to receive dividends paid with respect to, and proceeds from the sale of, such securities. The ultimate power to direct the receipt of dividends paid with respect to, and the proceeds from the sale of, such securities, is vested in the individual and institutional clients which Price Associates serves as investment adviser. Any and all discretionary authority which has been delegated to Price Associates may be revoked in whole or in part at any time. The address for Price Associates is 100 E. Pratt Street, Baltimore, Maryland 21202. The foregoing information is based solely on Amendment No. 4 to Schedule 13G of Price Associates filed on February 11, 2018, which we do not know or have reason to believe is not complete or accurate and on which we are relying pursuant to applicable SEC regulations.

(6)

Includes shares that may be deemed to be beneficially owned by Capital Research and Management Company and Capital International Limited, which collectively provide investment management services under the name Capital World Investors. The address for these entities is 333 South Hope Street, Los Angeles, CA 90071. The foregoing information is based solely on Schedule 13G of Capital World Investors filed on February 14, 2019, which we do not know or have reason to believe is not complete or accurate and on which we are relying pursuant to applicable SEC regulations.

(7)	Includes 311,675 shares issuable upon exercise of options exercisable within 60 days after December 31, 2018. Includes 105,925 shares pledged as collateral to secure certain personal indebtedness.
(8)	Includes 40,744 shares issuable upon exercise of options exercisable within 60 days after December 31, 2018.
(9)	Includes 30,331 shares issuable upon exercise of options exercisable within 60 days after December 31, 2018.
(10)	Mr. Ahuja transitioned from his role as Chief Financial Officer effective March 2019.

(11)	Includes (i) 11,808 shares held by the Buss Family Trust and (ii) 152,442 shares issuable upon exercise of options exercisable within 60 days after December 31, 2018.
(12)	Comprised of shares issuable upon exercise of options exercisable within 60 days after December 31, 2018.
(13)	Includes 98,935 shares issuable upon exercise of options exercisable within 60 days after December 31, 2018.
(14)

Includes (i) 4,253 shares held of record by Valor Equity Management II (“VEM II”); (ii) 271,778 shares owned by AJG Growth Fund LLC (“Growth Fund”), which are pledged as collateral to secure certain personal indebtedness; and (iii) 210,043 shares issuable upon exercise of options exercisable within 60 days after December 31, 2018. VEM II is advised directly and/or indirectly by Valor Management Corp., which may be deemed to have shared voting and investment power with respect to the shares held of record by VEM II. Mr. Gracias is a shareholder and director of Valor Management Corp., and may be deemed to have shared voting and investment power with respect to the shares held of record by VEM II. He is also fund manager for Growth Fund. The address for all the entities above is 875 North Michigan Avenue, Suite 3214, Chicago, IL 60611.

(15)

Includes (i) 104,200 shares held by the Steve and Karla Jurvetson Living Trust dated August 27, 2002, (ii) 43 shares held by Draper Fisher Jurvetson Fund X Partners, L.P., and (iii) 12,056 shares issuable upon exercise of options exercisable within 60 days after December 31, 2018.

(16)	Includes (i) 10,485 shares held by the JRM Family Trust and (ii) 31,111 shares issuable upon exercise of options exercisable within 60 days after December 31, 2018.
(17)	Includes 61,111 shares issuable upon exercise of options exercisable within 60 days after December 31, 2018. Includes 148,333 shares pledged as collateral to secure certain personal indebtedness.
(18)	Comprised of shares issuable upon exercise of options exercisable within 60 days after December 31, 2018.
(19)	Includes 5,825,997 shares issuable upon exercise of options held by our current executive officers and directors exercisable within 60 days after December 31, 2018.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board in fulfilling its responsibilities for oversight of the integrity of Tesla’s consolidated financial statements, our internal accounting and financial controls, our compliance with legal and regulatory requirements, the organization and performance of our internal audit function and the qualifications, independence and performance of our independent registered public accounting firm.

The management of Tesla is responsible for establishing and maintaining internal controls and for preparing Tesla’s consolidated financial statements. The independent registered public accounting firm is responsible for auditing the financial statements. It is the responsibility of the Audit Committee to oversee these activities.

The Audit Committee has:

•	Reviewed and discussed the audited financial statements with Tesla management and with PricewaterhouseCoopers LLP, Tesla’s independent registered public accounting firm;
•

Discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the Auditing Standard No. 1301, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board; and

•

Received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence and has discussed with PricewaterhouseCoopers LLP their independence.

Based upon these discussions and review, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in Tesla’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for filing with the United States Securities and Exchange Commission.

Respectfully submitted by the members of the Audit Committee of the Board

Robyn Denholm (Chair)
Brad Buss
Stephen Jurvetson
James Murdoch

OTHER MATTERS

Tesla knows of no other matters to be submitted at the 2019 Annual Meeting. If any other matters properly come before the 2019 Annual Meeting, it is the intention of the persons named in the proxy card to vote the shares they represent as the Board may recommend. Discretionary authority with respect to such other matters is granted by the execution of the proxy, whether through telephonic or Internet voting or, alternatively, by using a paper copy of the proxy card that has been requested.

It is important that your shares be represented at the 2019 Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the proxy card or, if so requested, by executing and returning, at your earliest convenience, the requested proxy card in the envelope that will have been provided.

THE BOARD OF DIRECTORS

Palo Alto, California

    , 2019

APPENDIX A

TESLA, INC.

2019 EQUITY INCENTIVE PLAN

1.	Purposes of the Plan. The purposes of this Plan are:
•	to attract and retain the best available personnel to ensure the Company’s success and accomplish the Company’s goals,
•	to incentivize Employees, Directors and Consultants with long-term equity- based compensation to align their interests with the Company’s stockholders, and
•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares.

2.	Definitions. As used herein, the following definitions will apply:
(a)	“Administrator” means the Board, the Compensation Committee of the Board or any Committee as will be administering the Plan, in accordance with Section 4 of the Plan.
(b)

“Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c)	“Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.
(d)

“Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan.  The Award Agreement is subject to the terms and conditions of the Plan.

(e)	“Board” means the Board of Directors of the Company.
(f)	“Change in Control” means the occurrence of any of the following events:
(i)

A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (i), the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control; or

(ii)

A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.  For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii)

A sale or other disposition of all or substantially all of the Company’s assets in one or more transactions, other than to any entity of which more than 50% of the total voting power is owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the voting power of the stock of the Company immediately prior to the transaction which results in a sale or disposition as to all or substantially all of the Company’s assets; or

(iv)

A merger, consolidation or similar transaction directly or indirectly involving the Company in which immediately after the consummation of such transaction, the stockholders of the Company immediately prior to such transaction do not directly or indirectly own more than 50% of the total voting power of the surviving entity in such transaction (or of any applicable Parent of such surviving entity), in substantially the same proportions as their ownership of the voting power of the stock of the Company immediately prior to the transaction.

For purposes of this Section 2(f), persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, the occurrence of any event shall not be deemed a Change in Control: (i) with respect to any Award that is subject to Code Section 409A unless such event qualifies as a change in control event within the meaning of Code Section 409A, or (ii) if the sole purpose of the underlying transaction(s) is to change the jurisdiction of the Company’s incorporation or to create a holding company of which the total voting power is owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the voting power of the stock of the Company immediately prior to such transaction(s).

(g)

“Code” means the Internal Revenue Code of 1986, as amended.  Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(h)	“Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board or the Compensation Committee of the Board in accordance with Section 4 hereof.
(i)	“Common Stock” means the common stock of the Company.
(j)	“Company” means Tesla, Inc., a Delaware corporation, or any successor thereto.
(k)

“Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity, as to whom the registration of an offer or sale of the Company’s securities to such person pursuant to a Registration Statement on Form S-8 is available.

(l)	“Director” means a member of the Board.
(m)

“Disability”    means    total    and    permanent    disability    as    defined    in Section 22(e)(3) of  the  Code,  provided  that  in  the case of Awards  other than  Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(n)

“Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company.   Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(o)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(p)	“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
(i)

If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, or the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)

If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)	In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.
(q)

“Incentive Stock Option” means an Option that by its terms qualifies and is intended to qualify as an incentive stock  option  within  the  meaning  of  Section 422  of  the  Code  and  the  regulations  promulgated thereunder.

(r)	“Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
(s)	“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.
(t)	“Option” means a stock option granted pursuant to the Plan.
(u)	“Outside Director” means a Director who is not an Employee.
(v)	“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).
(w)	“Participant” means the holder of an outstanding Award.
(x)

“Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

(y)

“Performance Unit” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

(z)

“Period of Restriction” means the period, if any, during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture.  Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(aa)	“Plan” means this 2019 Equity Incentive Plan.
(bb)

“Repricing”  means any of the following actions taken by the Administrator: (i) lowering or reducing the exercise price of an outstanding Option and/or outstanding Stock Appreciation Right, (ii) cancelling, exchanging or surrendering any outstanding Option and/or outstanding Stock Appreciation Right in exchange for cash or another award for the purpose of repricing the award; (iii) cancelling, exchanging or surrendering any outstanding Option and/or outstanding Stock Appreciation Right in exchange for an Option or Stock Appreciation Right with an exercise price that is less than the exercise price of the original award; and (iv) taking any other action under the Plan that constitutes a “repricing” under Applicable Laws; provided that a Repricing shall not include any action taken with stockholder approval or any adjustment of an Option or Stock Appreciation Right pursuant to Section 13(a).

(cc)	“Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.
(dd)

“Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8.  Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(ee)	“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
(ff)	“Service Provider” means an Employee, Director or Consultant.
(gg)	“Share” means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.
(hh)	“Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a Stock Appreciation Right.
(ii)	“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Code Section 424(f).

3.	Stock Subject to the Plan.
(a)

Stock Subject to the Plan.  Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares that may be subject to Awards and issued under the Plan is 12,500,000 Shares, plus any Shares subject to stock options or similar awards granted under the Company’s 2010 Equity Incentive Plan (the “Prior Plan”) that expire or otherwise terminate without having been exercised in full and Shares issued pursuant to awards granted under the Prior Plan that are forfeited to or repurchased by the Company due to failure to vest, provided that no more than a maximum aggregate of 13,000,000 Shares may be granted as Incentive Stock Options. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b)

Lapsed Awards.  If an Award expires or becomes unexercisable without having been exercised in full or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to or repurchased by the Company due to failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares), which were subject thereto will become available for future grant under the Plan. With respect to Stock Appreciation Rights, the total number of Shares subject to such Stock Appreciation Rights (and not the net number of Shares actually issued pursuant to such Stock Appreciation Rights) will cease to be available under the Plan.  Shares that have actually been issued under the Plan under any Award (other than unvested Restricted Stock) will not be returned to the Plan and will not become available for future distribution under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will not become available for future grant under the Plan.  In addition, Shares repurchased by the Company with the proceeds of the exercise prices for any Options may not be reissued under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. In addition, Shares issued in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or Parent or any of its Subsidiaries shall not reduce the number of Shares available for issuance under the Plan.

(c)	Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.
4.	Administration of the Plan.
(a)	Procedure.
(i)	Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.
(ii)

Rule 16b-3.  To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iii)

Other Administration.  Other than as provided above, the Plan will be administered by (A) the Board, (B) the Compensation Committee of the Board, or (C) a Committee, which Committee will be constituted to satisfy Applicable Laws.

(b)

Powers of the Administrator.  Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i)	to determine the Fair Market Value;
(ii)	to select the Service Providers to whom Awards may be granted hereunder;
(iii)	to determine the number of Shares to be covered by each Award granted hereunder
(iv)	to approve forms of Award Agreements for use under the Plan;
(v)

to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder.  Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi)	to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;
(vii)

to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws;

(viii)

to modify or amend each Award (subject to Section 18 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards, subject to the no-Repricing provision below;

(ix)	to allow Participants to satisfy withholding tax obligations in such manner as prescribed in Section 14 of the Plan;
(x)	to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;
(xi)	to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award; and
(xii)	to make all other determinations deemed necessary or advisable for administering the Plan.

Notwithstanding anything to the contrary herein, in no event shall the Administrator effect any Repricing of any Option or Stock Appreciation Right.

(c)

Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards and will be given the maximum deference permitted by Applicable Laws.

5.

Eligibility.  Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units may be granted to Service Providers.  Incentive Stock Options may be granted only to Employees.

6.	Stock Options.
(a)

Grant of Options.  Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Options in such amounts as the Administrator, in its sole discretion, will determine.

(b)

Option Agreement.  Each Award of an Option will be evidenced by an Award Agreement that will specify the exercise price, the term of the Option, the number of Shares subject to the Option, the exercise restrictions, if any, applicable to the Option, and such other terms and conditions as the Administrator, in its sole discretion, will determine in accordance with the terms and conditions of the Plan.

(c)

Limitations.  Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.  However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options.  For purposes of this Section 6(c), Incentive Stock Options will be taken into account in the order in which they were granted, the Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted and calculation will be performed in accordance with Code Section 422.

(d)

Term of Option.    The term of each Option will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement, provided that in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(e)	Option Exercise Price and Consideration.
(i)	Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:
1.	In the case of an Incentive Stock Option:
a.

granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

b.

granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

2.	In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

Notwithstanding the foregoing provisions of this Section 6(e)(i) of the Plan, Options may be granted with a per Share exercise price less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Code Section 424(a).

(ii)

Waiting Period and Exercise Dates.  At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii)

Form of Consideration.  The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment.  In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant.  Such consideration may consist entirely of: (1) cash; (2) check; (3) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (4) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (5) by net exercise; (6) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (7) any combination of the foregoing methods of payment.

(f)	Exercise of Option.
(i)

Procedure for Exercise; Rights as a Stockholder.  Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement.

An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes).   Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan.  Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option.  The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised.   No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan. No dividends or dividend equivalent rights shall be paid or accrued on Options.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii)

Termination of Relationship as a Service Provider.   If a Participant ceases to be a Service Provider other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement).  In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination.  Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan.  If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii)

Disability of Participant.    If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement).   In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan.  If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv)

Death of Participant.  If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator.   If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution.  In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death.  Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan.   If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

7.	Restricted Stock.
(a)

Grant of Restricted Stock.  Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b)

Restricted Stock Agreement.    Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify any Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine in accordance with the terms and conditions of the Plan.  Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions, if any, on such Shares have lapsed.

(c)

Transferability.     Except as provided in this Section 7 or the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of any applicable Period of Restriction.

(d)	Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e)

Removal of Restrictions.   Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of any Period of Restriction or at such other time as the Administrator may determine.  The Administrator, in its discretion, may reduce or waive any restrictions for such Award or accelerate the time at which any restrictions will lapse or be removed.

(f)

Voting Rights as a Stockholder.   During any Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g)

Dividends and Other Distributions.  During any Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares. However, all such dividends or distributions, whether paid in Shares or cash, will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid, and if such Shares of Restricted Stock are forfeited to the Company, such dividends or other distributions shall also be forfeited.

(h)

Return of Restricted Stock to Company.  On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

8.	Restricted Stock Units.
(a)	Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator in accordance with the terms and conditions of the Plan.
(b)

Restricted Stock Unit Agreement.  After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

(c)

Vesting Criteria and Other Terms.  The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant.  The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(d)

Earning Restricted Stock Units.  Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout and may accelerate the time at which any restrictions will lapse or be removed.

(e)

Form and Timing of Payment.  Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement.  The Administrator, in its sole discretion, may only settle earned Restricted Stock Units in cash, Shares, or a combination of both.

(f)

Rights as a Stockholder. Unless and until Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) in respect of earned Restricted Stock Units, no right to vote or receive dividends or other distributions or any other rights as a stockholder will exist with respect to the Shares that may be subject to such Restricted Stock Units. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan. Any dividend equivalents on Restricted Stock Units may be earned in Shares or cash but will be subject to the same restrictions on transferability and forfeitability as the Restricted Stock Units with respect to which they relate and if the Restricted Stock Units are forfeited to the Company such dividend equivalents shall also be forfeited.

(g)	Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

9.	Stock Appreciation Rights.
(a)

Grant of Stock Appreciation Rights.  Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b)

Stock Appreciation Right Agreement.  Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine in accordance with the terms and conditions of the Plan.

(c)	Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider.
(d)

Exercise Price and Other Terms.  The per share exercise price for the Shares that will determine the amount of the payment to be issued upon exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.  Otherwise, the Administrator, subject to the provisions of the Plan, will have  complete  discretion  to  determine  the  terms  and  conditions  of  Stock  Appreciation  Rights granted under the Plan.

(e)

Expiration of Stock Appreciation Rights.  A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement.  Notwithstanding the foregoing, the rules applicable to Options set forth in Section 6(d) relating to the maximum term and Section 6(f) relating to exercise also will apply to Stock Appreciation Rights.

(f)	Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:
(i)	The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times
(ii)	The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

(g)

Rights as a Stockholder. Unless and until Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) in respect of exercised Stock Appreciation Rights, no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares that may be subject to such Stock Appreciation Rights. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan. No dividends or dividend equivalent rights shall be paid or accrued on Stock Appreciation Rights.

10.	Performance Units and Performance Shares.
(a)

Grant of Performance Units/Shares.    Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. Subject to the terms and conditions of the Plan, the Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

(b)

Performance Unit/Share Agreement.  Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period (as defined below), the performance objectives, and such other terms and conditions as the Administrator, in its sole discretion, will determine in accordance with the terms and conditions of the Plan.

(c)

Value of Performance Units/Shares.   Each Performance Unit will have an initial  value  that  is  established  by  the  Administrator  on  or  before  the  date  of  grant.    Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(d)

Performance Objectives and Other Terms.   The Administrator will set any performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers.  The time period during which any performance objectives or other vesting provisions must be met will be called the “Performance Period.”  The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, business unit or individual goals (including, without limitation, continued employment), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(e)

Earning of Performance Units/Shares.    After  the  applicable  Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved.   After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share and may accelerate the time at which any restrictions will lapse or be removed.

(f)

Form and Timing of Payment of Performance Units/Shares.  Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period or as otherwise provided in the applicable Award Agreement or as required by Applicable Laws.  The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(g)

Rights as a Stockholder. Unless and until Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) in respect of earned Performance Units/Shares, no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares that may be subject to such Performance Units/Shares. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan. Any dividend equivalents on Performance Units/Shares may be earned in Shares or cash but will be subject to the same restrictions on transferability and forfeitability as the Performance Units/Shares with respect to which they relate, and if the Performance Units/Shares are forfeited to the Company, such dividend equivalents shall also be forfeited.

(h)

Cancellation of Performance Units/Shares.   On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

11.

Leaves of Absence/Transfer Between Locations.  Unless the Administrator provides otherwise and except as required by Applicable Laws, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence.   For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract.    If  reemployment  upon  expiration  of  a  leave  of  absence  approved  by  the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

12.

Transferability of Awards.   Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant.  If the Administrator makes an Award transferable, such Award will not be transferable other than for no consideration, and will contain such additional terms and conditions as the Administrator deems appropriate.

13.	Adjustments; Dissolution or Liquidation; Merger or Change in Control.
(a)	Adjustments.
(i)

In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of shares that may be delivered under the Plan and/or the number, class, and price of shares covered by each outstanding Award and the numerical Share limits in Section 3 of the Plan.

(ii)

Upon (or, as may be necessary to effect the adjustment, immediately prior to) any event or transaction described in the preceding clause (i) or a sale of all or substantially all of the business or assets of the Company as an entirety, unless specified otherwise in the applicable Award Agreement, the Administrator will equitably and proportionately adjust the performance objectives applicable to any then-outstanding performance-based Awards to the extent necessary to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan with respect to such Awards.

(iii)

It is intended that, if possible, any adjustments contemplated by the preceding clauses (i) and (ii) be made in a manner that satisfies applicable legal, tax (including, without limitation and as applicable in the circumstances, Code Sections 424 and 409A) and accounting (so as to not trigger any charge to earnings with respect to such adjustment) requirements.

(b)

Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction.  To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c)

Certain Transactions.  In the event of a merger, consolidation or similar transaction directly or indirectly involving the Company, each outstanding Award will be treated as the Administrator determines (subject to the provisions of the following paragraph) whether with or without a Participant’s consent, including, without limitation, that (i) such Award will be assumed, or a substantially equivalent Award will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices as set forth in Section 13(a); (ii) upon written notice to the applicable Participant, such Award will terminate upon or immediately prior to the consummation of such transaction; (iii) (1) such Award will terminate in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the applicable Participant’s rights as of the date of the occurrence of such transaction (and, for the avoidance of doubt, if as of the date of the occurrence of such transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the applicable Participant’s rights thereunder, then such Award may be terminated by the Company without payment), or (2) such Awards will be replaced with other rights or property selected by the Administrator in its sole discretion; or (iv) any combination of the foregoing.  In taking any of the actions permitted under this Section 13(c), the Administrator will not be obligated to treat all Awards, all Awards held by a Participant, all Awards of the same type, or all portions of the same Award, similarly.

Notwithstanding the generality of the foregoing, in the event of a merger, consolidation or similar transaction directly or indirectly involving the Company that results in a Change in Control and in which the acquiring or succeeding corporation does not assume or substitute for the Award (or portion of the Award), the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights (or portion thereof) that are not assumed or substituted for, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units (or portions thereof) not assumed or substituted for will lapse, and, with respect to Awards with performance-based vesting (or portions thereof) not assumed or substituted for, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, in each case, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Participant and the Company or any of its Parent or Subsidiaries, as applicable. In addition, if an Option or Stock Appreciation Right (or portion thereof) is not assumed or substituted for, the Administrator will notify the Participant  in  writing  or  electronically  that  the  Option  or  Stock  Appreciation  Right  (or its applicable portion) will  be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right (or its applicable portion) will terminate upon the expiration of such period.

For the purposes of this subsection (c), an Award will be considered assumed if, following the applicable transaction, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to such transaction, the consideration (whether stock, cash, or other securities or property) received in such transaction by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in such transaction is not solely common stock of the acquiring or succeeding corporation or its Parent, the Administrator may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the acquiring or succeeding corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the transaction.

Notwithstanding anything in this Section 13(c) to the contrary, and unless otherwise provided for in an Award Agreement or other written agreement between the Participant and the Company or any of its Parent or Subsidiaries, as applicable, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its acquirer or successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the acquiring or succeeding corporation’s corporate structure following the applicable transaction will not be deemed to invalidate an otherwise valid Award assumption.

Notwithstanding anything in this Section 13(c) to the contrary, if a payment under an Award Agreement is subject to Code Section 409A and if the change in control definition contained in the Award Agreement or other agreement related to the Award does not comply with the definition of “change in control” for purposes of a distribution under Code Section 409A, then any payment of an amount that is otherwise accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Code Section 409A without triggering any penalties applicable under Code Section 409A.

(d)

Outside Director Awards.   With respect to Awards granted to an Outside Director that are assumed or substituted for, if on the date of or following such assumption or substitution the Participant’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant (unless such resignation is at the request of the acquirer), then the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Performance Units and Performance Shares, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Participant and the Company or any of its Parent or Subsidiaries, as applicable.

14.	Tax.
(a)

Withholding Requirements.    Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholding obligations are due, the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b)

Withholding Arrangements.   The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the amount required to be withheld, (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld, or (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld.  The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined.  The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

(c)

Compliance with Code Section 409A.  Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A, except as otherwise determined in the sole discretion of the Administrator.  The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator.  To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A. If and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant pursuant to the Plan in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Code Section 409A and (ii) the Participant is a specified employee as defined in Code Section 409A(a)(2)(B)(i), in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Code Section 409A) (the “New Payment Date”), except as Code Section 409A may then permit.  The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

(d)

The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Code Section 409A but do not to satisfy the conditions of that section.

15.

No Effect on Employment or Service.  Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or any of its Parent or Subsidiaries, nor will they interfere in any way with the Participant’s right or the right of the Company or any of its Parent or Subsidiaries, as applicable, to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

16.

Date of Grant.  The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator.  Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

17.

Term of Plan.  The Plan will become effective upon its approval by the stockholders of the Company in the manner and to the degree required under Applicable Laws, and will continue in effect for a term of ten (10) years from the date of such approval, unless terminated earlier under Section 18 of the Plan.

18.	Amendment and Termination of the Plan.
(a)	Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan provided that the Board shall not amend the no-Repricing provision in Section 4(b).
(b)	Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.
(c)

Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company.  Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination. No Awards shall be granted pursuant to the Plan after such Plan termination or expiration, but outstanding Awards may extend beyond that date in accordance with their applicable terms.

19.	Conditions Upon Issuance of Shares.
(a)

Legal Compliance.  Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)

Investment Representations.  As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

20.

Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any state, federal or non U.S. law or under the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

21.

Forfeiture Events.  Certain Participants and any Awards held by them may be subject to any clawback policy of the Company currently in effect or that may be established and/or amended from time to time (the “Clawback Policy”), or other forfeiture, return or reimbursement obligations arising under Applicable Laws. The Administrator may require such Participants to forfeit, return or reimburse to the Company all or a portion of their Awards and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with Applicable Laws.

APPENDIX B

TESLA, INC.

2019 EMPLOYEE STOCK PURCHASE PLAN

1.

Purpose.  The purpose of the Plan is to provide employees of the Company and its Designated Companies with an opportunity to purchase Common Stock through accumulated payroll deductions. The Company intends for the Plan to have two components: a Code Section 423 Component (“423 Component”) and a non-Code Section 423 Component (“Non-423 Component”).  The Company’s intention is to have the 423 Component of the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code to the extent possible.  The provisions of the 423 Component, accordingly, will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code.  In addition, this Plan authorizes the grant of an option to purchase shares of Common Stock under the Non-423 Component that does not qualify as an “employee stock purchase plan” under Section 423 of the Code; such an option will be granted pursuant to rules, procedures or sub-plans adopted by the Administrator designed to achieve tax, non-U.S. exchange or securities laws or other objectives for Eligible Employees and the Company.  Except as otherwise provided, the Non-423 Component, to the extent utilized by the Company, will operate and be administered in the same manner as the 423 Component.  The Company intends to issue options under the Non-423 Component unless and until it may issue options under the 423 Component that are eligible to satisfy the requirements of Section 423 of the Code.

2.	Definitions.
(a)	“Administrator” means the Board, the Compensation Committee of the Board or any Committee as will be administering the Plan pursuant to Section 14.
(b)	“Affiliate” means any entity, other than a Subsidiary, in which the Company has an equity or other ownership interest.
(c)

“Applicable Laws” means the requirements relating to the administration of equity-based awards and the related issuance of shares of Common Stock under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable securities and exchange control laws of any non-U.S. country or jurisdiction where options are, or will be, granted under the Plan.

(d)	“Board” means the Board of Directors of the Company.
(e)

“Code” means the U.S. Internal Revenue Code of 1986, as amended.  Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(f)	“Committee” means a committee of the Board appointed in accordance with Section 14 hereof.
(g)	“Common Stock” means the common stock of the Company.
(h)	“Company” means Tesla, Inc., a Delaware corporation, or any successor thereto.
(i)

“Compensation” means an Eligible Employee’s regular and recurring straight time gross earnings, payments for overtime and shift premium, but exclusive of payments for incentive compensation, bonuses and other similar compensation.  The Administrator, in its discretion, may, on a uniform and nondiscriminatory basis, establish a different definition of Compensation for a subsequent Offering Period.

(j)

“Designated Company” means any Subsidiary or Affiliate that has been designated by the Administrator in its sole discretion as eligible to participate in the Plan.  For purposes of the 423 Component, only the Company and its Subsidiaries may be Designated Companies, provided that a Subsidiary that is a Designated Company under the 423 Component may not simultaneously be a Designated Company under the Non-423 Component.

(k)	“Director” means a member of the Board.
(l)

“Eligible Employee” means any individual who is a common law employee (and, with respect to the Non-423 Component, is not classified by the Company as an intern or temporary employee) providing services to the Company or a Designated Company and is customarily employed for at least twenty (20) hours per week and more than five (5) months in any calendar year by the Employer, or any lesser number of hours per week and/or number of months in any calendar year established by the Administrator (if required under applicable local law) for purposes of any separate Offering or for Eligible Employees participating in the Non-423 Component.  For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Employer approves or that is legally protected under applicable local laws.  Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated three (3) months and one (1) day following the commencement of such leave.  The Administrator, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date in an Offering, determine (for each Offering under the 423 Component, on a uniform and nondiscriminatory basis or as otherwise permitted by Section 423 of the Code) that the definition of Eligible Employee will or will not include an individual if he or she: (i) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (ii) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (iii) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code, or (v) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied with respect to each Offering under the 423 Component in an identical manner to all highly compensated individuals of the Employer whose employees are participating in that Offering.  Such exclusions may be applied with respect to an Offering under a 423 Component in a manner complying with Section 423 of the Code.  Such exclusions may be applied with respect to an Offering under the Non- 423 Component without regard to the limitations of Section 423 of the Code.

(m)	“Employer” means the employer of an Eligible Employee.
(n)	“Enrollment Date” means the first Trading Day of each Offering Period.
(o)	“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.
(p)	“Exercise Date” means the last Trading Day in February and August of each Offering Period, with the first Exercise Date occurring on the last Trading Day in February of 2020.
(q)	“Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the value of Common Stock determined as follows:
(i)

If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of the Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock as quoted on such exchange or system on the date of determination (or the closing bid, if no sales were reported);

(ii)

If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value will be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or if no bids and asks were reported on that date, as applicable, on the last Trading Day such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)	In the absence of an established market for the Common Stock, the Fair Market Value thereof will be determined in good faith by the Administrator.

Notwithstanding the foregoing, if the determination date for the Fair Market Value occurs on a weekend or holiday, the Fair Market Value will be the price as determined in accordance with subsections (i) through (iii) above (as applicable) on the next business day, unless otherwise determined by the Administrator.

(r)	“Fiscal Year” means the fiscal year of the Company.
(s)	“New Exercise Date” means a new Exercise Date if the Administrator shortens any Offering Period then in progress.
(t)

“Offering” means an offer under the Plan of an option that may be exercised during an Offering Period as further described in Section 4.  For purposes of the Plan, the Administrator may designate separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees of one or more Employers will participate, even if the dates of the applicable Offering Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering.  If an Offering under the 423 Component is made, to the extent permitted by Section 423 of the Code, the terms of each Offering need not be identical provided that the terms of the Plan and an Offering together satisfy Section 423 of the Code.

(u)

“Offering Periods” means the periods of approximately six (6) months during which an option granted pursuant to the Plan may be exercised, (i) commencing on the first Trading Day on or after March 1 of each year and terminating on the last Trading Day in the subsequent August, approximately six (6) months later, and (ii) commencing on the first Trading Day on or after September 1 of each year and terminating on the last Trading Day in the subsequent February, approximately six (6) months later, provided that the first Offering Period under the Plan shall commence on the first Trading Day on or after September 1, 2019 and terminate on the last Trading Day in February of 2020.  The duration and timing of Offering Periods may be changed pursuant to Sections 4 and 20, provided that in no event shall an Offering Period exceed twenty-seven (27) months in duration.

(v)	“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
(w)	“Participant” means an Eligible Employee who participates in the Plan.
(x)	“Plan” means this Tesla, Inc. 2019 Employee Stock Purchase Plan.
(y)

“Purchase Price” means an amount equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided however, that the Purchase Price may be determined for subsequent Offering Periods by the Administrator subject to compliance with Section 423 of the Code (or any successor rule or provision or any other Applicable Law, regulation or stock exchange rule) or pursuant to Section 20.

(z)	“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
(aa)	“Trading Day” means a day on which the national stock exchange upon which the Common Stock is listed is open for trading.
3.	Eligibility.
(a)	General. Any Eligible Employee on a given Enrollment Date will be eligible to participate in the Plan, subject to the requirements of Section 5.
(b)

Non-U.S. Employees.  Eligible Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering if the participation of such Eligible Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code.  In the case of the Non-423 Component, an Eligible Employee may be excluded from participation in the Plan or an Offering at the discretion of the Administrator.

(c)

423 Component Limitations.  Any provisions of the Plan to the contrary notwithstanding, with respect to any Offering under the 423 Component, no Eligible Employee will be granted an option under the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Parent or Subsidiary of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Parent or Subsidiary of the Company accrues at a rate that exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time, as determined in accordance with Section 423 of the Code and the regulations thereunder.

4.

Offering Periods.  The Plan will be implemented by consecutive and overlapping Offering Periods with a new Offering Period commencing on the first Trading Day on or after March 1 and September 1 of each year, or on such other date as the Administrator will determine.  The Administrator will have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future Offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5.	Participation.
(a)

First Offering Period.  An Eligible Employee will be entitled to participate in the first Offering Period specified in Section 2(u) only if such individual submits a subscription agreement authorizing payroll deductions in a form determined by the Administrator (which may be similar to the form attached hereto as Exhibit A) to the Company’s designated stock administrator or completes an electronic or other enrollment procedure determined by the Administrator, in each case during such period of time as the Administrator may determine (the “Enrollment Window”).  An Eligible Employee’s failure to submit the subscription agreement or complete the enrollment procedure during the Enrollment Window will result in such individual being disqualified from participation in the first Offering Period under the Plan.

(b)

Subsequent Offering Periods. An Eligible Employee may participate in the Plan in any Offering Period following the first Offering Period by (i) submitting to the Company’s stock administrator (or its designee), on or before a date prescribed by the Administrator prior to an applicable Enrollment Date, a properly completed subscription agreement authorizing payroll deductions in the form provided by the Administrator for such purpose (which may be similar to the form attached hereto as Exhibit A), or (ii) completing an electronic or other enrollment procedure determined by the Administrator, in each case during the applicable Enrollment Window.

6.	Payroll Deductions.
(a)

At the time a Participant enrolls in the Plan pursuant to Section 5, he or she will elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding fifteen percent (15%) of the Compensation which he or she receives on each pay day during the Offering Period; provided, however, that should a pay day occur on an Exercise Date, a Participant will have the payroll deductions made on such day applied to his or her account under the subsequent Offering Period. A Participant’s subscription agreement will remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(b)

Payroll deductions for a Participant will commence on the first pay day following the Enrollment Date and will end on the last pay day prior to the Exercise Date of such Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10 hereof; provided, however, that for the first Offering Period, payroll deductions will commence on the first pay day on or following the later of (i) the end of the Enrollment Window, or (ii) the Enrollment Date of the first Offering Period.

(c)

All payroll deductions made for a Participant will be credited to his or her account under the Plan and will be withheld in whole percentages only.  A Participant may not make any additional payments into such account.

(d)

A Participant may discontinue his or her participation in the Plan as provided in Section 10.  If permitted by the Administrator, as determined in its sole discretion, for an Offering Period, a Participant may increase or decrease the rate of his or her payroll deductions during the Offering Period by (i) properly completing and submitting to the Company’s stock administrator (or its designee), on or before a date prescribed by the Administrator prior to an applicable Exercise Date, a new subscription agreement authorizing the change in payroll deduction rate in the form provided by the Administrator for such purpose, or (ii) completing an electronic or other procedure prescribed by the Administrator.  If a Participant has not followed such procedures to change the rate of payroll deductions, the rate of his or her payroll deductions will continue at the originally elected rate throughout the current Offering Period and future Offering Periods (unless terminated as provided in Section 10).  The Administrator may, in its sole discretion, limit the nature and/or number of payroll deduction rate changes that may be made by Participants during any Offering Period.  Any change in payroll deduction rate made pursuant to this Section 6(d) will be effective as of the first full payroll period following five (5) business days after the date on which the change is made by the Participant (unless the Administrator, in its sole discretion, elects to process a given change in payroll deduction rate more quickly).

(e)

Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(d), a Participant’s payroll deductions may be decreased to zero percent (0%) by the Administrator at any time during an Offering Period.  To the extent necessary, and subject to Section 423(b)(8) of the Code, payroll deductions will recommence at the rate originally elected by the Participant effective as of the beginning of the first Offering Period scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10.

(f)

Notwithstanding any provisions or limits to the contrary in the Plan, the Administrator may allow Eligible Employees to participate in the Plan via cash contributions or other methods instead of payroll deductions if (i) payroll deductions are not permitted under applicable local law, (ii) the Administrator determines that cash contributions are permissible under Section 423 of the Code or (iii) for Participants participating in the Non-423 Component.

(g)

At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of (or any other time that a taxable event related to the Plan occurs), the Participant must make adequate provision for the Company’s or Employer’s federal, state, local or any other tax liability payable to any authority including taxes imposed by jurisdictions outside of the U.S., national insurance, social security or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock (or any other time that a taxable event related to the Plan occurs).  At any time, the Company or the Employer may, but will not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company or the Employer to meet applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Eligible Employee. In addition, the Company or the Employer may, but will not be obligated to, withhold from the proceeds of the sale of Common Stock or any other method of withholding the Company or the Employer deems appropriate to the extent permitted by Section 423 of the Code.

7.

Grant of Option.  On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period will be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such Eligible Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Eligible Employee’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event will an Eligible Employee be permitted to purchase under the Plan during each Offering Period more than 500 shares of Common Stock (subject to any adjustment pursuant to Section 19) and provided further that such purchase will be subject to the limitations set forth in Sections 3(d) and 13.  The Eligible Employee may accept the grant of such option in accordance with the requirements of Section 5.  The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that an Eligible Employee may purchase during each Offering Period.  Exercise of the option will occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10.  The option will expire on the last day of the Offering Period.

8.	Exercise of Option.
(a)

Unless a Participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares of Common Stock will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the option will be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account.  No fractional shares of Common Stock will be purchased; any payroll deductions accumulated in a Participant’s account, which are not sufficient to purchase a full share will be returned to the Participant.  Any other funds left over in a Participant’s account after the Exercise Date will be returned to the Participant.  During a Participant’s lifetime, a Participant’s option to purchase shares hereunder is exercisable only by him or her.

(b)

If the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares of Common Stock available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion (x) provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect or (y) provide that the Company will make a pro rata allocation of the shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 20.  The Company may make a pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date.

9.

Delivery.  As soon as reasonably practicable after each Exercise Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each Participant of the shares purchased upon exercise of his or her option in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator.  The Company may permit or require that shares be deposited directly with a broker designated by the Company or with a trustee or designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer.  The Company may require that shares be retained with such broker, trustee, or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions or other dispositions of such shares.  No Participant will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any option granted under the Plan until such shares have been purchased and delivered to the Participant as provided in this Section 9.

10.	Withdrawal.
(a)

A Participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by (i) submitting to the Company’s stock administrator (or its designee) a written notice of withdrawal in the form determined by the Administrator for such purpose (which may be similar to the form attached hereto as Exhibit B), or (ii) completing an electronic or other withdrawal procedure determined by the Administrator.  The Administrator may set forth a deadline of when a withdrawal must occur to be effective prior to a given Exercise Date in accordance with policies it may approve from time to time.  All of the Participant’s payroll deductions credited to his or her account will be paid to such Participant promptly after receipt of notice of withdrawal and such Participant’s option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made for such Offering Period.  If a Participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period, unless the Participant re-enrolls in the Plan in accordance with the provisions of Section 5.

(b)

A Participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.

11.

Termination of Employment.  Upon a Participant’s ceasing to be an Eligible Employee for any reason, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such Participant’s account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan will be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and such Participant’s option will be automatically terminated.  Unless determined otherwise by the Administrator in a manner that, with respect to an Offering under the 423 Component, is permitted by, and compliant with, Section 423 of the Code, a Participant whose employment transfers between entities through a termination with an immediate rehire (with no break in service) by the Company or a Designated Company shall not be treated as terminated under the Plan; however, no Participant shall be deemed to switch from an Offering under the Non-423 Component to an Offering under the 423 Component or vice versa unless (and then only to the extent) such switch would not cause the 423 Component or any option thereunder to fail to comply with Section 423 of the Code.

12.

Interest.  No interest will accrue on the payroll deductions of a participant in the Plan, except as may be required by Applicable Law, as determined by the Company, and if so required by the laws of a particular jurisdiction, shall, with respect to Offerings under the 423 Component, apply to all Participants in the relevant Offering, except to the extent otherwise permitted by Section 423 of the Code.

13.	Stock.
(a)

Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of Common Stock that will be made available for sale under the Plan will be equal to 7,500,000 shares of Common Stock, less the aggregate number of shares of Common Stock issued under the Company’s 2010 Employee Stock Purchase Plan, as amended, pursuant to any “Offering Period(s)” (as defined in such plan) commencing on or after March 1, 2019.

(b)

Until the shares of Common Stock are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a Participant will only have the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder will exist with respect to such shares.

(c)	Shares of Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse.
14.

Administration.  The Plan will be administered by the Board, the Compensation Committee of the Board, or a Committee appointed by the Board, which Committee will be constituted to comply with Applicable Laws.  To the extent permitted by Applicable Laws, the Administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to delegate ministerial duties to any of the Company’s employees, to designate separate Offerings under the Plan, to designate Subsidiaries and Affiliates as participating in the 423 Component or Non-423 Component, to determine eligibility, to adjudicate all disputed claims filed under the Plan and to establish such procedures that it deems necessary or advisable for the administration of the Plan (including, without limitation, to adopt such procedures, sub-plans, and appendices to the subscription agreement as are necessary or appropriate to permit the participation in the Plan by employees who are non-U.S. nationals or employed outside the U.S., the terms of which sub-plans and appendices may take precedence over other provisions of this Plan, with the exception of Section 13(a) hereof, but unless otherwise superseded by the terms of such sub-plan or appendix, the provisions of this Plan shall govern the operation of such sub-plan or appendix).  Unless otherwise determined by the Administrator, the employees eligible to participate in each sub-plan will participate in a separate Offering under the 423 Component, or if the terms would not qualify under the 423 Component, in the Non-423 Component, in either case unless such designation would cause the 423 Component to violate the requirements of Section 423 of the Code.  Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of payroll deductions, making of contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold payroll deductions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates that vary with applicable local requirements.  The Administrator also is authorized to determine that, to the extent permitted by Section 423 of the Code, the terms of an option granted under the Plan or an Offering to citizens or residents of a non-U.S. jurisdiction will be less favorable than the terms of options granted under the Plan or the same Offering to employees resident solely in the U.S.  Every finding, decision and determination made by the Administrator will, to the full extent permitted by law, be final and binding upon all parties.

15.	Designation of Beneficiary.
(a)

If permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any shares of Common Stock and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Participant of such shares and cash.  In addition, if permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the option.  If a Participant is married and the designated beneficiary is not the spouse, spousal consent will be required for such designation to be effective.

(b)

Such designation of beneficiary may be changed by the Participant at any time by notice in a form determined by the Administrator.  In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company will deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

(c)

All beneficiary designations will be in such form and manner as the Administrator may designate from time to time.  Notwithstanding Sections 15(a) and (b) above, the Company and/or the Administrator may decide not to permit such designations by Participants in non-U.S. jurisdictions to the extent permitted by Section 423 of the Code.

16.

Transferability.  Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the Participant.  Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

17.

Use of Funds.  The Company may use all payroll deductions received or held by it under the Plan for any corporate purpose, and the Company will not be obligated to segregate such payroll deductions except under Offerings or for Participants in the Non-423 Component for which Applicable Laws require that contributions to the Plan by Participants be segregated from the Company’s or the Employer’s general corporate funds and/or deposited with an independent third party, provided that, if such segregation or deposit with an independent third party is required by Applicable Laws, it will apply to all Participants in the relevant Offering under the 423 Component, except to the extent otherwise permitted by Section 423 of the Code.  Until shares of Common Stock are issued, Participants will only have the rights of an unsecured creditor with respect to such shares.

18.

Reports.  Individual accounts will be maintained for each Participant in the Plan.  Statements of account will be given to participating Eligible Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.

19.	Adjustments, Dissolution, Liquidation, Certain Transactions.
(a)

Adjustments.  In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock occurs, the Administrator, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number and class of Common Stock that may be delivered under the Plan, the Purchase Price per share, and the class and the number of shares of Common Stock covered by each option under the Plan that has not yet been exercised, and the numerical limits of Sections 7 and 13.

(b)

Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a New Exercise Date, and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator.  The New Exercise Date will be before the date of the Company’s proposed dissolution or liquidation.  The Administrator will notify each Participant in writing or electronically, prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

(c)

Certain Transactions.  In the event of a merger, consolidation or similar transaction directly or indirectly involving the Company in which the Company is not the surviving corporation, each outstanding option will be assumed or an equivalent option substituted by the acquiring or successor corporation or a Parent or Subsidiary of the acquiring or successor corporation.  In the event that the acquiring or successor corporation refuses to assume or substitute for the option, the Offering Period with respect to which such option relates will be shortened by setting a New Exercise Date on which such Offering Period shall end.  The New Exercise Date will occur before the date of the proposed transaction.  The Administrator will notify each Participant in writing or electronically prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

20.	Amendment or Termination.
(a)

The Administrator, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason.  If the Plan is terminated, the Administrator, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Exercise Date (which may be sooner than originally scheduled, if determined by the Administrator in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 19).  If the Offering Periods are terminated prior to expiration, all amounts then credited to Participants’ accounts that have not been used to purchase shares of Common Stock will be returned to the Participants (without interest thereon, except as otherwise required under Applicable Laws, as further set forth in Section 12 hereof) as soon as administratively practicable.

(b)

Without stockholder consent and without limiting Section 20(a), the Administrator will be entitled to change the Offering Periods, designate separate Offerings, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange rate applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable that are consistent with the Plan.

(c)

In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence, including, but not limited to:

(i)

amending the Plan to conform with the safe harbor definition under the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto), including with respect to an Offering Period underway at the time;

(ii)

altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price, but, with respect to any existing Offerings under the 423 Component, in no event below the lowest Purchase Price permitted by Section 423 of the Code;

(iii)	shortening any Offering Period by setting a New Exercise Date, including an Offering Period underway at the time of the Administrator action;

(iv)	reducing the maximum percentage of Compensation a Participant may elect to set aside as payroll deductions; and
(v)	reducing the maximum number of shares of Common Stock a Participant may purchase during any Offering Period.

Such modifications or amendments will not require stockholder approval or the consent of any Plan Participants.

21.

Notices.  All notices or other communications by a Participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22.

Conditions Upon Issuance of Shares.  Shares of Common Stock will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23.

Code Section 409A.  The 423 Component of the Plan is intended to be exempt from the application of Code Section 409A and any ambiguities herein will be interpreted to so be exempt from Code Section 409A.  The Non-423 Component is intended to be exempt from the application of Code Section 409A as options granted thereunder are intended to constitute “short term deferrals” and any ambiguities herein will be interpreted such that those options shall so be exempt from Code Section 409A.  In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that an option granted under the Plan may be subject to Code Section 409A or that any provision in the Plan would cause an option under the Plan to be subject to Code Section 409A, the Administrator may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Code Section 409A, but only to the extent any such amendments or action by the Administrator would not violate Code Section 409A.  Notwithstanding the foregoing, the Company and any of its Parent or Subsidiaries shall have no liability to a Participant or any other party if the option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Code Section 409A is not so exempt or compliant or for any action taken by the Administrator with respect thereto.  The Company and any of its Parent or Subsidiaries makes no representation that the option to purchase Common Stock under the Plan is compliant with Code Section 409A.

24.

Term of Plan.  The Plan will become effective upon its approval by the stockholders of the Company in the manner and to the degree required under Applicable Laws, and will continue in effect for a term of ten (10) years from the date of such approval, unless earlier terminated under Section 20.

25.	Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except its choice-of-law provisions).
26.

No Right to Employment.  Participation in the Plan by a Participant shall not be construed as giving a Participant the right to be retained as an employee of the Company or a Subsidiary or Affiliate, as applicable.  Furthermore, the Company or a Subsidiary or Affiliate may dismiss a Participant from employment at any time, free from any liability or any claim under the Plan.

27.

Severability.  If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal or unenforceable provision had not been included.

28.	Compliance with Applicable Laws. The terms of this Plan are intended to comply with all Applicable Laws and will be construed accordingly.

EXHIBIT A

TESLA, INC.

2019 EMPLOYEE STOCK PURCHASE PLAN

SUBSCRIPTION AGREEMENT

1. I hereby elect to participate in the Tesla, Inc. 2019 Employee Stock Purchase Plan (the “Plan”) and subscribe to purchase shares of the Company’s Common Stock in accordance with this Subscription Agreement and the Plan.

2. I hereby authorize payroll deductions from each paycheck following my entry into the Plan, and have designated my rate of payroll deduction at ________________(from 1 to 15% of my Compensation), on each payday during the Offering Period in accordance with the Plan. (Please note that no fractional percentages are permitted.) I understand that such payroll deductions will be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option and purchase Common Stock under the Plan.

3. I have received and read a copy of the Plan document and the prospectus that describes the Plan. I understand that my participation in the Plan is in all respects subject to the terms of the Plan.

4. For U.S. Taxpayers: I understand that if I dispose of any shares received by me pursuant to the Plan within two (2) years after the Enrollment Date (the first day of the Offering Period during which I purchased such shares) or one (1) year after the Exercise Date, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price which I paid for the shares. I hereby agree to notify the Company in writing within thirty (30) days  after the date of any disposition of my  shares and I will make adequate provision for federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the two (2)-year and one (1)-year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (b) fifteen percent (15%) of the fair market value of the shares on the first trading day of the Offering Period.    The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

5. I hereby agree to be bound by the terms of the Plan, including (but not limited to) the power of the Administrator of the Plan to interpret the Plan, to make all determinations under the Plan and to amend or terminate the Plan at any time. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

________________________________________ Name	________________________________________ Employee ID Number (Required (6 digits))
________________________________________ Social Security Number	________________________________________ Date

EXHIBIT B

TESLA, INC.

2019 EMPLOYEE STOCK PURCHASE PLAN

NOTICE OF WITHDRAWAL

The undersigned Participant in the Offering Period of the Tesla, Inc. 2019 Employee Stock Purchase Plan that began on ____________, ______ (the “Enrollment Date”) hereby notifies the Company that he or she hereby withdraws from the Offering Period.  He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period.  The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated.  The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned will be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.

Name and Address of Participant:

Signature:
Date:

APPENDIX C

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

TESLA, INC.

ARTICLE I

The name of the corporation is Tesla ~~Motors~~, Inc.

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

4.1 Authorized Capital Stock. The total number of shares of all classes of capital stock which the corporation is authorized to issue is 2,100,000,000 shares, consisting of 2,000,000,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”), and 100,000,000 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”).

4.2 Increase or Decrease in Authorized Capital Stock. The number of authorized shares of Preferred Stock or Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the corporation entitled to vote generally in the election of directors, irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), voting together as a single class, without a separate vote of the holders of the class or classes the number of authorized shares of which are being increased or decreased, unless a vote by any holders of one or more series of Preferred Stock is required by the express terms of any series of Preferred Stock as provided for or fixed pursuant to the provisions of Section 4.4 of this Article IV.

4.3 Common Stock.

(a) The holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of shares of Common Stock are entitled to vote. Except as otherwise required by law or this certificate of incorporation (this “Certificate of Incorporation” which term, as used herein, shall mean the certificate of incorporation of the corporation, as amended from time to time, including the terms of any certificate of designations of any series of Preferred Stock), and subject to the rights of the holders of Preferred Stock, at any annual or special meeting of the stockholders the holders of shares of Common Stock shall have the right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation that relates solely to the terms, number of shares, powers, designations, preferences, or relative participating, optional or other special rights (including, without limitation, voting rights), or to qualifications, limitations or restrictions thereon, of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one more other such series, to vote thereon pursuant to this Certificate of Incorporation (including, without limitation, by any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.

(b) Subject to the rights of the holders of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the corporation) when, as and if declared thereon by the Board of Directors from time to time out of any assets or funds of the corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.

(c) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the corporation, after payment or provision for payment of the debts and other liabilities of the corporation, and subject to the rights of the holders of Preferred Stock in respect thereof, the holders of shares of Common Stock shall be entitled to receive all the remaining assets of the corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

4.4 Preferred Stock.

(a) The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board of Directors). The Board of Directors is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions and to set forth in a certification of designations filed pursuant to the DGCL the powers, designations, preferences and relative, participation, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, of any wholly unissued series of Preferred Stock, including without limitation dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

(b) The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issuance of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in the Certificate of Incorporation or the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

ARTICLE V

5.1 General Powers. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors.

5.2 Number of Directors; Election; Term.

(a) Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, the number of directors that constitutes the entire Board of Directors of the corporation shall be fixed solely by resolution of the Board of Directors.

(b) Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, ~~effective upon the closing date (the “Effective Date”) of the initial sale of shares of common stock in the corporation’s initial public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended,~~ the directors of the corporation shall be divided into ~~three~~two classes as nearly equal in size as is practicable, hereby designated Class I and~~,~~ Class II ~~and Class III~~. The initial assignment of members of the Board of Directors to each such class shall be made by the Board of Directors. The term of office of the initial Class I directors shall expire at the ~~first~~ regularly-scheduled annual meeting of the stockholders ~~following the Effective Date~~held in 2020, and the term of office of the initial Class II directors shall expire at the ~~second~~regularly-scheduled annual meeting of the stockholders ~~following the Effective Date and the term of office of the initial Class III directors shall expire at the third annual meeting of the stockholders following the Effective Date~~held in 2021. At each annual meeting of stockholders, commencing with the ~~first~~ regularly-scheduled annual meeting of stockholders ~~following the Effective Date~~held in 2020, each of the successors elected to replace the directors of a Class whose term shall have expired at such annual meeting shall be elected to hold office until the ~~third~~second annual meeting next succeeding his or her election and until his or her respective successor shall have been duly elected and qualified. Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, if the number of directors that constitutes the Board of Directors is changed, any newly created directorships or decrease in directorships shall be so apportioned by the Board of Directors ~~among~~between the classes as to make ~~all~~both classes as nearly equal in number as is practicable, provided that no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

(c) Notwithstanding the foregoing provisions of this Section 5.2, and subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, each director shall serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation, or removal.

(d) Elections of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

5.3 Removal. Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, a director may be removed from office by the stockholders of the corporation only for cause.

5.4 Vacancies and Newly Created Directorships. Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, and except as otherwise provided in the DGCL, vacancies occurring on the Board of Directors for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, or by a sole remaining director, at any meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been assigned by the Board of Directors and until his or her successor shall be duly elected and qualified.

ARTICLE VI

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the corporation is expressly authorized to adopt, amend or repeal the Bylaws of the corporation.

ARTICLE VII

7.1 No Action by Written Consent of Stockholders. Except as otherwise expressly provided by the terms of any series of Preferred Stock permitting the holders of such series of Preferred Stock to act by written consent, any action required or permitted to be taken by stockholders of the corporation must be effected at a duly called annual or special meeting of the stockholders and may not be effected by written consent in lieu of a meeting.

7.2 Special Meetings. Except as otherwise expressly provided by the terms of any series of Preferred Stock permitting the holders of such series of Preferred Stock to call a special meeting of the holders of such series, special meetings of stockholders of the corporation may be called only by the Board of Directors, the chairperson of the Board of Directors, the chief executive officer or the president (in the absence of a chief executive officer), and the ability of the stockholders to call a special meeting is hereby specifically denied. The Board of Directors may cancel, postpone or reschedule any previously scheduled special meeting at any time, before or after the notice for such meeting has been sent to the stockholders.

7.3 Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the corporation shall be given in the manner provided in the Bylaws of the corporation.

ARTICLE VIII

8.1 Limitation of Personal Liability. To the fullest extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or amendment of this Section 8.1 by the stockholders of the corporation or by changes in law, or the adoption of any other provision of this Certificate of Incorporation inconsistent with this Section 8.1 will, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the corporation to further limit or eliminate the liability of directors) and shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to acts or omissions occurring prior to such repeal or amendment or adoption of such inconsistent provision.

8.2 Indemnification. To the fullest extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, the corporation is also authorized to provide indemnification of (and advancement of expenses to) its directors, officers and agents of the corporation (and any other persons to which the DGCL permits the corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise.

ARTICLE IX

The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation (including any rights, preferences or other designations of Preferred Stock), in the manner now or hereafter prescribed by this Certificate of Incorporation and the DGCL; and all rights, preferences and privileges herein conferred upon stockholders by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article IX. ~~Notwithstanding any other provision of this Certificate of Incorporation, and in addition to any other vote that may be required by law or the terms of any series of Preferred Stock, the affirmative vote of the holders of at least 66 2/3% of the voting power of all then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision as part of this Certificate of Incorporation inconsistent with the purpose and intent of, Article V, Article VI, Article VII or this Article IX (including, without limitation, any such Article as renumbered as a result of any amendment, alteration, change, repeal or adoption of any other Article).~~

APPENDIX D

AMENDED AND RESTATED BYLAWS OF

TESLA, INC.

ARTICLE I — CORPORATE OFFICES

1.1     REGISTERED OFFICE

The registered office of Tesla, Inc. shall be fixed in the corporation’s certificate of incorporation.  References in these bylaws to the certificate of incorporation shall mean the certificate of incorporation of the corporation, as amended from time to time, including the terms of any certificate of designations of any series of Preferred Stock.

1.2     OTHER OFFICES

The corporation’s board of directors may at any time establish other offices at any place or places where the corporation is qualified to do business.

ARTICLE II — MEETINGS OF STOCKHOLDERS

2.1     PLACE OF MEETINGS

Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the board of directors. The board of directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the corporation’s principal executive office.

2.2     ANNUAL MEETING

The annual meeting of stockholders shall be held on such date, at such time, and at such place (if any) within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the corporation’s notice of the meeting.  At the annual meeting, directors shall be elected and any other proper business may be transacted.

2.3     SPECIAL MEETING

(i)    A special meeting of the stockholders, other than those required by statute, may be called at any time only by (A) the board of directors, (B) the chairperson of the board of directors, (C) the chief executive officer or (D) the president (in the absence of a chief executive officer).  A special meeting of the stockholders may not be called by any other person or persons. The board of directors may cancel, postpone or reschedule any previously scheduled special meeting at any time, before or after the notice for such meeting has been sent to the stockholders.

(ii)   The notice of a special meeting shall include the purpose for which the meeting is called. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of the board of directors, the chairperson of the board of directors, the chief executive officer or the president (in the absence of a chief executive officer). Nothing contained in this Section 0 shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the board of directors may be held.

2.4     ADVANCE NOTICE PROCEDURES

(i)     Advance Notice of Stockholder Business. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be brought: (A) pursuant to the corporation’s proxy materials with respect to such meeting, (B) by or at the direction of the board of directors, or (C) by a stockholder of the corporation who (1) is a stockholder of record at the time of the giving of the notice required by this Section 00 and on the record date for the determination of stockholders entitled to vote at the annual meeting and (2) has timely complied in proper written form with the notice procedures set forth in this Section 00. In addition, for business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to these bylaws and applicable law. Except for proposals properly made in accordance with Rule 14a-8 under the Securities and Exchange Act of 1934, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations), and included in the notice of meeting given by or at the direction of the board of directors, for the avoidance of doubt, clause (C) above shall be the exclusive means for a stockholder to bring business before an annual meeting of stockholders.

(a)    To comply with clause (C) of Section 00 above, a stockholder’s notice must set forth all information required under this Section 00 and must be timely received by the secretary of the corporation. To be timely, a stockholder’s notice must be received by the secretary at the principal executive offices of the corporation not later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date on which the corporation first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then, for notice by the stockholder to be timely, it must be so received by the secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the tenth day following the day on which Public Announcement (as defined below) of the date of such annual meeting is first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described in this Section 000. “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or any successor thereto (the “1934 Act”).

(b)    To be in proper written form, a stockholder’s notice to the secretary must set forth as to each matter of business the stockholder intends to bring before the annual meeting: (1) a brief description of the business intended to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business and any Stockholder Associated Person (as defined below), (3) the class and number of shares of the corporation that are held of record or are beneficially owned by the stockholder or any Stockholder Associated Person and any derivative positions held or beneficially held by the stockholder or any Stockholder Associated Person, (4) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such stockholder or any Stockholder Associated Person with respect to any securities of the corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such stockholder or any Stockholder Associated Person with respect to any securities of the corporation, (5) any material interest of the stockholder or a Stockholder Associated Person in such business, and (6) a statement whether either such stockholder or any Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the corporation’s voting shares required under applicable law to carry the proposal (such information provided and statements made as required by clauses (1) through (6), a “Business Solicitation Statement”). In addition, to be in proper written form, a stockholder’s notice to the secretary must be supplemented not later than ten days following the record date for notice of the meeting to disclose the information contained in clauses (3) and (4) above as of the record date for notice of the meeting. For purposes of this Section 0, a “Stockholder Associated Person” of any stockholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such stockholder and on whose behalf the proposal or nomination, as the case may be, is being made, or (iii) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (i) and (ii).

(c)    Without exception, no business shall be conducted at any annual meeting except in accordance with the provisions set forth in this Section 00 and, if applicable, Section 00. In addition, business proposed to be brought by a stockholder may not be brought before the annual meeting if such stockholder or a Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Business Solicitation Statement applicable to such business or if the Business Solicitation Statement applicable to such business contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that business was not properly brought before the annual meeting and in accordance with the provisions of this Section 00, and, if the chairperson should so determine, he or she shall so declare at the annual meeting that any such business not properly brought before the annual meeting shall not be conducted.

(ii)    Advance Notice of Director Nominations at Annual Meetings. Notwithstanding anything in these bylaws to the contrary, only persons who are nominated in accordance with the procedures set forth in this Section 00 shall be eligible for election or re-election as directors at an annual meeting of stockholders. Nominations of persons for election or re-election to the board of directors of the corporation shall be made at an annual meeting of stockholders only (A) by or at the direction of the board of directors or (B) by a stockholder of the corporation who (1) was a stockholder of record at the time of the giving of the notice required by this Section 00 and on the record date for the determination of stockholders entitled to vote at the annual meeting and (2) has complied with the notice procedures set forth in this Section 00. In addition to any other applicable requirements, for a nomination to be made by a stockholder, the stockholder must have given timely notice thereof in proper written form to the secretary of the corporation.

(a)   To comply with clause (B) of Section 00 above, a nomination to be made by a stockholder must set forth all information required under this Section 00 and must be received by the secretary of the corporation at the principal executive offices of the corporation at the time set forth in, and in accordance with, the final three sentences of Section 00 above.

(b)   To be in proper written form, such stockholder’s notice to the secretary must set forth:

(1)   as to each person (a “nominee”) whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of the nominee, (B) the principal occupation or employment of the nominee, (C) the class and number of shares of the corporation that are held of record or are beneficially owned by the nominee and any derivative positions held or beneficially held by the nominee, (D) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee, (E) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, (F) a written statement executed by the nominee acknowledging that as a director of the corporation, the nominee will owe a fiduciary duty under Delaware law with respect to the corporation and its stockholders, and (G) any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election or re-election of the nominee as a director, or that is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation the nominee’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected or re-elected, as the case may be); and

(2)   as to such stockholder giving notice, (A) the information required to be provided pursuant to clauses (2) through (5) of Section 00 above, and the supplement referenced in the second sentence of Section 00 above (except that the references to “business” in such clauses shall instead refer to nominations of directors for purposes of this paragraph), and (B) a statement whether either such stockholder or Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of a number of the corporation’s voting shares reasonably believed by such stockholder or Stockholder Associated Person to be necessary to elect or re-elect such nominee(s) (such information provided and statements made as required by clauses (A) and (B) above, a “Nominee Solicitation Statement”).

(c)    At the request of the board of directors, any person nominated by a stockholder for election or re-election as a director must furnish to the secretary of the corporation (1) that information required to be set forth in the stockholder’s notice of nomination of such person as a director as of a date subsequent to the date on which the notice of such person’s nomination was given and (2) such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director or audit committee financial expert of the corporation under applicable law, securities exchange rule or regulation, or any publicly-disclosed corporate governance guideline or committee charter of the corporation and (3) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee; in the absence of the furnishing of such information if requested, such stockholder’s nomination shall not be considered in proper form pursuant to this Section 00.

(d)    Without exception, no person shall be eligible for election or re-election as a director of the corporation at an annual meeting of stockholders unless nominated in accordance with the provisions set forth in this Section 00. In addition, a nominee shall not be eligible for election or re-election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that a nomination was not made in accordance with the provisions prescribed by these bylaws, and if the chairperson should so determine, he or she shall so declare at the annual meeting, and the defective nomination shall be disregarded.

(iii)    Advance Notice of Director Nominations for Special Meetings.

(a)    For a special meeting of stockholders at which directors are to be elected or re-elected, nominations of persons for election or re-election to the board of directors shall be made only (1) by or at the direction of the board of directors or (2) by any stockholder of the corporation who (A) is a stockholder of record at the time of the giving of the notice required by this Section 00 and on the record date for the determination of stockholders entitled to vote at the special meeting and (B) delivers a timely written notice of the nomination to the secretary of the corporation that includes the information set forth in Sections 00 and 0 above. To be timely, such notice must be received by the secretary at the principal executive offices of the corporation not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected or re-elected at such meeting. A person shall not be eligible for election or re-election as a director at a special meeting unless the person is nominated (i) by or at the direction of the board of directors or (ii) by a stockholder in accordance with the notice procedures set forth in this Section 00. In addition, a nominee shall not be eligible for election or re-election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading.

(b)    The chairperson of the special meeting shall, if the facts warrant, determine and declare at the meeting that a nomination or business was not made in accordance with the procedures prescribed by these bylaws, and if the chairperson should so determine, he or she shall so declare at the meeting, and the defective nomination or business shall be disregarded.

(iv)    Other Requirements and Rights. In addition to the foregoing provisions of this Section 0, a stockholder must also comply with all applicable requirements of state law and of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this Section 0.  Nothing in this Section 0 shall be deemed to affect any rights of:

(a)    a stockholder to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the 1934 Act; or

(b)    the corporation to omit a proposal from the corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the 1934 Act.

2.5     NOTICE OF STOCKHOLDERS’ MEETINGS

Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise provided in the DGCL, the certificate of incorporation or these bylaws, the written notice of any meeting of stockholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.

2.6     QUORUM

The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders.  Where a separate vote by a class or series or classes or series is required, a majority of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter, except as otherwise provided by law, the certificate of incorporation or these bylaws

If a quorum is not present or represented at any meeting of the stockholders, then either (i) the chairperson of the meeting, or (ii) the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

2.7     ADJOURNED MEETING; NOTICE

When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the board of directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 213(a) of the DGCL and Section 0of these bylaws, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

2.8     CONDUCT OF BUSINESS

The chairperson of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of business.  The chairperson of any meeting of stockholders shall be designated by the board of directors; in the absence of such designation, the chairperson of the board, if any, the chief executive officer (in the absence of the chairperson) or the president (in the absence of the chairperson of the board and the chief executive officer), or in their absence any other executive officer of the corporation, shall serve as chairperson of the stockholder meeting.

2.9     VOTING

The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.0 of these bylaws, subject to Section 217 (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the DGCL.

Except as may be otherwise provided in the certificate of incorporation or these bylaws, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

Except as otherwise required by law, the certificate of incorporation or these bylaws, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Directors shall be elected by a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors, provided, however, that the directors shall be elected by a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors and cast in the election of directors at any meeting of stockholders for which (i) the secretary of the Company receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for director set forth in Section 2.4 of these Bylaws and (ii) such nomination has not been withdrawn by such stockholder on or prior to the tenth (10th) day preceding the date Company first mails its notice of meeting for such meeting to the stockholders.  Where a separate vote by a class or series or classes or series is required, in all matters other than the election of directors, the affirmative vote of the majority of shares of such class or series or classes or series present in person or represented by proxy at the meeting shall be the act of such class or series or classes or series, except as otherwise provided by law, the certificate of incorporation or these bylaws.

2.10     STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Subject to the rights of the holders of the shares of any series of Preferred Stock or any other class of stock or series thereof that have been expressly granted the right to take action by written consent, any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of stockholders of the corporation and may not be effected by any consent in writing by such stockholders.

2.11     RECORD DATES

In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the board of directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the board of directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.

If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the provisions of Section 213 of the DGCL and this Section 0 at the adjourned meeting.

In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

2.12     PROXIES

Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. A written proxy may be in the form of a telegram, cablegram, or other means of electronic transmission which sets forth or is submitted with information from which it can be determined that the telegram, cablegram, or other means of electronic transmission was authorized by the person.

2.13     LIST OF STOCKHOLDERS ENTITLED TO VOTE

The officer who has charge of the stock ledger of the corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date.  The stockholder list shall be arranged in alphabetical order and show the address of each stockholder and the number of shares registered in the name of each stockholder. The corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the corporation’s principal place of business. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

2.14     INSPECTORS OF ELECTION

Before any meeting of stockholders, the board of directors shall appoint an inspector or inspectors of election to act at the meeting or its adjournment. The number of inspectors shall be either one (1) or three (3). If any person appointed as inspector fails to appear or fails or refuses to act, then the chairperson of the meeting may, and upon the request of any stockholder or a stockholder’s proxy shall, appoint a person to fill that vacancy.

Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability.  The inspector or inspectors so appointed and designated shall (i) ascertain the number of shares of capital stock of the corporation outstanding and the voting power of each share, (ii) determine the shares of capital stock of the corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the corporation represented at the meeting and such inspector or inspectors’ count of all votes and ballots.

In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the corporation, the inspector or inspectors may consider such information as is permitted by applicable law. If there are three (3) inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all.

ARTICLE III — DIRECTORS

3.1     POWERS

The business and affairs of the corporation shall be managed by or under the direction of the board of directors, except as may be otherwise provided in the DGCL or the certificate of incorporation.

3.2     NUMBER OF DIRECTORS

The board of directors shall consist of one or more members, each of whom shall be a natural person. Unless the certificate of incorporation fixes the number of directors, the number of directors shall be determined from time to time solely by resolution of the board of directors. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3     ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS

Except as provided in Section 0 of these bylaws, each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws. The certificate of incorporation or these bylaws may prescribe other qualifications for directors.

3.4     RESIGNATION AND VACANCIES

Any director may resign at any time upon notice given in writing or by electronic transmission to the corporation; provided, however, that if such notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the director. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. Acceptance of such resignation shall not be necessary to make it effective.  A resignation which is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable. Unless otherwise provided in the certificate of incorporation or these bylaws, when one or more directors resign from the board of directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

Unless otherwise provided in the certificate of incorporation or these bylaws, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. If the directors are divided into classes, a person so elected by the directors then in office to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified.

If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole board of directors (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the voting stock at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the DGCL as far as applicable.

3.5     PLACE OF MEETINGS; MEETINGS BY TELEPHONE

The board of directors may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.6     REGULAR MEETINGS

Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board of directors.

3.7     SPECIAL MEETINGS; NOTICE

Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairperson of the board of directors, the chief executive officer, the president, the secretary or a majority of the authorized number of directors, at such times and places as he or she or they shall designate.

Notice of the time and place of special meetings shall be:

(i)     delivered personally by hand, by courier or by telephone;

(ii)    sent by United States first-class mail, postage prepaid;

(iii)   sent by facsimile; or

(iv)   sent by electronic mail,

directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the corporation’s records.

If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or (iii) sent by electronic mail, it shall be delivered or sent at least 24 hours before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. Any oral notice may be communicated to the director. The notice need not specify the place of the meeting (if the meeting is to be held at the corporation’s principal executive office) nor the purpose of the meeting.

3.8     QUORUM; VOTING

At all meetings of the board of directors, a majority of the total authorized number of directors shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, except as may be otherwise specifically provided by statute, the certificate of incorporation or these bylaws.  In the event a director or directors abstain or are disqualified from a vote, the majority vote of the director or the directors thereof not abstaining or disqualified from voting, whether or not such director or directors constitute a quorum, shall be the act of the board of directors.

If the certificate of incorporation provides that one or more directors shall have more or less than one vote per director on any matter, every reference in these bylaws to a majority or other proportion of the directors shall refer to a majority or other proportion of the votes of the directors.

3.9     BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board of directors or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board of directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.10     FEES AND COMPENSATION OF DIRECTORS

Unless otherwise restricted by the certificate of incorporation or these bylaws, the board of directors shall have the authority to fix the compensation of directors.

3.11     REMOVAL OF DIRECTORS

A director may be removed from office by the stockholders of the corporation only for cause.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

ARTICLE IV — COMMITTEES

4.1     COMMITTEES OF DIRECTORS

The board of directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.  In the event a member or members of a committee abstain or are disqualified from a vote, the majority vote of the member or members thereof not abstaining or disqualified from voting, whether or not such member or members constitute a quorum, shall be the act of such committee. Any such committee, to the extent provided in the resolution of the board of directors or in these bylaws, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaw of the corporation.

4.2     COMMITTEE MINUTES

Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

4.3     MEETINGS AND ACTION OF COMMITTEES

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:

(i)    Section 0 (place of meetings and meetings by telephone);

(ii)   Section 0 (regular meetings);

(iii)  Section 0 (special meetings; notice);

(iv)  Section 0 (quorum; voting);

(v)   Section 0 (action without a meeting); and

(vi)  Section 0 (waiver of notice)

with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members. However:

(i)    the time of regular meetings of committees may be determined by resolution of the committee;

(ii)   special meetings of committees may also be called by resolution of the committee; and

(iii)  notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

Any provision in the certificate of incorporation providing that one or more directors shall have more or less than one vote per director on any matter shall apply to voting in any committee or subcommittee, unless otherwise provided in the certificate of incorporation or these bylaws.

4.4     SUBCOMMITTEES

Unless otherwise provided in the certificate of incorporation, these bylaws or the resolutions of the board of directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

ARTICLE V — OFFICERS

5.1     OFFICERS

The officers of the corporation shall be a president and a secretary. The corporation may also have, at the discretion of the board of directors, a chairperson of the board of directors, a vice chairperson of the board of directors, a chief executive officer, a chief financial officer or treasurer, one or more vice presidents, one or more assistant vice presidents, one or more assistant treasurers, one or more assistant secretaries, and any such other officers as may be appointed in accordance with the provisions of these bylaws. Any number of offices may be held by the same person.

5.2     APPOINTMENT OF OFFICERS

The board of directors shall appoint the officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 0 of these bylaws, subject to the rights, if any, of an officer under any contract of employment.  A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in this Section 5 for the regular election to such office.

5.3     SUBORDINATE OFFICERS

The board of directors may appoint, or empower the chief executive officer or, in the absence of a chief executive officer, the president, to appoint, such other officers and agents as the business of the corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the board of directors may from time to time determine.

5.4     REMOVAL AND RESIGNATION OF OFFICERS

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the board of directors at any regular or special meeting of the board of directors or, except in the case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

Any officer may resign at any time by giving written or electronic notice to the corporation; provided, however, that if such notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the officer. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

5.5     VACANCIES IN OFFICES

Any vacancy occurring in any office of the corporation shall be filled by the board of directors or as provided in Section 0.

5.6     REPRESENTATION OF SHARES OF OTHER CORPORATIONS

The chairperson of the board of directors, the president, any vice president, the treasurer, the secretary or assistant secretary of this corporation, or any other person authorized by the board of directors or the president or a vice president, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

5.7     AUTHORITY AND DUTIES OF OFFICERS

All officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the board of directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the board of directors.

5.8     THE CHAIRPERSON OF THE BOARD

The chairperson of the board shall have the powers and duties customarily and usually associated with the office of the chairperson of the board. The chairperson of the board shall preside at meetings of the stockholders and of the board of directors.

5.9     THE VICE CHAIRPERSON OF THE BOARD

The vice chairperson of the board shall have the powers and duties customarily and usually associated with the office of the vice chairperson of the board.  In the case of absence or disability of the chairperson of the board, the vice chairperson of the board shall perform the duties and exercise the powers of the chairperson of the board.

5.10    THE CHIEF EXECUTIVE OFFICER

The chief executive officer shall have, subject to the supervision, direction and control of the board of directors, ultimate authority for decisions relating to the supervision, direction and management of the affairs and the business of the corporation customarily and usually associated with the position of chief executive officer, including, without limitation, all powers necessary to direct and control the organizational and reporting relationships within the corporation.  If at any time the office of the chairperson and vice chairperson of the board shall not be filled, or in the event of the temporary absence or disability of the chairperson of the board and the vice chairperson of the board, the chief executive officer shall perform the duties and exercise the powers of the chairperson of the board unless otherwise determined by the board of directors.

5.11    THE PRESIDENT

The president shall have, subject to the supervision, direction and control of the board of directors, the general powers and duties of supervision, direction and management of the affairs and business of the corporation customarily and usually associated with the position of president.  The president shall have such powers and perform such duties as may from time to time be assigned to him or her by the board of directors, the chairperson of the board or the chief executive officer.  In the event of the absence or disability of the chief executive officer, the president shall perform the duties and exercise the powers of the chief executive officer unless otherwise determined by the board of directors.

5.12    THE VICE PRESIDENTS AND ASSISTANT VICE PRESIDENTS

Each vice president and assistant vice president shall have such powers and perform such duties as may from time to time be assigned to him or her by the board of directors, the chairperson of the board, the chief executive officer or the president.

5.13    THE SECRETARY AND ASSISTANT SECRETARIES

(i)    The secretary shall attend meetings of the board of directors and meetings of the stockholders and record all votes and minutes of all such proceedings in a book or books kept for such purpose.  The secretary shall have all such further powers and duties as are customarily and usually associated with the position of secretary or as may from time to time be assigned to him or her by the board of directors, the chairperson of the board, the chief executive officer or the president.

(ii)    Each assistant secretary shall have such powers and perform such duties as may from time to time be assigned to him or her by the board of directors, the chairperson of the board, the chief executive officer, the president or the secretary.  In the event of the absence, inability or refusal to act of the secretary, the assistant secretary (or if there shall be more than one, the assistant secretaries in the order determined by the board of directors) shall perform the duties and exercise the powers of the secretary.

5.14    THE CHIEF FINANCIAL OFFICER AND ASSISTANT TREASURERS

(i)    The chief financial officer shall be the treasurer of the corporation.  The chief financial officer shall have custody of the corporation’s funds and securities, shall be responsible for maintaining the corporation’s accounting records and statements, shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall deposit or cause to be deposited moneys or other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.  The chief financial officer shall also maintain adequate records of all assets, liabilities and transactions of the corporation and shall assure that adequate audits thereof are currently and regularly made.  The chief financial officer shall have all such further powers and duties as are customarily and usually associated with the position of chief financial officer, or as may from time to time be assigned to him or her by the board of directors, the chairperson, the chief executive officer or the president.

(ii)    Each assistant treasurer shall have such powers and perform such duties as may from time to time be assigned to him or her by the board of directors, the chief executive officer, the president or the chief financial officer.  In the event of the absence, inability or refusal to act of the chief financial officer, the assistant treasurer (or if there shall be more than one, the assistant treasurers in the order determined by the board of directors) shall perform the duties and exercise the powers of the chief financial officer.

ARTICLE VI — STOCK

6.1     STOCK CERTIFICATES; PARTLY PAID SHARES

The shares of the corporation shall be represented by certificates, provided that the board of directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the corporation by the chairperson of the board of directors or vice-chairperson of the board of directors, or the president or a vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The corporation shall not have power to issue a certificate in bearer form.

The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly-paid shares, or upon the books and records of the corporation in the case of uncertificated partly-paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully-paid shares, the corporation shall declare a dividend upon partly-paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

6.2     SPECIAL DESIGNATION ON CERTIFICATES

If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this section 0 or Sections 156, 202(a) or 218(a) of the DGCL or with respect to this section 0 a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

6.3     LOST, STOLEN OR DESTROYED CERTIFICATES

Except as provided in this Section 0, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

6.4     DIVIDENDS

The board of directors, subject to any restrictions contained in the certificate of incorporation or applicable law, may declare and pay dividends upon the shares of the corporation’s capital stock. Dividends may be paid in cash, in property, or in shares of the corporation’s capital stock, subject to the provisions of the certificate of incorporation.

The board of directors may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.

6.5     TRANSFER OF STOCK

Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by an attorney duly authorized, and, if such stock is certificated, upon the surrender of a certificate or certificates for a like number of shares, properly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer; provided, however, that such succession, assignment or authority to transfer is not prohibited by the certificate of incorporation, these bylaws, applicable law or contract.

6.6     STOCK TRANSFER AGREEMENTS

The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

6.7     REGISTERED STOCKHOLDERS

The corporation:

(i)    shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner;

(ii)   shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares; and

(iii)  shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII — MANNER OF GIVING NOTICE AND WAIVER

7.1     NOTICE OF STOCKHOLDERS’ MEETINGS

Notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the corporation’s records. An affidavit of the secretary or an assistant secretary of the corporation or of the transfer agent or other agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

7.2     NOTICE BY ELECTRONIC TRANSMISSION

Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the certificate of incorporation or these bylaws, any notice to stockholders given by the corporation under any provision of the DGCL, the certificate of incorporation or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any such consent shall be deemed revoked if:

(i)    the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent; and

(ii)   such inability becomes known to the secretary or an assistant secretary of the corporation or to the transfer agent, or other person responsible for the giving of notice.

However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Any notice given pursuant to the preceding paragraph shall be deemed given:

(i)    if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(ii)   if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;

(iii)  if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

(iv)  if by any other form of electronic transmission, when directed to the stockholder.

An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

7.3     NOTICE TO STOCKHOLDERS SHARING AN ADDRESS

Except as otherwise prohibited under the DGCL, without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the corporation under the provisions of the DGCL, the certificate of incorporation or these bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any stockholder who fails to object in writing to the corporation, within 60 days of having been given written notice by the corporation of its intention to send the single notice, shall be deemed to have consented to receiving such single written notice.

7.4     NOTICE TO PERSON WITH WHOM COMMUNICATION IS UNLAWFUL

Whenever notice is required to be given, under the DGCL, the certificate of incorporation or these bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

7.5     WAIVER OF NOTICE

Whenever notice is required to be given to stockholders, directors or other persons under any provision of the DGCL, the certificate of incorporation or these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders or the board of directors, as the case may be, need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these bylaws.

ARTICLE VIII — INDEMNIFICATION

8.1     Indemnification of Directors and Officers in Third Party Proceedings

Subject to the other provisions of this Article VIII, the corporation shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director of the corporation or an officer of the corporation, or while a director of the corporation or officer of the corporation is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

8.2     Indemnification of Directors and Officers in Actions by or in the Right of the CORPORATION

Subject to the other provisions of this Article VIII, the corporation shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation, or while a director or officer of the corporation is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

8.3     Successful Defense

To the extent that a present or former director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Section 0 or Section 0, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

8.4     Indemnification of Others

Subject to the other provisions of this Article VIII, the corporation shall have power to indemnify its employees and its agents to the extent not prohibited by the DGCL or other applicable law. The board of directors shall have the power to delegate the determination of whether employees or agents shall be indemnified to such person or persons as the board of determines.

8.5     Advanced Payment of Expenses

Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any Proceeding shall be paid by the corporation in advance of the final disposition of such Proceeding upon receipt of a written request therefor (together with documentation reasonably evidencing such expenses) and an undertaking by or on behalf of the person to repay such amounts if it shall ultimately be determined that the person is not entitled to be indemnified under this Article VIII or the DGCL. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems reasonably appropriate and shall be subject to the corporation’s expense guidelines. The right to advancement of expenses shall not apply to any claim for which indemnity is excluded pursuant to these bylaws, but shall apply to any Proceeding referenced in Section 0 or 0 prior to a determination that the person is not entitled to be indemnified by the corporation.

8.6     Limitation on Indemnification

Subject to the requirements in Section 0 and the DGCL, the corporation shall not be obligated to indemnify any person pursuant to this Article VIII in connection with any Proceeding (or any part of any Proceeding):

(i)    for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(ii)   for an accounting or disgorgement of profits pursuant to Section 16(b) of the 1934 Act, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);

(iii)  for any reimbursement of the corporation by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the corporation, as required in each case under the 1934 Act (including any such reimbursements that arise from an accounting restatement of the corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the corporation of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements);

(iv)  initiated by such person against the corporation or its directors, officers, employees, agents or other indemnitees, unless (a) the board of directors authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (b) the corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the corporation under applicable law, (c) otherwise required to be made under Section 0 or (d) otherwise required by applicable law; or

(v)   if prohibited by applicable law; provided, however, that if any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Article VIII (including, without limitation, each portion of any paragraph or clause containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of any paragraph or clause containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforcebable.

8.7     Determination; Claim

If a claim for indemnification or advancement of expenses under this Article VIII is not paid in full within 90 days after receipt by the corporation of the written request therefor, the claimant shall be entitled to an adjudication by a court of competent jurisdiction of his or her entitlement to such indemnification or advancement of expenses. The corporation shall indemnify such person against any and all expenses that are incurred by such person in connection with any action for indemnification or advancement of expenses from the corporation under this Article VIII, to the extent such person is successful in such action, and to the extent not prohibited by law. In any such suit, the corporation shall, to the fullest extent not prohibited by law, have the burden of proving that the claimant is not entitled to the requested indemnification or advancement of expenses.

8.8     Non-Exclusivity of Rights

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the certificate of incorporation or any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advancement of expenses, to the fullest extent not prohibited by the DGCL or other applicable law.

8.9     Insurance

The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of the DGCL.

8.10     Survival

The rights to indemnification and advancement of expenses conferred by this Article VIII shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

8.11     Effect of Repeal or Modification

Any amendment, alteration or repeal of this Article VIII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to such amendment, alteration or repeal.

8.12     Certain Definitions

For purposes of this Article VIII, references to the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article VIII.

ARTICLE IX — GENERAL MATTERS

9.1     EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS

Except as otherwise provided by law, the certificate of incorporation or these bylaws, the board of directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute any document or instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

9.2     FISCAL YEAR

The fiscal year of the corporation shall be fixed by resolution of the board of directors and may be changed by the board of directors.

9.3     SEAL

The corporation may adopt a corporate seal, which shall be adopted and which may be altered by the board of directors. The corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

9.4     CONSTRUCTION; DEFINITIONS

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both an entity and a natural person.

ARTICLE X — AMENDMENTS

These bylaws may be adopted, amended or repealed by the stockholders entitled to vote~~; provided, however, that the affirmative vote of the holders of at least 66 2/3% of the total voting power of outstanding voting securities, voting together as a single class, shall be required for the stockholders of the corporation to alter, amend or repeal, or adopt any bylaw inconsistent with, the following provisions of these bylaws: Article II, Sections 3.1, 3.2, 3.4 and 3.11 of Article III, Article VIII and this Article X (including, without limitation, any such Article or Section as renumbered as a result of any amendment, alteration, change, repeal, or adoption of any other Bylaw)~~.  The board of directors shall also have the power to adopt, amend or repeal bylaws; provided, however, that a bylaw amendment adopted by stockholders which specifies the votes that shall be necessary for the election of directors shall not be further amended or repealed by the board of directors.

ARTICLE XI — EXCLUSIVE FORUM

Unless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director or officer or other employee of the corporation to the corporation or the corporation’s stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (iii) any action asserting a claim against the corporation or any current or former director or officer or other employee of the corporation arising pursuant to any provision of the DGCL or the certificate of incorporation or these bylaws (as either may be amended from time to time), (iv) any action asserting a claim related to or involving the corporation that is governed by the internal affairs doctrine, or (v) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL shall be a state court within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).

Tesla vote 01 - Ira Ehrenpreis 02 - Kathleen Wilson- Thompson For Against Abstain For Against Abstain 1 U P X Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 031VWC + + Proposals — The Board recommends a vote FOR all nominees in Proposal 1, FOR Proposals 2-6, and AGAINST A Proposals 7-8. 2. Tesla proposal to approve the Tesla, Inc. 2019 Equity Incentive Plan 3. Tesla proposal to approve the Tesla, Inc. 2019 Employee Stock Purchase Plan 1. Election of two Class III Director Nominees of Tesla: For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below 4. Tesla proposal to approve and adopt amendments to certificate of incorporation and bylaws to eliminate applicable supermajority voting requirements 5. Tesla proposal to approve amendment to bylaws to reduce director terms from three years to two years 6. Tesla proposal to ratify the appointment of PricewaterhouseCoopers LLP as Tesla’s independent registered public accounting firm for the fiscal year ending December 31, 2019 7. Stockholder proposal regarding a public policy committee q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Annual Meeting Proxy Card For Against Abstain 8. Stockholder proposal regarding simple majority voting provisions in governing documents 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 1234 5678 9012 345 MMMMMMMMM MMMMMMMMMMMMMMM 4 1 6 6 1 6 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 MMMMMMMMMMMM M MMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext If no electronic voting, delete QR code and control # Δ ≈ You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/TSLA or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/TSLA Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Votes submitted electronically must be received by 1:00 a.m., Central Time, on June 11, 2019. Your vote matters – here’s how to vote!

Notice of 2019 Annual Meeting of Stockholders Computer History Museum - 1401 N. Shoreline Blvd, Mountain View, CA 94043 This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting – June 11, 2019 at 2:30 p.m. PDT Elon Musk, Zachary Kirkhorn and Jonathan Chang, or any of them, each with the power of substitution, are hereby authorized to represent as proxies and vote with respect to the proposals set forth on the reverse side and in the discretion of such proxies on all other matters that may be properly presented for action all shares of stock of Tesla, Inc. the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 2:30 p.m. Pacific Time on Tuesday, June 11, 2019, or any postponement, adjournment or continuation thereof, and instructs said proxies to vote as specified on the reverse side. Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees in Proposal 1, FOR Proposals 2-6, and AGAINST Proposals 7-8. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the annual meeting. (Items to be voted appear on reverse side.) Proxy — Tesla, Inc. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q C Non-Voting Items + + Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. 2019 Annual Meeting Admission Ticket 2019 Annual Meeting of Tesla, Inc. Stockholders Tuesday, June 11, 2019 at 2:30 p.m. PDT Computer History Museum 1401 N. Shoreline Blvd, Mountain View, CA 94043 Upon arrival, please present this admission ticket and photo identification at the registration desk. From San Jose via US-101 North • 20 Minutes - 15 Miles • Take US-101 North toward San Francisco. • Take Shoreline Blvd exit. • Turn right onto Shoreline Blvd. • Cross through intersection. • Museum is on your right. From San Francisco via US-101 South • 40 Minutes - 35 Miles • Take US-101 South toward San Jose. • Take Shoreline Blvd exit. • Turn left onto Shoreline Blvd. • Cross through intersection. • Museum is on your right. From East Bay via I-880 South • 25 Minutes - 20 Miles • Take I-880 South toward San Jose. • Merge onto CA-237 West toward Mountain View. • Merge onto US-101 North toward San Francisco. • Take Shoreline Blvd exit. • Turn right onto Shoreline Blvd. • Cross through intersection. • Museum is on your right. From Saratoga via CA-85 North • 15 Minutes - 12 Miles • Take CA-85 North towards San Francisco. • Take Shoreline Blvd exit. • Turn right onto Shoreline Blvd. • Cross through intersection. • Museum is on your right.